Filed with the Securities and Exchange Commission on March 12, 1996

                                                             File No.  33-5501
                                                             File No. 811-4663
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

     Pre-Effective Amendment No. __                   _
     Post-Effective Amendment No. 15                  x

                                       and

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No. 17                                 x

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                 ---------------------------------------------
            (Formerly The Rodney Square Benchmark U.S. Treasury Fund)
               (Exact Name of Registrant as Specified in Charter)

    RODNEY SQUARE NORTH, 1100 NORTH MARKET STREET, WILMINGTON, DE 19890-0001
    ------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, including Area Code:  (302) 651-8280

                             Marilyn Talman, Esquire
                      Rodney Square Management Corporation
                  Rodney Square North, 1100 North Market Street
                              Wilmington, DE  19890-0001
                  ---------------------------------------------
                     (Name and Address of Agent for Service)

It is proposed that this filing will become effective

      X   immediately upon filing pursuant to paragraph (b)
     __   on ____________ pursuant to paragraph (b)
     __   60 days after filing pursuant to paragraph (a)(1)
     __   on                   pursuant to paragraph (a)(1)
     __   75 days after filing pursuant to paragraph (a)(2)
     __   on                  pursuant to paragraph (a)(2) of Rule 485.

If appropriate, check the following box:

     __   This post-effective amendment designates a new effective date for a previously filed post-effective amendment.

Registrant has filed a declaration registering an indefinite amount of securities pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended. Registrant filed the notice required by Rule 24f-2 for its fiscal year ended October 31, 1995 on or about December 21, 1995.

             TOTAL NUMBER OF PAGES: ____ EXHIBIT INDEX ON PAGE: ____

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

       CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933
       ================================================================

Title of                      Proposed         Proposed
Securities     Amount         Maximum          Maximum           Amount of
Being          Being          Offering Price   Aggregate         Registration
Registered     Registered     Per Share        Offering Price    Fee
----------     ----------     --------------   --------------    ------------

Shares of
Beneficial
Interest of
Municipal
Income
Portfolio       148,687        $13.11           $290,000*         $100.00*

Shares of
Beneficial
Interest of
Diversified
Income
Portfolio       444,330       -                -                 -


The fee for the above shares to be registered by this filing has been computed on the basis of the price in effect on March 4, 1996 for the Municipal Income Portfolio.


* Calculation of the proposed maximum aggregate offering price has been made pursuant to Rule 24e-2 under the Investment Company Act of 1940. During its fiscal year ended October 31, 1995, Registrant redeemed or repurchased shares of beneficial interest in the aggregate amount of 680,985 shares ($8,521,297). During its current fiscal year, Registrant used 110,088 shares ($1,366,358) of this amount for a reduction pursuant to paragraph (c) of Rule 24f-2 under the Investment Company Act of 1940. Registrant is filing this post-effective amendment to use the remaining 570,897 shares ($7,154,939) of the total redemptions and repurchases during its fiscal year ended October 31, 1995 to reduce the fee that would otherwise be required for the shares registered hereby. During its current fiscal year Registrant has filed no other post-effective amendments for the purpose of the reduction pursuant to paragraph (a) of Rule 24e-2.

                              CROSS-REFERENCE SHEET

                  THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                           Items Required By Form N-1A

                              PART A - PROSPECTUS*

ITEM NO.       ITEM CAPTION             PROSPECTUS CAPTION
--------       ------------             ------------------
  1.           Cover Page               Cover Page
  2.           Synopsis                 Expense Table
                                        Questions and Answers about the
                                          Portfolios
  3.           Condensed Financial      Financial Highlights
                 Information            Performance Information
  4.           General Description      Questions and Answers about the
                 of Registrant            Portfolios
                                        Investment Objective and Policies
                                        Description of the Fund
                                        Appendix
  5.           Management of the Fund   Questions and Answers about the
                                          Portfolios
                                        Management of the Fund
  5A.          Management's Discussion  [Contained in Fund's Annual Report,
                 of Fund Performance      President's Letter]
  6.           Capital Stock and        Questions and Answers about the
                 Other Securities         Portfolios
                                        Dividends, Other Distributions
                                          and Taxes
                                        Description of the Fund
  7.           Purchase of Securities   Questions and Answers about the
                 Being Offered            Portfolios
                                        How Net Asset Value is Determined
                                        Purchase of Shares
                                        Management of the Fund
  8.           Redemption or            Questions and Answers about the
               Repurchase                 Portfolios
                                        Shareholder Accounts
                                        Redemption of Shares
                                        Exchange of Shares
  9.           Pending Legal            Not Applicable
                 Proceedings

                              CROSS-REFERENCE SHEET

                  THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                     Items Required By Form N-1A (continued)

                  PART B - STATEMENT OF ADDITIONAL INFORMATION*

                                          CAPTION IN STATEMENT OF
ITEM NO.            ITEM CAPTION          ADDITIONAL INFORMATION
--------            ------------          -----------------------
  10.               Cover Page            Cover Page
  11.               Table of Contents     Table of Contents
  12.               General Information   Description of Fund
                      and History
  13.               Investment Objectives Investment Policies
                      and Policies        Special Considerations
                                          Investment Limitations
                                          Portfolio Turnover
                                          Appendix A
  14.               Management of the     Trustees and Officers
                      Registrant
  15.               Control Persons and   Trustees and Officers
                      Principal Holders   Other Information
                      of Securities
  16.               Investment Advisory   Wilmington Trust Company
                      and Other Services  Investment Advisory Services
                                          Administration, Accounting and
                                            Distribution Agreements and Rule
                                            12b-1 Plan
                                          Other Information
  17.               Brokerage Allocation  Portfolio Transactions
  18.               Capital Stock and     Redemptions
                      Other Securities    Description of the Fund
  19.               Purchase, Redemption  Redemptions
                      and Pricing of      Net Asset Value and Dividends
                      Securities Being
                      Offered
  20.               Tax Status            Taxes
  21.               Underwriters          Administration, Accounting and
                                            Distribution Agreements and Rule
                                            12b-1 Plan
  22.               Calculations of       Performance Information
                      Performance Data
  23.               Financial Statements  Financial Statements

[Graphic] Ceasar
   Rodney upon his
   galloping horse
   facing right,
   reverse image on
   dark background

   THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
------------------------------------------------------------------------------
    The Rodney Square Strategic Fixed-Income Fund (the "Fund") consists of two separate portfolios ("Portfolios"), The Rodney Square Diversified Income Portfolio (the "Diversified Income Portfolio") and The Rodney Square Municipal Income Portfolio (the "Municipal Income Portfolio"). The Diversified Income Portfolio seeks high total return, consistent with high current income, by investing principally in various types of investment grade fixed-income securities. The Municipal Income Portfolio seeks a high level of income exempt from federal income tax consistent with the preservation of capital.

                                  PROSPECTUS

                                 MARCH 1, 1996

    This Prospectus sets forth information about the Fund that you should know before investing. Please read and retain this document for future reference. A Statement of Additional Information (dated March 1, 1996) containing additional information about the Fund has been filed with the Securities and Exchange Commission and, as amended or supplemented from time to time, is incorporated by reference herein. A copy of the Statement of Additional Information including the Fund's most recent Annual Report to Shareholders may be obtained, without charge, from certain institutions such as banks or broker-dealers that have entered into servicing agreements ("Service Organizations") with Rodney Square Distributors, Inc., by calling the number below, or by writing to Rodney Square Distributors, Inc. at the address noted on the back cover of this Prospectus. Rodney Square Distributors, Inc. is a wholly owned subsidiary of Wilmington Trust Company, a bank chartered in the State of Delaware.

------------------------------------------------------------------------------
   FOR FURTHER INFORMATION OR ASSISTANCE IN OPENING AN ACCOUNT, PLEASE CALL:
      *    NATIONWIDE.......................................(800) 336-9970
------------------------------------------------------------------------------

SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, WILMINGTON TRUST COMPANY, NOR ARE THE SHARES INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------
EXPENSE TABLE
------------------------------------------------------------------------------
                                                  DIVERSIFIED    MUNICIPAL
                                                    INCOME         INCOME
                                                  PORTFOLIO      PORTFOLIO
                                                  -----------    ---------
SHAREHOLDER TRANSACTION COSTS*

Maximum sales load on purchases of shares
  (as a percentage of public offering
  price)....................................        3.50%          3.50%
                                                    ====           ====

ANNUAL PORTFOLIO OPERATING EXPENSES
  (as a percentage of average net assets)

Advisory Fee (after waiver)**...............        0.11%          0.00%

12b-1 Fee***................................        0.09%          0.10%

Other Expenses**:
  Administration and Accounting Services
    Expenses (after waiver)................. 0.24%          0.18%
  Other Operating Expenses.................. 0.31%          0.47%
                                             ----           ----
     Total Other Expenses...................        0.55%          0.65%
                                                    ----           ----
Total Operating Expenses (after waiver).....        0.75%          0.75%
                                                    ====           ====


EXAMPLE****

You would pay the following expenses on a $1,000 investment in each Portfolio assuming (1) 5% annual return and (2) redemption at the end of each time period:
     One year...............................       $42            $42
     Three years............................        58             58
     Five years.............................        75             75
     Ten years..............................       125            125

------------------------------
* Wilmington Trust Company ("WTC"), the Fund's Investment Adviser, and Service Organizations may charge their clients a fee for providing administrative or other services in connection with investments in Fund shares. See "Purchase of Shares" for additional information concerning volume reductions, sales load waivers and reduced sales load purchase plans.

** WTC waived a portion of its advisory fee with respect to the Diversified Income Portfolio during the fiscal year ended October 31, 1995. Without such waiver, the Advisory Fee and Total Operating Expenses would have been 0.50% and 1.14%, respectively, of the Portfolio's average daily net assets. WTC has undertaken to waive all or a portion of its advisory fee or reimburse the Diversified Income Portfolio monthly to the extent that the Portfolio's operating expenses (excluding taxes, extraordinary expenses, brokerage commissions and interest) exceed an annual rate of 0.75% through February, 1997. (See "Management of the Fund " for additional information.)


     WTC waived all of its advisory fee and Rodney Square Management Corporation ("RSMC") waived a portion of its administration and accounting services fee with respect to the Municipal Income Portfolio during the fiscal year ended October 31, 1995. Without such waivers, the Advisory Fee, Administration and Accounting Services Expenses, Total Other Expenses, and Total Operating Expenses would have been 0.48%, 0.40%, 0.87%, and 1.45%, respectively, of the Portfolio's average daily net assets. WTC has undertaken to waive all or a portion of its advisory fee and RSMC has agreed to waive a portion of its administration and accounting services fees with respect to the Municipal Income Portfolio, to the extent the Portfolio's operating expenses (excluding taxes, extraordinary expenses, brokerage commissions and interest) exceed an annual rate of 0.75% through February, 1997 (See "Management of the Fund" for additional information).


*** Long-term shareholders may pay more than the economic equivalent of the maximum front-end sales charge permitted by the National Association of Securities Dealers, Inc. rules regarding investment companies.

**** The assumption in the Example of a 5% annual return is required by regulations of the Securities and Exchange Commission applicable to all mutual funds; the assumed 5% annual return is not a prediction of, and does not represent, either Portfolio's projected or actual performance. In the Example, it is assumed that the investor was subject to the maximum sales load (3.50%) on his or her $1,000 investment.

The purpose of the preceding table is solely to aid shareholders and prospective investors in understanding the various expenses that investors in the Portfolios will bear directly or indirectly.

THE ABOVE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR PERFORMANCE. ACTUAL EXPENSES INCURRED AND RETURNS MAY BE GREATER OR LESSER THAN THOSE SHOWN.

------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------
The following tables include selected per share data and other performance information for each Portfolio throughout each period derived from the audited financial statements of the Rodney Square Strategic Fixed-Income Fund. They should be read in conjunction with the Fund's financial statements and notes thereto appearing in the Fund's Annual Report to Shareholders for the fiscal year ended October 31, 1995, which is included, together with the auditor's unqualified report, as part of the Fund's Statement of Additional Information.


                                                                    FOR THE
                                                                     PERIOD
                                                                 APRIL 2, 1991
                                                                 (COMMENCEMENT
                                                                       OF
                                                                   OPERATIONS)
                                        FOR THE FISCAL                 TO
                                   YEARS ENDED OCTOBER 31,        OCTOBER 31,
                              ---------------------------------- -------------
                                1995     1994      1993    1992      1991
                              -------  -------   -------  ------    -------

DIVERSIFIED INCOME PORTFOLIO

NET ASSET VALUE -
  BEGINNING OF PERIOD.......  $ 12.42 $ 13.48   $ 13.20  $ 12.86   $ 12.50

INVESTMENT OPERATIONS:
  Net investment income.....     0.83    0.71      0.76     0.83      0.48
  Net realized and
    unrealized gain (loss)
    on investments..........     0.66   (1.02)     0.39     0.37      0.36
                              ------- -------   -------  -------   -------
       Total from investment
         operations.........     1.49   (0.31)     1.15     1.20      0.84
                              ------- -------   -------  -------   -------
DISTRIBUTIONS:
  From net investment
    income..................    (0.83)  (0.71)    (0.76)   (0.83)    (0.48)
  From net realized gain
    on investments..........        _   (0.04)    (0.11)   (0.03)        _
                              ------- -------   -------  -------   -------
       Total distributions..    (0.83)  (0.75)    (0.87)   (0.86)    (0.48)
                              ------- -------   -------  -------   -------
NET ASSET VALUE -
  END OF PERIOD.............  $ 13.08 $ 12.42   $ 13.48  $ 13.20   $ 12.86
                              ======= =======   =======  =======   =======
TOTAL RETURN**..............    12.41%  (2.33)%    9.00%    9.58%     6.89%

RATIOS (TO AVERAGE NET
  ASSETS)/SUPPLEMENTAL DATA:
    Expenses***.............     0.65%   0.65%     0.65%    0.65%     0.89%*
    Net investment income...     6.56%   5.53%     5.65%    6.33%     6.64%*
Portfolio turnover rate.....   116.40%  43.77%    24.22%   27.37%    78.45%*
Net assets at end of
  period (000 omitted)......  $32,214 $31,721   $40,971  $30,152   $24,171

SENIOR SECURITIES:
Amount of reverse
  repurchase agreements
  outstanding at end of
  period (in thousands)....   $    0  $    0     $   0     $   0     $   0
Average daily amount of
  reverse repurchase
  agreements outstanding
   during the period
  (in thousands)...........   $    0  $    0     $   0     $   0     $ 162
Average daily number of
  shares outstanding
  during the period
  (in thousands)...........    2,492   2,960     2,660     2,109     1,279
Average daily amount
  of reverse repurchase
  agreements per share
  during the period........   $ 0.00  $ 0.00    $ 0.00    $ 0.00    $ 0.13

                                              FOR THE FISCAL YEARS
                                                ENDED OCTOBER 31,
                                             ----------------------
                                              1995           1994
                                             -------        -------
MUNICIPAL INCOME PORTFOLIO

NET ASSET VALUE - BEGINNING OF YEAR....      $ 11.64        $ 12.50

INVESTMENT OPERATIONS:
  Net investment income................         0.54           0.49
  Net realized and unrealized gain
    (loss) on investments..............         0.85          (0.86)
                                             -------        -------
     Total from investment operations..         1.39          (0.37)
                                             -------        -------
DISTRIBUTIONS:
  From net investment income...........        (0.54)         (0.49)
                                             -------        -------
NET ASSET VALUE - END OF YEAR..........      $ 12.49        $ 11.64
                                             =======        =======
TOTAL RETURN**.........................        12.23%         (3.05)%

RATIOS (TO AVERAGE NET ASSETS)/
  SUPPLEMENTAL DATA:
  Expenses****.........................         0.75%          0.75%
  Net investment income................         4.50%          4.13%

Portfolio turnover rate................        42.08%         21.95%
Net assets at end of year
  (000 omitted)........................      $16,570        $14,283



------------------------------
*    Annualized.

** These results do not include the sales load. If the sales load had been included, the returns would have been lower. The total return figure for the Diversified Income Portfolio for the fiscal period ended October 31, 1991 has not been annualized.


*** WTC reimbursed a portion of the Portfolio's expenses, exclusive of advisory fees, amounting to $0.032 per share for the fiscal period ended October 31, 1991. WTC waived a portion of its fees amounting to $0.063, $0.051 and $0.056 per share for the fiscal years ended October 31, 1995, 1994 and 1993, respectively. WTC and RSMC waived a portion of their fees amounting to $0.078 and $0.036 per share for the fiscal year ended October 31, 1992 and for the fiscal period ended October 31, 1991, respectively. If these expenses, including the advisory and accounting fees waived, had been incurred by the Portfolio, the annualized ratio of expenses to average daily net assets for the fiscal years ended October 31, 1995, 1994, 1993 and 1992, and for the fiscal period ended October 31, 1991, would have been 1.14%, 1.05%, 1.06%, 1.24% and 1.91%, respectively.

**** WTC  waived its entire advisory fee for the fiscal years ended  October
     31, 1995 and 1994, amounting to $0.057 and $0.059 per share, respectively. In addition, RSMC waived a portion of its fees for administration and accounting services amounting to $0.010 and $0.018 per share for the fiscal year ended October 31, 1995 and $0.010 and $0.037 per share for the fiscal year ended October 31, 1994. If these expenses had been incurred by the Portfolio, the annualized ratio of expenses to average daily net assets for the fiscal years ended October 31, 1995 and 1994, would have been 1.45% and 1.62%, respectively.


------------------------------------------------------------------------------
QUESTIONS AND ANSWERS ABOUT THE PORTFOLIOS
------------------------------------------------------------------------------
     The information provided in this section is qualified in its entirety by reference to the more detailed information elsewhere in this Prospectus.

WHAT ARE THE PORTFOLIOS' INVESTMENT OBJECTIVES?

          The Fund is an open-end, management investment company consisting of two separate diversified portfolios, the Diversified Income Portfolio and the Municipal Income Portfolio (each a "Portfolio" and collectively the "Portfolios"). The investment objectives of the Portfolios are as follows:

          DIVERSIFIED INCOME PORTFOLIO. This Portfolio seeks high total return, consistent with high current income, by investing principally in various types of investment grade fixed-income securities. (See "Investment Objectives and Policies - Diversified Income Portfolio.")

          MUNICIPAL INCOME PORTFOLIO. This Portfolio seeks a high level of income exempt from federal income tax consistent with the preservation of capital. (See "Investment Objectives and Policies - Municipal Income Portfolio.")

ARE  THERE  SPECIAL  CONSIDERATIONS OR RISKS  INVOLVED  IN  INVESTING  IN  THE
PORTFOLIOS?
          The value of each Portfolio's holdings of fixed-income securities generally varies inversely with the movement of market interest rates. Generally, if interest rates rise, prices of fixed-income securities fall; if interest rates fall, prices of fixed-income securities rise. In addition, the value of each Portfolio's holdings varies depending on the average duration and the credit quality of the holdings as well as general market factors. Generally, the longer the average duration of the holdings, the more fluctuations in value the Portfolio experiences when interest rates rise or fall.

          The Investment Adviser to the Portfolios may use options, futures contracts and (with respect to the Diversified Income Portfolio only) forward currency contracts to hedge against various market risks or to enhance potential gain. The use of options, futures contracts and forward currency contracts may entail special risks. (See "Appendix.")

          Depending on your tax bracket, your return from the Municipal Income Portfolio may be substantially higher than the after-tax return you would earn from comparable taxable investments. Shareholders pay no federal income tax on tax-exempt dividends paid by the Municipal Income Portfolio. However, those dividends may be subject to state and local income taxes. In addition, a portion of that Portfolio's dividends may be a tax preference item for purposes of the federal alternative minimum tax. Capital gain distributions from the Municipal Income Portfolio are subject to federal income tax, as well as state and local taxes. (See "Dividends, Other Distributions and Taxes.")

HOW CAN YOU BENEFIT BY INVESTING IN THE PORTFOLIOS RATHER THAN BY INVESTING DIRECTLY IN THE FIXED-INCOME SECURITIES HELD BY THOSE PORTFOLIOS?

          Investing in the Portfolios offers two key benefits.

          FIRST: Each Portfolio offers a way to keep money invested in a professionally managed portfolio of securities and at the same time to maintain daily liquidity. Of course, the proceeds to you upon redemption may be more or less than the cost of your shares. There are no minimum periods for investment and no fees will be charged upon redemption.

          SECOND: Investors in each Portfolio need not become involved with the detailed bookkeeping and operating procedures normally associated with direct investment in the fixed-income securities held by the Portfolios.

WHO IS THE INVESTMENT ADVISER?

          Wilmington Trust Company ("WTC") is the Investment Adviser to the Portfolios. (See "Management of the Fund.")

WHO IS THE ADMINISTRATOR, TRANSFER AGENT AND ACCOUNTING AGENT?

          Rodney Square Management Corporation ("RSMC"), a wholly owned subsidiary of WTC, serves as Administrator and Transfer Agent of the Portfolios and provides accounting services for the Fund. (See "Management of the Fund.")

WHO IS THE DISTRIBUTOR?

          Rodney Square Distributors, Inc. ("RSD"), another wholly owned subsidiary of WTC, serves as the Fund's Distributor. (See "Management of the Fund.")

HOW DO YOU PURCHASE SHARES OF THE PORTFOLIOS?

          Each Portfolio is designed as an investment vehicle for individual investors, corporations and other institutional investors. The Municipal Income Portfolio is not, however, appropriate for purchase by tax-exempt institutions and individual retirement accounts and pension or profit-sharing plans (which already provide tax-deferred income to their participants). Shares of each Portfolio may be purchased at their net asset value next determined after a purchase order is received by RSMC and accepted by RSD, plus a sales load equal to a maximum of 3.50% of the offering price, subject to certain waivers and reductions. The minimum initial investment is $1,000, but additional investments may be made in any amount.

          Shares of each Portfolio are offered on a continuous basis by RSD. Shares may be purchased directly from RSD, by clients of WTC through their trust accounts or by clients of certain institutions such as banks or broker-dealers that have entered into servicing agreements ("Service Organizations") with RSD through their accounts with those Service Organizations. Some Service Organizations may receive payments from RSD which are reimbursed by the Fund under a Plan of Distribution adopted with respect to each Portfolio pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Shares may also be purchased directly by wire or by mail. (See "Purchase of Shares.")

          The   Fund  and  RSD  reserve  the  right  to  reject  new   account
     applications and to close, by redemption, an account without a certified Social Security or other taxpayer identification number.

          Please call WTC, or your Service Organization or the number listed below for further information about the Portfolios or for assistance in opening an account.

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    *    NATIONWIDE.............................................(800) 336-9970
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HOW DO YOU REDEEM SHARES OF THE PORTFOLIOS?

          If you purchased shares of a Portfolio through an account at WTC or a Service Organization, you may redeem all or any of your shares in accordance with the instructions pertaining to that account. Other shareholders may redeem any or all of their shares by telephone or mail. There is no fee charged upon redemption. (See "Redemption of Shares.")

HOW ARE DIVIDENDS PAID?

        Income   dividends   for  each  Portfolio  are  declared   daily   and
   distributed monthly and net realized capital gains, if any, are distributed annually, after the close of the Fund's fiscal year (October
   31st). Shareholders may elect to receive dividends and/or other distributions in cash by checking the distribution option on the Application & New Account Registration form at the end of this Prospectus ("Application"). (See "Dividends, Other Distributions and Taxes.")

ARE EXCHANGE PRIVILEGES AVAILABLE?

        You may exchange all or a portion of your Portfolio shares for shares of the other Portfolio or for any of the other funds in the Rodney Square complex, subject to certain conditions. (See "Exchange of Shares.")

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INVESTMENT OBJECTIVES AND POLICIES
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DIVERSIFIED INCOME PORTFOLIO

     The Diversified Income Portfolio seeks high total return, consistent with high current income, by investing principally in various types of investment grade fixed-income securities.


     WTC expects to maintain a short to intermediate average duration for the Diversified Income Portfolio. Duration measures the impact of a change in interest rates on the value of the fixed-income securities held by the Portfolio, taking into account any possible calls or early redemptions. Under normal market conditions, the average dollar weighted duration of securities held by the Portfolio will fall within a range of 2 1/2 to 4 years.

     Under normal market conditions, the Diversified Income Portfolio invests at least 65% of its total assets in fixed-income securities. The composition of the Portfolio's holdings varies depending upon WTC's analysis of the fixed-income markets including, but not limited to, analysis of the most attractive segments of the yield curve, the relative value of different sectors of the fixed-income markets and expected trends in those markets. By maintaining a short to intermediate average duration, WTC seeks to protect the Portfolio's principal value by reducing fluctuations in value relative to those that may be experienced by income funds with longer average durations, although that strategy may reduce the level of income attained by the Portfolio. (See "Both Portfolios - Special Considerations or Risks.")

     Securities purchased by the Diversified Income Portfolio may be purchased on the basis of their yield or potential capital appreciation or both. Because WTC seeks to maintain a short to intermediate average duration, yield usually is a more significant component of the Portfolio's total return.

     The Diversified Income Portfolio invests only in investment grade securities which are rated, at the time of purchase, in the top four categories by a nationally recognized statistical rating organization such as Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services ("S&P ") or, if not rated, are determined by WTC to be of comparable quality. (See "Both Portfolios - Special Considerations or Risks" and the Statement of Additional Information for further information regarding ratings and the characteristics of securities rated in the top four rating categories.)

     The Portfolio may invest in: bank obligations; corporate bonds, notes and commercial paper; convertible securities; foreign government and private debt obligations; guaranteed investment contracts; mortgage-backed securities; municipal securities; participation interests; asset-backed securities; preferred stock; supranational agency debt obligations; and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government obligations"). Short-term debt obligations in which the Portfolio may invest include certificates of deposit, time deposits, bankers' acceptances, commercial paper rated, at the time of purchase, in the highest category by a nationally recognized statistical rating organization, such as Moody's or S&P or, if not rated, determined by WTC to be of comparable quality and U.S. Government obligations. The Portfolio may also engage in the following investment strategies: entering into repurchase agreements fully collateralized by U.S. Government obligations and reverse repurchase agreements; purchasing and writing or selling options, futures contracts, options on futures contracts or forward currency contracts; short selling; and lending portfolio securities. (See "Appendix.")

     When in WTC's judgment, economic or market conditions make pursuing the Diversified Income Portfolio's basic investment strategy inconsistent with the best interests of its shareholders, WTC may temporarily use alternative strategies. In implementing these strategies, the Portfolio may invest in longer term fixed-income securities or short-term debt obligations such that the Portfolio's overall average duration falls within a range of 0 to 6 years.

MUNICIPAL INCOME PORTFOLIO

     The Municipal Income Portfolio seeks a high level of income exempt from federal income tax consistent with the preservation of capital. As a fundamental policy, under normal market conditions, the Municipal Income Portfolio seeks to achieve this objective by investing at least 80% of its net assets in a diversified portfolio of municipal securities providing interest income that is exempt, in the opinion of counsel for the issuer, from federal income tax.

     WTC expects to maintain an intermediate average duration for the Municipal Income Portfolio. Duration measures the impact of a change in interest rates on the value of the fixed-income securities held by the Portfolio, taking into account any possible calls or early redemptions. Under normal market conditions, the average dollar weighted duration of securities held by the Portfolio will fall within a range of 4 to 8 years.

     Under normal market conditions, the Municipal Income Portfolio invests at least 65% of its total assets in fixed-income securities. The composition of the Portfolio's holdings varies depending upon WTC's analysis of the municipal securities market including, but not limited to, analysis of the most attractive segments of the yield curve, the relative value of different market sectors and supply versus demand pressures. By maintaining an intermediate average duration and maturity, WTC seeks to protect the Portfolio's principal value by reducing the fluctuations in value relative to those that may be experienced by municipal funds with longer average durations and maturities, although that strategy may limit the level of income attained by the Portfolio as compared to income that may be attained from securities with longer durations and maturities. (See "Both Portfolios - Special Considerations or Risks.")

     The Municipal Income Portfolio invests only in investment grade securities which are rated, at the time of purchase, in the top four categories by a nationally recognized statistical rating organization such as Moody's or S&P or, if not rated, are determined by WTC to be of comparable quality. (See "Both Portfolios - Special Considerations or Risks" and the Statement of Additional Information for further information regarding ratings and the characteristics of securities rated in the top four rating categories.)

     Additionally, the Portfolio may invest without limit in municipal securities issued to finance private activities, the interest on which is a tax preference item for purposes of the federal alternative minimum tax ("private activity securities"). The Portfolio expects to invest 100% of its net assets in municipal securities that provide interest income that is exempt from regular federal income tax; however, up to 20% of its net assets may be invested in other types of fixed-income securities that provide federally taxable income, such as U.S. Government obligations, bank obligations or corporate bonds, under certain market conditions. The Portfolio may also enter into repurchase agreements and invest in investment companies that seek to maintain a stable net asset value (money market funds). Reverse repurchase agreements, lending portfolio securities, short selling and buying or selling options and futures contracts, that may generate federally taxable income or capital gains.

     When in WTC's judgment, economic or market conditions make pursuing the Municipal Income Portfolio's basic investment strategy inconsistent with the best interests of its shareholders, WTC may temporarily use alternative defensive strategies, primarily designed to reduce fluctuations in the value of the Portfolio's assets. In implementing these defensive strategies, the Portfolio may invest in short-term municipal obligations (obligations that have maturities no longer than one year from the time of purchase), including tax anticipation notes, bond anticipation notes, revenue anticipation notes and construction loan notes that are issued to meet the short-term funding requirements of local, regional and state governments. If short-term municipal obligations are not available, or overpriced relative to other types of fixed-income securities, the Portfolio may invest in taxable short-term debt obligations, including certificates of deposit, time deposits, bankers' acceptances, commercial paper rated in the highest category by a nationally recognized statistical rating organization such as Moody's or S&P or, if not rated, determined by WTC to be of comparable quality, U.S. Government obligations and repurchase agreements fully collateralized by U.S. Government obligations.

     The Municipal Income Portfolio will not invest more than 25% of its total assets in any one industry. Governmental issuers of municipal securities are not considered part of any industry. However, the 25% limitation does apply to municipal securities backed by the assets and revenues of non governmental users, such as the private operators of educational, hospital or housing facilities. WTC may determine that the yields available from concentrating in obligations in a particular market sector or political subdivision justifies the risk that the performance of the Portfolio may be adversely affected by economic, business, political and other developments related to that market sector or political subdivision. Under such market conditions, the Portfolio may invest more than 25% of its assets in sectors of the municipal securities market such as the health care or housing sectors, or in securities relating to any one political subdivision, such as a given state or U.S. territory, and will then be subject to any special risks attendant to that sector or jurisdiction. At any given point in time, the Portfolio may have more than 25% of its assets invested in one of the three general categories of municipal obligations - general obligation bonds, revenue or special obligation bonds and private activity bonds. (See "Appendix.")

     SPECIAL CONSIDERATIONS. Proposed tax legislation in recent years has included several provisions that may affect the supply of, and the demand for, tax-exempt municipal securities, as well as the tax-exempt nature of interest paid on those securities. If the availability of tax-exempt securities for investment or the value of the Municipal Income Portfolio's holdings could be materially affected by such changes in the law, the Trustees would reevaluate the Portfolio's investment objective and policies or consider the Portfolio's dissolution.

BOTH PORTFOLIOS

     Both Portfolios may invest in securities with fixed, variable or floating interest rates or in zero coupon securities. These securities may have various buy-back features that permit the Portfolios to recover principal by tendering the securities to the issuer or a third party. The Portfolios may also purchase participation interests in fixed-income securities or in pools of fixed-income securities. Certain of the securities purchased by the Portfolios may be considered illiquid; certain securities may be purchased on a when-issued or delayed delivery basis. For further information about the Portfolios' investments and investment strategies, see the Appendix to this Prospectus and the Statement of Additional Information.

     SPECIAL CONSIDERATIONS OR RISKS. Each Portfolio's net asset value per share will fluctuate, and an investor's redemption proceeds may be higher or lower than the cost of the shares. The value of the Portfolios' investments may change in response to changes in interest rates and the relative financial strength and creditworthiness of each issuer. During periods of falling interest rates, the values of fixed-income securities generally rise.
Conversely, during periods of rising interest rates, the values of those securities generally decline.

     Each Portfolio invests only in securities that are rated, at the time of purchase, in the four highest rating categories by a nationally recognized statistical rating organization such as Moody's or S&P or, if not rated, are determined by WTC to be of comparable quality. Ratings represent the rating agency's opinion regarding the quality of the security and are not a guarantee of quality. Moreover, ratings may change after a security is purchased. Moody's considers securities in the fourth highest rating category (Baa) to have speculative characteristics. Such securities tend to have higher yields, but changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case for more highly rated securities of similar maturities. The Portfolio may acquire securities insured by private insurance companies or supported by letters of credit furnished by domestic or foreign banks. In those instances, WTC monitors the financial condition of the parties whose creditworthiness is relied upon in determining the credit quality of the securities. A change in the rating of a security, in the issuer's ability to make payments of interest and principal, in a credit provider's ability to provide credit support or in the market's perception of those factors will affect the value of the security, and WTC will reevaluate the security to determine whether the Portfolio should continue to hold it under the changed conditions.

     The ability of the Portfolios to buy and sell securities may be limited at any particular time and with respect to any particular security. The amount of information about the financial condition of an issuer of municipal securities may not be as extensive as information about corporations whose securities are publicly traded. Generally, the secondary market for municipal securities is less liquid than that for taxable fixed-income securities. WTC closely monitors the liquidity of securities that the Portfolios hold and, in the case of certain securities such as restricted securities that may be sold only to institutional investors or unrated municipal lease obligations, makes liquidity determinations in accordance with guidelines adopted by the Board of Trustees.

     Certain securities held by each Portfolio may permit the issuer at its option to call or redeem the securities. If an issuer redeems securities held by a Portfolio during a period of declining interest rates, the Portfolio may not be able to invest the proceeds in securities providing the same investment return as the securities redeemed. During a period of declining interest rates, securities held by the Portfolios may have market values that are higher than the principal amounts payable at maturity. Although this "premium " value is amortized over the period remaining until maturity, an investor who purchases shares of a Portfolio during a period of declining interest rates may face an increased risk of capital loss if the securities are called or redeemed before maturity.

     WTC may make frequent changes in the Portfolios' investments, particularly during periods of rapidly fluctuating interest rates. These frequent changes involve transaction costs to the Portfolio and may result in taxable capital gains.

     OTHER INVESTMENTS. From time to time additional types of fixed-income securities, financial products and risk management techniques are developed. WTC may consider use of these securities, products and techniques by either Portfolio, consistent with their investment objectives and policies, as well as regulatory and tax considerations.


     PORTFOLIO TURNOVER. The frequency of portfolio transactions and a Portfolio's turnover rate will vary from year to year depending on market conditions. The portfolio turnover rate for the Diversified Income Portfolio for the years ended October 31, 1995 and 1994 was 116.40% and 43.77%, respectively. The portfolio turnover rate for the Municipal Income Portfolio for the years ended October 31, 1995 and 1994 was 42.08% and 21.95%, respectively. The high turnover rate for the Diversified Income Portfolio for the year ended October 31, 1995 was due in part to the repositioning of the Portfolio in response to a dramatic shift in market conditions as a result of changes in interest rates.


     OTHER INFORMATION. There can be no assurance that the Portfolios will achieve their respective investment objectives. The investment objective of each Portfolio is fundamental and may not be changed without the affirmative vote of the holders of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act). Unless otherwise noted, the investment policies discussed above are non fundamental and may be changed by the Board of Trustees without shareholder approval. Additional fundamental and non fundamental investment policies and limitations are described in the Appendix to this Prospectus and in the Statement of Additional Information.

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PURCHASE OF SHARES
------------------------------------------------------------------------------
     HOW TO PURCHASE SHARES. Portfolio shares are offered on a continuous basis by RSD. Shares may be purchased directly from RSD, by clients of WTC through their trust accounts, or by clients of Service Organizations through their Service Organization accounts. WTC and Service Organizations may charge their clients a fee for providing administrative or other services in connection with investments in Portfolio shares. A trust account at WTC includes any account for which the account records are maintained on the trust system at WTC. Persons wishing to purchase Portfolio shares through their accounts at WTC or a Service Organization should contact that entity directly for appropriate instructions. Other investors may purchase Portfolio shares by mail or by wire as specified below.

     BY MAIL: You may purchase shares by sending a check drawn on a U.S. bank payable to The Rodney Square Strategic Fixed-Income Fund, indicating the Portfolio you have selected, along with a completed Application (included at the end of this Prospectus), to The Rodney Square Strategic Fixed-Income Fund, c/o Rodney Square Management Corporation, P.O. Box 8987, Wilmington, DE 19899-9752. A purchase order sent by overnight mail should be sent to The Rodney Square Strategic Fixed-Income Fund, c/o Rodney Square Management Corporation, Rodney Square North, 1105 North Market Street, Wilmington, DE 19801. If a subsequent investment is being made, the check should also indicate your Portfolio account number. When you purchase by check, the Fund may withhold payment on redemptions until it is reasonably satisfied that the funds are collected (which can take up to 10 days). If you purchase shares with a check that does not clear, your purchase will be cancelled and you will be responsible for any losses or fees incurred in that transaction.

     BY WIRE: You may purchase shares by wiring federal funds. To advise the Fund of the wire, and if making an initial purchase, to obtain an account number, you must telephone RSMC at (800) 336-9970. Once you have an account number, instruct your bank to wire federal funds to RSMC, c/o Wilmington Trust Company, Wilmington DE-ABA #0311-0009-2, attention: The Rodney Square
Strategic Fixed-Income Fund, DDA#2610-605-2, further credit-your account number, the desired Portfolio and your name. If you make an initial purchase by wire, you must promptly forward a completed Application to RSMC at the address stated above under "By Mail."

     INDIVIDUAL RETIREMENT ACCOUNTS. Shares of the Diversified Income Portfolio may be purchased for a tax-deferred retirement plan such as an individual retirement account ("IRA"). For an Application for an IRA and a brochure describing the Diversified Income Portfolio IRA, call RSMC at (800) 336-9970. WTC makes available its services as IRA custodian for each shareholder account that is established as an IRA. For these services, WTC receives an annual fee of $10.00 per account, which fee is paid directly to WTC by the IRA shareholder. If the fee is not paid by the date due, Diversified Income Portfolio shares owned by the IRA will be redeemed automatically for purposes of making the payment.

     AUTOMATIC INVESTMENT PLAN. Shareholders may purchase Portfolio shares through an Automatic Investment Plan. Under the Plan, RSMC, at regular intervals, will automatically debit a shareholder's bank checking account in an amount of $50 or more (subsequent to the $1,000 minimum initial investment), as specified by the shareholder. A shareholder may elect to invest the specified amount monthly, bimonthly, quarterly, semiannually or annually. The purchase of Portfolio shares will be effected at their offering price at the close of regular trading on the New York Stock Exchange (the "Exchange") (currently 4:00 p.m., Eastern time) on or about the 20th day of the month. For an Application for the Automatic Investment Plan, check the appropriate box of the Application at the end of this Prospectus, or call RSMC at (800) 336-9970. This service is generally not available for WTC trust account clients, since similar services are provided through WTC. This service may also not be available for Service Organization clients who are provided similar services by those organizations.

     ADDITIONAL PURCHASE INFORMATION. The minimum initial investment is $1,000, but subsequent investments may be made in any amount. WTC and Service Organizations may impose additional minimum customer account and other requirements in addition to this minimum initial investment requirement. The Fund and RSD each reserves the right to reject any purchase order and may suspend the offering of shares of either Portfolio for a period of time.

     Purchase orders received by RSMC and accepted by RSD before the close of regular trading on the Exchange on any Business Day of the Fund will be priced at the net asset value per share that is determined as of the close of regular trading on the Exchange. (See "How Net Asset Value is Determined.") Purchase orders received by RSMC and accepted by RSD after the close of regular trading on the Exchange will be priced as of the close of regular trading on the Exchange on the following Business Day of the Fund. A "Business Day of the Fund" is any day on which the Exchange, RSMC and the Philadelphia branch office of the Federal Reserve are open for business. The following are not Business Days of the Fund: New Year's Day, Martin Luther King, Jr. Day,
Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day.

     It is the responsibility of WTC or the Service Organization involved to transmit orders for the purchase of shares by its customers to RSMC and to deliver required funds on a timely basis, in accordance with the procedures previously stated.

     OFFERING PRICE. Shares of each Portfolio are offered at its net asset value next determined after a purchase order is received by RSMC and accepted by RSD, plus a sales load which, unless shares were purchased under one of the reduced sales load plans described below, will vary with the size of the purchase shown as follows:

                              SALES LOAD SCHEDULE

                      SALES LOAD AS A PERCENTAGE OF DISCOUNT TO SERVICE ----------------------------- ORGANIZATIONS AS A
                      OFFERING  NET AMOUNT INVESTED       PERCENTAGE OF
  AMOUNT OF PURCHASE   PRICE     (NET ASSET VALUE)        OFFERING PRICE
--------------------- --------  -------------------    -------------------

     Up to _ $ 24,999   3.50%          3.63%                  3.05%
$   25,000 _ $ 49,999   3.00           3.09                   2.60
$   50,000 _ $ 99,999   2.50           2.56                   2.15
$  100,000 _ $249,999   2.00           2.04                   1.70
$  250,000 _ $499,999   1.50           1.52                   1.25
$  500,000 _ $999,999   0.50           0.50                   0.40
$1,000,000   and over   0.00           0.00                   0.00

     REDUCED SALES LOAD PLANS. Shares may be purchased at reduced charges through two reduced sales load plans: (1) a right of accumulation that permits a purchase of shares of a Portfolio to be aggregated with shares of the other Portfolio, as well as shares of other funds in the Rodney Square complex on which the shareholder has already paid a sales load, that are held in the purchaser's account or in related accounts; and (2) a Letter of Intent ("LOI") that permits a purchase of shares of a Portfolio to be aggregated with future purchases of shares of that Portfolio, as well as with shares of the other Portfolio and the other Rodney Square funds that are subject to a sales load, within a thirteen-month period.

     The right of accumulation results in a reduced sales load because the sales load imposed is based on the total dollar amount of Portfolio shares being purchased, plus the current net asset value of shares of the Portfolio and shares of other Rodney Square funds on which a sales load has already been paid that are held in the purchaser's and related accounts at the time of purchase. Related accounts include other individual accounts, joint accounts, spouse's accounts and accounts for children who are under the age of 21 (but only if the purchaser serves as a guardian, trustee or custodian for the account under the Uniform Gifts to Minors Act or Uniform Transfers to Minors
Act) and/or living at the same residence.

     The LOI program also results in a reduced sales load because purchases of shares of the Portfolios and other Rodney Square funds that are subject to a sales load made within a thirteen-month period, starting with the first purchase made pursuant to the LOI, are aggregated for purposes of calculating the sales load applicable to each purchase. In order to qualify under an LOI, purchases must be made in the same account; purchases made for related accounts may not be aggregated. The minimum investment under an LOI is $25,000. The LOI is not a binding obligation to purchase any amount of shares, but its execution, if fulfilled, will result in the shareholder's paying a reduced sales load on the total anticipated amount of the purchase.

     The LOI is included as part of the Application at the end of this Prospectus. Investors should submit a completed LOI to The Rodney Square Strategic Fixed-Income Fund, c/o Rodney Square Management Corporation, P.O. Box 8987, Wilmington, DE 19899-9752. A purchase not originally made pursuant to an LOI may be included under an LOI executed within 90 days of that purchase, if the purchaser informs RSMC in writing of this intent within the 90-day period. This prior purchase will count toward fulfillment of the LOI; however,the sales load on any previous purchase will not be adjusted downward.

     If the total amount of shares purchased does not equal the amount stated in the LOI by the end of the eleventh month, the investor will be notified in writing by RSMC of the amount purchased to date, the amount required to complete the LOI and the expiration date. Also, at this time the investor will be notified of the actions to be taken by RSMC if the LOI expires unfulfilled. Shares having a value equal to 5% of the total amount to be purchased over the thirteen-month period will be held in escrow during that period. If the total amount of shares purchased by the expiration date does not equal the amount stated in the LOI, RSMC will reduce the shares held in escrow by the difference between the sales load on the shares purchased at the reduced rate and the sales load applicable to the shares actually purchased, and the balance of the shares then will be released from the escrow.

     SALES LOAD WAIVERS. Shares of each Portfolio may be purchased at net asset value by "those entitled to a Sales Load Waiver" which is defined as those employees, retirees and their immediate family (spouses and children under 21 years of age), officers and trustees/directors of the Fund or of WTC and its affiliates, any account at WTC for which account records are maintained on WTC's trust system, employees of Service Organizations, and clients of Service Organizations which have entered into a special Service Organization agreement with RSD, the terms of which provide that no sales load will be charged. Portfolio shares may also be purchased at net asset value by reinvesting dividends and other distributions.

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SHAREHOLDER ACCOUNTS
------------------------------------------------------------------------------
     RSMC, as Transfer Agent, maintains for each shareholder an account expressed in terms of full and fractional shares of each Portfolio rounded to the nearest 1/1000th of a share.

     In the interest of economy and convenience, the Fund does not issue share certificates. Each shareholder is sent a statement at least quarterly showing all purchases in or redemptions from the shareholder's account. The statement also sets forth the balance of shares held in the account by Portfolio.

     Due to the relatively high cost of maintaining small shareholder accounts, the Fund reserves the right to close any account with a current value of less than $500 by redeeming all shares in the account and transferring the proceeds to the shareholder. Shareholders will be notified if their account value is less than $500 and will be allowed 60 days in which to increase their account balance to $500 or more before the account is closed. Reductions in value that result solely from market activity will not trigger an involuntary redemption.

------------------------------------------------------------------------------
REDEMPTION OF SHARES
------------------------------------------------------------------------------
     Shareholders may redeem their shares by mail or by telephone as described below. If you purchased your shares through an account at WTC or a Service Organization, you may redeem all or part of your shares in accordance with the instructions pertaining to that account. Corporations, other organizations, trusts, fiduciaries and other institutional investors may be required to furnish certain additional documentation to authorize redemptions. Redemption requests should be accompanied by the Fund's name, the Portfolio's name and your Portfolio account number.

     BY MAIL: Shareholders redeeming their shares by mail should submit written instructions with a guarantee of their signature by an institution acceptable to the Fund's Transfer Agent, such as a bank, broker, dealer, municipal securities dealer, government securities dealer, credit union, national securities exchange, registered securities association, clearing agency, or savings association ("eligible institution"), to: The Rodney Square Strategic Fixed-Income Fund, c/o Rodney Square Management Corporation, P.O. Box 8987, Wilmington, DE 19899-9752. A redemption order sent by overnight mail should be sent to The Rodney Square Strategic Fixed-Income Fund, c/o Rodney Square Management Corporation, Rodney Square North, 1105 North Market Street, Wilmington, DE 19801. The redemption order should indicate the Fund's name, the Portfolio's name, the Portfolio account number, the number of shares or dollar amount you wish to redeem and the name of the person in whose name the account is registered. A signature and a signature guarantee are required for each person in whose name the account is registered.

     BY TELEPHONE: Shareholders who prefer to redeem their shares by telephone must elect to do so by applying in writing for telephone redemption privileges by completing an Application for Telephone Redemptions (included at the end of this Prospectus) which describes the telephone redemption procedures in more detail and requires certain information that will be used to identify the shareholder. When redeeming by telephone, you must indicate your name, the Fund's name, the Portfolio's name, the Portfolio account number, the number of shares or dollar amount you wish to redeem and certain other information necessary to identify you as the shareholder. The Fund employs reasonable procedures to confirm that instructions communicated by telephone are genuine and will not be liable for any losses due to unauthorized or fraudulent telephone transactions. During times of drastic economic or market changes, the telephone redemption privilege may be difficult to implement. In the event that you are unable to reach RSMC by telephone, you may make a redemption request by mail.

     ADDITIONAL REDEMPTION INFORMATION. You may redeem all or any part of the value of your account on any Business Day of the Fund. Redemptions are effected at the net asset value next calculated after RSMC has received your redemption request. (See "How Net Asset Value Is Determined.") The Fund imposes no fee when shares are redeemed. It is the responsibility of WTC or the Service Organization to transmit redemption orders and credit their customers' accounts with redemption proceeds on a timely basis.

     Redemption checks are mailed on the next Business Day of the Fund following acceptance of redemption instructions but in no event later than 7 days following such receipt and acceptance. Amounts redeemed by wire are normally wired on the next Business Day of the Fund after receipt and acceptance of redemption instructions (if received by RSMC before the close of regular trading on the Exchange), but in no event later than 7 days following such receipt and acceptance. If the shares to be redeemed represent an investment made by check, the Fund reserves the right not to make the redemption proceeds available until it has reasonable grounds to believe that the check has been collected (which could take up to 10 days).

     Redemption proceeds may be wired to your predesignated bank account in any commercial bank in the United States if the amount is $1,000 or more. The receiving bank may charge a fee for this service. Alternatively, proceeds may be mailed to your bank or, for amounts of $10,000 or less, mailed to your Portfolio account address of record if the address has been established for a minimum of 60 days. In order to authorize the Fund to mail redemption proceeds to your Portfolio account address of record, complete the appropriate section of the Application for Telephone Redemptions or include your Portfolio account address of record when you submit written instructions. You may change the account which you have designated to receive amounts redeemed at any time. Any request to change the account designated to receive redemption proceeds should be accompanied by a guarantee of the shareholder's signature by an eligible institution. A signature and a signature guarantee are required for each person in whose name the account is registered. Further documentation will be required to change the designated account when shares are held by a corporation, other organization, trust, fiduciary or other institutional investor.

     For more information on redemptions, contact RSMC or, if your shares are held in an account with WTC or a Service Organization, contact WTC or the Service Organization.

     REINSTATEMENT PRIVILEGE. Shareholders who have redeemed shares of a Portfolio have a one-time privilege to reinstate their account without a sales load up to the dollar amount redeemed by purchasing shares of that Portfolio within 30 days of the redemption. Shareholders must indicate in writing that they are exercising this privilege and provide evidence of the redemption date and the amount of redemption proceeds. The reinstatement will be made at the net asset value per share next computed after the notice of reinstatement and check are received. The amount of a purchase under this reinstatement privilege cannot exceed the amount of the redemption proceeds.

     SYSTEMATIC WITHDRAWAL PLAN. Shareholders who own shares of a Portfolio with a value of $10,000 or more may participate in the Systematic Withdrawal Plan. For an Application for the Systematic Withdrawal Plan, check the appropriate box of the Application at the end of this Prospectus or call RSMC at (800) 336-9970. Under the Plan, shareholders may automatically redeem a portion of their Portfolio shares monthly, bimonthly, quarterly, semiannually or annually. The minimum withdrawal available is $100. The redemption of Portfolio shares will be effected at their net asset value at the close of the Exchange on or about the 25th day of the month. If you expect to purchase additional Portfolio shares, it may not be to your advantage to participate in the Systematic Withdrawal Plan because contemporaneous purchases and redemptions may result in adverse tax consequences and may cause you to pay a sales load on amounts withdrawn shortly thereafter. This service is generally not available for WTC trust account clients, since similar services are provided through WTC. This service may also not be available for Service Organization clients who are provided similar services by those organizations.

------------------------------------------------------------------------------
EXCHANGE OF SHARES
------------------------------------------------------------------------------
     EXCHANGES AMONG THE RODNEY SQUARE FUNDS. You may exchange all or a portion of your shares in a Portfolio for shares of the other Portfolio or any of the other funds in the Rodney Square complex that currently offer their shares to investors. These other Rodney Square funds are:

     THE RODNEY SQUARE FUND, each portfolio of which seeks a high level of current income consistent with the preservation of capital and liquidity by investing in money market instruments pursuant to its investment practices. Its portfolios are:

          U.S.   GOVERNMENT  PORTFOLIO,  which  invests  in  U.S.   Government
     obligations and repurchase agreements involving such obligations.

          MONEY MARKET PORTFOLIO, which invests in U.S. dollar-denominated obligations of major banks, prime commercial paper and corporate obligations, U.S. Government obligations, high quality municipal securities and repurchase agreements involving U.S. Government obligations.

     THE RODNEY SQUARE TAX-EXEMPT FUND, which seeks as high a level of interest income, exempt from federal income tax, as is consistent with a portfolio of high quality, short-term municipal obligations, selected on the basis of liquidity and stability of principal.

     THE RODNEY SQUARE INTERNATIONAL EQUITY FUND, which uses multiple portfolio advisers to manage the fund's assets and which seeks long-term capital appreciation primarily through investments in equity securities (including convertible securities) of issuers located outside the United States.

     THE RODNEY SQUARE MULTI-MANAGER FUND also uses multiple portfolio advisers to manage the assets of each of its portfolios. Its portfolios are:

          GROWTH   PORTFOLIO,   which   seeks   superior   long-term   capital
     appreciation by investing in securities of companies which are judged to possess strong growth characteristics.

          GROWTH AND INCOME PORTFOLIO, which seeks superior long-term total return through a combination of capital appreciation and income by investing in securities with attractive growth or valuation characteristics or relatively high income yields.

     A redemption of shares through an exchange will be effected at the net asset value per share next determined after receipt by RSMC of the request, and a purchase of shares through an exchange will be effected at the net asset value per share determined at that time or as next determined thereafter, plus the applicable sales load, if any. The net asset values per share of the Rodney Square Fund portfolios and the Tax-Exempt Fund are determined at 12 noon, Eastern time, on each Business Day. The net asset values per share of the Portfolios, the International Equity Fund and the Multi-Manager Fund portfolios are determined at the close of regular trading on the Exchange (currently 4:00 p.m., Eastern time), on each Business Day.

     A sales load will apply to exchanges into a Portfolio from either of the Rodney Square Fund portfolios or the Tax-Exempt Fund, except that no sales load will be charged if the exchanged shares were acquired by a previous exchange and are shares on which you paid a sales load or which represent reinvested dividends and other distributions of such shares. In addition, shares of the Rodney Square Fund portfolios or the Tax-Exempt Fund may be exchanged for shares of the Portfolios without a sales load by those entitled to a Sales Load Waiver. A sales load will not apply to other exchanges into the Portfolios or from the Portfolios. Shares of either Portfolio must be held at least 90 days before they can be exchanged for shares of the International Equity Fund or the Multi-Manager Fund without an additional sales load, unless the shares to be exchanged represent reinvested dividends and other distributions or you are eligible for a sales load waiver.

     Exchange transactions will be subject to the minimum initial investment and other requirements of the fund into which the exchange is made. An exchange may not be made if the exchange would leave a balance in a shareholder's Portfolio account of less than $500.

     To obtain prospectuses of the other Rodney Square funds contact RSD. To obtain more information about exchanges, or to place exchange orders, contact RSMC, or, if your shares are held in a trust account with WTC or in an account with a Service Organization, contact WTC or the Service Organization. The Fund, on behalf of the Portfolios, reserves the right to terminate or modify the exchange offer described here and will give shareholders 60 days' notice of such termination or modification when required by Securities and Exchange Commission ("SEC") rules. This exchange offer is valid only in those jurisdictions where the sale of the Rodney Square fund shares to be acquired through such exchange may be legally made.

------------------------------------------------------------------------------
HOW NET ASSET VALUE IS DETERMINED
------------------------------------------------------------------------------
     RSMC determines the net asset value per share of each Portfolio as of the close of regular trading on the Exchange (currently 4:00 p.m., Eastern time) on each Business Day of the Fund. The net asset value per share of each Portfolio is calculated by dividing the total current market value of all of a Portfolio's assets, less all its liabilities, by the total number of the Portfolio's shares outstanding.

     The Portfolios value their assets based on their current market prices when market quotations are readily available. Current market prices are generally not readily available for municipal securities; current market prices may also be unavailable for other types of fixed-income securities held by the Portfolios. To determine the value of those securities, RSMC may use a pricing service that takes into account not only developments related to the specific securities, but also transactions in comparable securities. The value of fixed-income securities maturing within 60 days of the valuation date may be determined by valuing those securities at amortized cost. Securities that do not have a readily available current market value are valued in good faith under the direction of the Board of Trustees of the Fund.

     The assets held by the Diversified Income Portfolio which are denominated in foreign currencies are valued daily in U.S. dollars at the foreign currency exchange rates that are prevailing at the time that RSMC determines the daily net asset value per share. That Portfolio does not, however, convert its foreign currency-denominated assets into U.S. dollars on a daily basis.

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DIVIDENDS, OTHER DISTRIBUTIONS AND TAXES
------------------------------------------------------------------------------
     DIVIDENDS AND OTHER DISTRIBUTIONS. The net investment income earned by each Portfolio is declared as a dividend daily and paid to its shareholders ordinarily on the first Business Day of the following month, but in no event later than 7 days after the end of the month in which the dividends are declared. Net investment income of a Portfolio is determined immediately prior to the determination of its net asset value per share on each Business Day (see "How Net Asset Value Is Determined ") and consists of interest accrued and original issue discount (and, in the case of the Municipal Income Portfolio, if it so elects, market discount on tax-exempt securities) earned on its investments less amortization of any premium and accrued expenses. A dividend is payable to shareholders of a Portfolio who redeem, but not to shareholders who purchase, shares of the Portfolio on the day the dividend is declared. Dividends paid by a Portfolio are automatically reinvested in additional shares of the Portfolio on the payment date at their current net asset value per share, unless the shareholder elects on the Application to receive dividends or other distributions, or both, in cash, in the form of a check.

     Each Portfolio makes annual distributions of realized net short-term capital gain and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, and the Diversified Income Portfolio annually distributes net realized gains from foreign currency transactions, if any, after the end of the fiscal year in which the gain was realized by the Portfolio. Distributions by a Portfolio of these gains are automatically reinvested in additional shares of the Portfolio on the payment date at their current net asset value per share, unless the shareholder elects on the Application to receive dividends or other distributions, or both, in cash, in the form of a check.

     FEDERAL TAX. Each Portfolio intends to continue to qualify for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended, so that it will be relieved of federal income tax on that part of its investment company taxable income (generally consisting of taxable net investment income, net short-term capital gain and, in the case of the Diversified Income Portfolio, net realized gains from certain foreign currency transactions, if any) and net capital gain that is distributed to its shareholders. While both Portfolios may invest in securities the interest on which is subject to federal income tax and securities the interest on which is exempt from that tax, under normal conditions the Diversified Income Portfolio will invest primarily in taxable securities and the Municipal Income Portfolio will invest primarily in tax-exempt securities.

     Distributions by the Municipal Income Portfolio of the excess of interest income on tax-exempt securities over certain amounts disallowed as deductions, as designated by the Portfolio ("exempt-interest dividends"), may be treated by its shareholders as interest excludable from gross income. However, exempt-interest dividends are included in a shareholder's "modified adjusted gross income" for purposes of determining whether any portion of the shareholder's Social Security or railroad retirement benefits are subject to federal income tax. A portion of the exempt-interest dividends paid by that Portfolio may be a tax preference item for purposes of the federal alternative minimum tax. Dividends from each Portfolio's investment company taxable income (whether
paid   in   cash   or   reinvested   in   additional  shares)   generally  are
taxable  to  its  shareholders  as  ordinary  income.   Distributions   of   a
Portfolio's net capital gain (whether paid in cash or reinvested in additional shares), when designated as such by the Portfolio, are taxable to its shareholders as long-term capital gains, regardless of the length of time they have held their shares. Early in each calendar year, each Portfolio notifies its shareholders of the amount and federal tax status of dividends and capital gain distributions paid (or deemed paid) by the Portfolio during the preceding year.

     Interest on indebtedness incurred or continued by a shareholder to purchase or carry Municipal Income Portfolio shares will not be deductible to the extent that Portfolio's distributions consist of exempt-interest dividends.

     Each Portfolio is required to withhold 31% of all taxable dividends, capital gain distributions and redemption proceeds payable to any individuals and certain other noncorporate shareholders who do not provide the Portfolio with a certified taxpayer identification number. Each Portfolio also is required to withhold 31% of all taxable dividends and capital gain distributions payable to those shareholders who otherwise are subject to backup withholding. In connection with this withholding requirement, each investor must certify on the Application that the Social Security or other taxpayer identification number provided thereon is correct and that the investor is not otherwise subject to backup withholding.

     A redemption of Portfolio shares may result in taxable gain or loss to the redeeming shareholder, depending on whether the redemption proceeds are more or less than the shareholder's adjusted basis for the redeemed shares (which normally includes any sales load paid). Similar tax consequences generally will result from an exchange of shares of one Portfolio for shares of the other Portfolio or for shares of another fund in the Rodney Square complex. (See "Exchange of Shares.") Special rules apply, however, when a shareholder (1) disposes of shares of a Portfolio through a redemption or exchange within 90 days after purchase thereof and (2) subsequently acquires shares of the same Portfolio, the other Portfolio or any Rodney Square fund on which a sales load normally is imposed ("load fund") without paying any sales load because of the reinstatement privilege (see "Redemption of Shares") or the exchange privilege. In these cases, any gain on the disposition of the original Portfolio shares will be increased, or loss thereon decreased, by the amount of the sales load paid when the shares were acquired; and that amount will increase the adjusted basis of the load fund shares subsequently acquired. Moreover, if Portfolio shares are purchased within 30 days of redeeming other shares of that Portfolio at a loss (whether pursuant to the reinstatement privilege or otherwise), that loss will not be deductible to the extent of the amount reinvested, and an adjustment in that amount will be made to the shareholder's basis for the newly purchased shares. If a shareholder holds shares in a Portfolio for six months or less, and sells any of those shares at a loss, the loss is reduced by the amount of exempt-interest dividends received by the shareholder with respect to those shares, and the remaining loss is treated as a long-term, rather than a short-term, capital loss to the extent of capital gain distributions received on those shares.

     STATE AND LOCAL TAXES. The exemption of certain interest income for federal income tax purposes does not necessarily mean that such income is exempt under the income or other tax laws of any state or local taxing authorities. Shareholders may be exempt from state and local taxes on distributions of interest income derived from obligations of the state and/or municipalities of the state in which they are resident, but generally are taxed on income derived from obligations of other jurisdictions. Early each calendar year, the Municipal Income Portfolio notifies its shareholders of the portion of their tax-exempt income attributable to each state for the preceding year.

     The foregoing is only a summary of some of the important income tax considerations generally affecting the Portfolios and their shareholders; a further discussion appears in the Statement of Additional Information. In addition to these considerations, which are applicable to any investment in the Portfolios, there may be other federal, state or local tax considerations applicable to a particular investor. Prospective investors are therefore urged to consult their tax advisers with respect to the effects of an investment on their own tax situations.

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PERFORMANCE INFORMATION
------------------------------------------------------------------------------
     All performance information advertised by each Portfolio is based on historical performance of the Portfolio, shows the performance of a hypothetical investment and is not intended to indicate future performance. Unlike some bank deposits or other investments which pay a fixed yield for a stated period of time, a Portfolio's yield and net asset value will vary depending upon, among other things, changes in market conditions and the level of the Portfolio's operating expenses. The Fund's annual report to shareholders contains information with respect to the performance of each Portfolio. The annual report is available upon request and free of charge.

     YIELD. From time to time, quotations of each Portfolio's "yield" may be included in advertisements, sales literature or shareholder reports. Quotations of the Municipal Income Portfolio's "tax-equivalent yield" may also be included in advertisements, sales literature or shareholder reports. These quotations, as calculated in accordance with regulations of the SEC, reflect deduction of the maximum 3.50% sales load and may differ from a Portfolio's net investment income, as calculated for financial reporting purposes. The yields quoted are historical and not a prediction of future yields.

     The yield of a Portfolio refers to the net investment income generated by the Portfolio over a specified thirty-day (one month) period. This income is then annualized. That is, the amount of income generated by the Portfolio during that thirty-day period is assumed to be generated during each month over a 12-month period and is shown as a percentage. The effective yield is expressed similarly, but, when annualized, the income earned by an investment in the Portfolio is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

     The Municipal Income Portfolio's tax-equivalent yield is calculated by determining the yield that would have to be achieved on a fully taxable investment to produce the after-tax equivalent of that Portfolio's yield, assuming certain tax brackets for a Portfolio shareholder. That formula is:

       The Portfolio's Yield
  ----------------------------------
  100%-The Shareholder's Tax Bracket = The Shareholder's Tax-Equivalent Yield


     For example, if the shareholder is in the 39.6% tax bracket and can earn a tax-exempt yield of 5.0%, the tax-equivalent yield would be 8.28%:

         5.0%
     ------------                    = 8.28%
     100% - 39.6%


     TOTAL RETURN. From time to time, quotations of each Portfolio's average annual total return ("Standardized Return") may be included in advertisements, sales literature or shareholder reports. Standardized Return will show percentage rates reflecting the average annual change in the value of an assumed initial investment of $1,000, net of the Portfolio's maximum 3.50% sales load, assuming the investment has been held for periods of one year, five years and ten years, as of a stated ending date. If the Portfolio has not been in operation for those time periods, the life of the Portfolio will be used where applicable. Standardized Return assumes that all dividends and other distributions were reinvested in additional shares of the Portfolio.

     In addition, each Portfolio may advertise other total return performance data ("Non Standardized Return"). Non Standardized Return shows a percentage rate of return encompassing all elements of return (i.e., income and capital appreciation or depreciation); it assumes reinvestment of all dividends and other distributions. Non Standardized Return may be quoted for the same or different periods as those for which Standardized Return is quoted and may or may not reflect the maximum 3.50% sales load; where not included, the inclusion of the sales load would reduce the Non Standardized Return.

     Non Standardized Return may consist of a cumulative percentage rate of return, an average annual percentage rate of return, actual year-by-year rates or any combination thereof. Cumulative total return represents the cumulative change in value of an investment in a Portfolio for various periods. To illustrate the components of overall performance, the cumulative and average annual returns of a Portfolio may be separated into income results and capital gain or loss. The total return of a Portfolio is increased to the extent that either WTC or RSMC has waived all or a portion of its fees or reimbursed all or a portion of the Portfolio's expenses.

     Past performance is no guarantee of future performance.

------------------------------------------------------------------------------
MANAGEMENT OF THE FUND
------------------------------------------------------------------------------
     The Fund's Board of Trustees supervises the management, activities and affairs of the Fund and has approved contracts with various financial organizations to provide, among other services, day-to-day management required by the Portfolios and their shareholders.

     INVESTMENT ADVISER. WTC, a wholly owned subsidiary of Wilmington Trust Corporation, a publicly held bank holding company, is the Investment Adviser of the Portfolios. Under an Advisory Contract with the Fund, dated April 1, 1991, WTC, subject to the supervision of the Board of Trustees, directs the investments of the Diversified Income Portfolio in accordance with its investment objective, policies and limitations. Under an Advisory Agreement with the Fund, dated November 1, 1993, WTC, subject to the supervision of the Board of Trustees, directs the investments of the Municipal Income Portfolio in accordance with its investment objective, policies and limitations. (These Agreements are collectively referred to as the "Advisory Agreements.")

     Under the Advisory Agreements, each Portfolio pays a monthly advisory fee to WTC at the annual rate of 0.50% of the average daily net assets of the Portfolio. WTC has agreed to waive its fee or reimburse each Portfolio monthly to the extent that expenses of the Portfolio (excluding taxes, extraordinary expenses, brokerage commissions and interest) exceed an annual rate of 0.75% of the Portfolio's average daily net assets through February, 1997.

     In addition to serving as Investment Adviser for the Portfolios and The Rodney Square International Equity Fund, WTC is engaged in a variety of investment advisory activities, including the management of collective investment pools. Eric K. Cheung, Vice President and Manager of the Fixed Income Management Division and Clayton M. Albright, III, Vice President of the Fixed Income Management Division of the Investment Management Department of WTC, are primarily responsible for the day-to-day management of the
Diversified Income Portfolio. From 1978 until 1986, Mr. Cheung was the Portfolio Manager for fixed-income assets of the Meritor Financial Group. In 1986, Mr. Cheung joined WTC. In 1991, he became the Division Manager for all fixed-income products. Mr. Albright has been with WTC since 1976. In 1987, he joined the fixed-income division and since that time has specialized in the management of intermediate term/long term fixed-income portfolios. Robert F. Collins, CFA, Vice President of Credit Research and Municipal Trading within the Fixed Income Management Division of the Investment Management Department of WTC, is primarily responsible for the day-to-day management of the Municipal Income Portfolio. Mr. Collins has been a municipal bond portfolio manager and credit analyst for WTC for more than 10 years.

     ADMINISTRATOR, TRANSFER AGENT AND DIVIDEND PAYING AGENT. RSMC serves as Administrator, Transfer Agent and Dividend Paying Agent for the Portfolios. As Administrator, RSMC supplies office facilities, non-investment related statistical and research data, stationery and office supplies, executive and administrative services, internal auditing and regulatory compliance services. RSMC assists in the preparation of reports to shareholders, prepares proxy statements, updates prospectuses and makes filings with the SEC and state securities authorities. RSMC also performs certain budgeting, financial reporting and compliance monitoring activities. For the services provided as administrator, RSMC receives a monthly administration fee from each Portfolio at an annual rate of 0.08% of the Portfolio's average daily net assets. The Fund does not pay RSMC any separate fees for its services as Transfer Agent and Dividend Paying Agent for the Portfolios, as WTC assumes the cost of providing these services to the Portfolios and their shareholders. Any related out-of-pocket expenses reasonably incurred in the provision of transfer agent services to a Portfolio are borne by that Portfolio.

     CUSTODIAN. WTC serves as Custodian of the Fund. The Fund does not pay WTC any separate fees for its services as Custodian, as WTC assumes the cost of providing these services to the Portfolios. Any related out-of-pocket expenses reasonably incurred in the provision of custodial services to a Portfolio are borne by that Portfolio.

     ACCOUNTING SERVICES. RSMC determines the net asset value per share of each Portfolio and provides accounting services to the Portfolios pursuant to an Accounting Services Agreement with the Fund. For providing these services, RSMC receives an annual fee of $50,000 per Portfolio from the Fund plus an amount equal to 0.02% of the average daily net assets of each Portfolio in excess of $100 million.

     DISTRIBUTION AGREEMENT AND RULE 12B-1 PLAN. Pursuant to a Distribution Agreement with the Fund, RSD manages the Fund's distribution efforts and provides assistance and expertise in developing marketing plans and materials for the Portfolios, enters into agreements with broker-dealers to sell shares of the Portfolios and, directly or through its affiliates, provides shareholder support services.

     Under a Plan of Distribution adopted with respect to each Portfolio pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plans"), the Portfolios may reimburse RSD for distribution expenses incurred in connection with the distribution efforts described above. The 12b-1 Plans provide that RSD may be reimbursed for amounts paid and expenses incurred for distribution activities encompassed by Rule 12b-1, such as public relations services, telephone services, sales presentations, media charges, preparation, printing and mailing advertising and sales literature, data processing necessary to support a distribution effort, printing and mailing prospectuses, and distribution and shareholder servicing activities of broker-dealers and other financial institutions. The Board of Trustees has limited the amount that RSD can receive under the 12b-1 Plans to 0.25% of each Portfolio's average daily net assets on an annualized basis. If an increase in this limitation is requested by RSD and authorized by the Board at some future date, shareholders of the affected Portfolio will be notified of that increase. It is not anticipated, however, that such an increase will be requested.

     The 12b-1 Plan for the Municipal Income Portfolio also provides that in the event that RSD is not fully reimbursed for its distribution expenses during any month due to limitations set by the Trustees, the unpaid portion may be carried forward for possible reimbursement into successive months and fiscal years to give RSD the ability to recoup at some point in time any major capital outlay on behalf of that Portfolio. Under the 12b-1 Plan, RSD may charge the Municipal Income Portfolio interest or finance charges on unreimbursed distribution expenses that have been carried forward from prior fiscal years, but only with express authorization by the Board of Trustees. RSD does not currently intend to request such authorization. If interest charges are requested by RSD and authorized by the Board at some future time, the shareholders of the Municipal Income Portfolio will be advised of those charges.

     BANKING LAWS. Banking laws prohibit deposit-taking institutions and certain of their affiliates from underwriting or distributing securities. WTC believes, and counsel to WTC has advised the Fund, that WTC and its affiliates may perform the services contemplated by their respective agreements with the Fund without violation of applicable banking laws or regulations. If WTC or its affiliates were prohibited from performing these services, it is expected that the Board of Trustees would consider entering into agreements with other entities. If a bank were prohibited from acting as a Service Organization, its shareholder clients would be expected to be permitted to remain Portfolio shareholders and alternative means for servicing such shareholders would be sought. It is not expected that shareholders would suffer any adverse financial consequences as a result of any of these occurrences.

     State securities laws may require banks and financial institutions involved in distribution to register as dealers, even if this is not required by federal law.

------------------------------------------------------------------------------
DESCRIPTION OF THE FUND
------------------------------------------------------------------------------
     The Fund is a diversified open-end investment company established on May 7, 1986 as a Massachusetts business trust under Massachusetts law by a Declaration of Trust.

     The authorized shares of beneficial interest in the Fund are currently divided into two series or portfolios, the Diversified Income Portfolio and the Municipal Income Portfolio. The Trustees are empowered by the Declaration of Trust and the Bylaws to establish additional series and classes of shares, although they have no present intention of doing so.

     The Fund's capital consists of an unlimited number of shares of beneficial interest. Shares of the Portfolios entitle their holders to one vote per share and fractional votes for fractional shares held. Separate votes are taken by each Portfolio on matters affecting that Portfolio. Shares have noncumulative voting rights, do not have preemptive or subscription rights and are transferable.


     As of January 31, 1996, WTC owned by virtue of shared or sole voting or investment power on behalf of its underlying customer accounts 68% of the shares of the Diversified Income Portfolio and 18% of the shares of the Municipal Income Portfolio, and may be deemed to be a controlling person of the Fund under the 1940 Act.


     The Fund does not hold annual meetings of shareholders. There will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Under the 1940 Act, shareholders of record owning no less than two-thirds of the outstanding shares of the Fund may remove a Trustee by vote cast in person or by proxy at a meeting called for that purpose. The Trustees are required to call a meeting of shareholders for the purpose of voting upon the question of removal of any Trustee when requested in writing to do so by the shareholders of record owning not less than 10% of the Fund's outstanding shares.

     Because the Portfolios use a combined Prospectus and Statement of Additional Information, it is possible that a Portfolio might become liable for a misstatement with respect to the other Portfolio in those documents.
The Trustees of the Fund have considered this in approving the use of a combined Prospectus and Statement of Additional Information.

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APPENDIX
------------------------------------------------------------------------------
The following paragraphs contain a brief description of the securities in which the Portfolios may invest and the strategies in which they may engage consistent with their investment objectives and policies.

SECURITIES THAT MAY BE PURCHASED BY THE DIVERSIFIED INCOME PORTFOLIO AND THE MUNICIPAL INCOME PORTFOLIO

     ASSET-BACKED SECURITIES. The Portfolios may purchase interests in pools of obligations, such as credit card or automobile loan receivables, purchase contracts and financing leases. Such securities are also known as "asset-backed securities," and the holders thereof may be entitled to receive a fixed rate of interest, a variable rate that is periodically reset to reflect the current market rate or an auction rate that is periodically reset at auction.

     Asset-backed securities typically are supported by some form of credit enhancement, such as cash collateral, subordinated tranches, a letter of credit, surety bond or limited guaranty. If the credit enhancement is exhausted or withdrawn, security holders may experience losses or delays in payment if required payments of principal and interest are not made with respect to the underlying obligations. Except in very limited circumstances, there is no recourse against the vendors or lessors that originated the underlying obligations.

     Asset-backed securities are likely to involve unscheduled prepayments of principal that may affect yield to maturity, result in losses and may be reinvested at higher or lower interest rates than the original investment.
The yield to maturity of asset-backed securities that represent residual interests in payments of principal or interest on fixed-income obligations is particularly sensitive to prepayments.

     The value of asset-backed securities may change because of changes in the market's perception of the creditworthiness of the servicing agent for the pool of underlying obligations, the originator of those obligations or the financial institution providing credit enhancement.

     BANK OBLIGATIONS. The Portfolios may invest in U.S. dollar-denominated obligations of major banks, including certificates of deposit, time deposits and bankers' acceptances of U.S. banks and their branches located outside of the United States, of U.S. branches of foreign banks and of wholly owned banking subsidiaries of such foreign banks located in the United States, provided that the bank has assets of at least $5 billion at the date of investment.

     Obligations of foreign branches of U.S banks and U.S. branches or wholly owned subsidiaries of foreign banks may be general obligations of the parent bank, of the issuing branch or subsidiary, or both, or may be limited by the terms of a specific obligation or by governmental regulation. Because such obligations are issued by foreign entities, they are subject to the risks of foreign investing discussed below in connection with the Diversified Income Portfolio's investments in foreign debt obligations.

     CORPORATE BONDS, NOTES AND COMMERCIAL PAPER. Each Portfolio may invest in corporate bonds, notes and commercial paper. These obligations generally represent indebtedness of the issuer and may be subordinated to other outstanding indebtedness of the issuer. Commercial paper consists of short-term unsecured promissory notes issued by corporations in order to finance their current operations.

     FIXED-INCOME SECURITIES WITH BUY-BACK FEATURES. Fixed-income securities purchased by the Portfolios may have various buy-back features that permit the Portfolios to recover principal upon tendering the securities to the issuer or a third party. For example, a Portfolio may enter into a stand-by commitment permitting the Portfolio to resell fixed-income securities back to the original seller at a specified price. The Portfolios may also purchase long-term fixed-rate bonds that may be tendered at specified intervals to a bank or other financial institution for their face value. Demand instruments permit the Portfolios to demand from the issuer payment of principal plus accrued interest upon a specified number of days' notice. These buy-back features are often supported by letters of credit or other guarantees obtained by the issuers or financial intermediaries. However, without credit enhancements, if there is a default or significant downgrading of a bond or, in the case of a municipal bond, a loss of its tax-exempt status, the buy-back feature may terminate automatically and the risk to the Portfolio holding the bond will be that of holding a long-term security.

     ILLIQUID SECURITIES. Certain of the Portfolios' assets may be considered illiquid, including restricted securities that can only be resold in a registered public offering, over-the-counter options and repurchase agreements or time deposits maturing in more than 7 days. No more than 15% of a Portfolio's net assets may be invested in these and other illiquid securities.

     MORTGAGE-BACKED SECURITIES. Mortgage-backed securities are securities representing interests in a pool of mortgages secured by real property. There are three basic types of mortgage-backed securities: (1) those issued or guaranteed by the U.S. Government, its agencies or instrumentalities, such as Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC"); (2) those issued by private issuers and collateralized by securities issued or guaranteed by the U.S. Government; and (3) those issued by private issuers and collateralized by mortgage loans or other mortgage-backed securities without a government guarantee but usually with some form of private credit enhancement. The value of all mortgage-backed securities will vary with the creditworthiness of the issuer, the level and type of collateralization and interest rates. In addition, the mortgage-backed securities market in general may be adversely affected by changes in governmental regulation or tax policies.

     The yield characteristics of mortgage-backed securities differ from those of traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time. The rates of such prepayments can be expected to accelerate as interest rates decline. To the extent the Portfolios purchase these securities at a premium or discount, prepayment rates will affect yield to maturity. Prepayments also can result in losses on securities purchased at a premium to the extent of the premium. In addition, prepayments usually can be expected to be reinvested at lower interest rates than the original investment. Derivative mortgage-backed securities, such as stripped mortgage-backed securities or residual interests, generally are more sensitive to changes in interest rates, and the market for such securities is less liquid than the market for traditional debt securities and mortgage-backed securities. Interest only and principal only mortgage-backed securities backed by fixed-rate mortgages and issued by an agency or instrumentality of the U.S. Government may be determined to be liquid by WTC pursuant to guidelines approved by the Fund's Board of Trustees.

     MUNICIPAL  SECURITIES.  The municipal securities in which the  Portfolios
may   invest  include  general  obligation,  revenue  or  special  obligation,
industrial   development  and  private  activity  municipal  bonds.    General
obligation bonds are secured by an issuer's pledge of its full faith, credit and unlimited taxing power for the payment of principal and interest. Revenue or special obligation bonds are payable only from the revenues derived from a particular facility or class of facility or project or, in some cases, from the proceeds of a special excise or other tax. Similarly, resource recovery bonds are issued to build facilities such as solid waste incinerators or waste-to-energy; the revenue stream from those bonds is secured by fees or rents paid by municipalities for use of the facilities and depend upon whether the
municipalities  appropriate funds for these usage fees.  The term   "municipal
securities"  also  includes  municipal  lease  obligations,  such  as  leases,
installment   purchase   contracts  and  conditional  sales   contracts,   and
certificates of participation therein. Municipal lease obligations are issued by state and local governments and authorities to purchase land or various types of equipment or facilities and may be subject to annual budget appropriations.

     Industrial development bonds ("IDB's") and private activity bonds ("PAB's") finance various privately operated facilities, such as airport or pollution control facilities. These obligations are included within the term "municipal securities" if the interest paid thereon is exempt from federal income tax in the opinion of the bond issuer's counsel. IDB's and PAB's are in most cases revenue bonds and thus are not payable from the unrestricted revenues of the issuer. The credit quality of IDB's and PAB's is usually directly related to the credit standing of the user of the facilities being financed. The interest on these bonds issued after August 15, 1986, generally is an item of tax preference for purposes of the federal alternative minimum tax.

     PARTICIPATION INTERESTS. The Portfolios may purchase participation interests in fixed-income securities that have been issued by banks or other financial institutions. Participation interests give the holders differing interests in the underlying securities, depending upon the type or class of certificate purchased. For example, coupon strip certificates give the holder the right to receive a specific portion of interest payments on the underlying securities; principal strip certificates give the holder the right to receive principal payments and the portion of interest not payable to coupon strip certificate holders. Holders of certificates of participation in interest payments may be entitled to receive a fixed rate of interest, a variable rate that is periodically reset to reflect the current market rate or an auction rate that is periodically reset at auction.

     More complex participation interests involve special risk considerations. Since these instruments have only recently been developed, there can be no assurance that any market will develop or be maintained for the instruments. Generally, the fixed-income securities that are deposited in trust for the holders of these interests are the sole source of payments on the interests; holders cannot look to the sponsor or trustee of the trust or to the issuers of the securities held in trust or to any of their affiliates for payment.

Nevertheless, participation interests may be backed by credit enhancements such as letters of credit, insurance policies, surety bonds or liquidity facilities to provide full or partial coverage for certain defaults and losses relating to the underlying securities or to provide liquidity support for participation interests that give holders the right to demand payment of principal upon a specified number of days' notice.

     REPURCHASE AGREEMENTS. The Portfolios may invest in repurchase agreements fully collateralized by U.S. Government obligations. A repurchase agreement is a transaction in which a Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon market rate of interest that is unrelated to the coupon rate or maturity of the purchased security. While it does not currently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Portfolio in connection with bankruptcy proceedings), it is the policy of the Portfolios to limit repurchase transactions to those banks and primary dealers in U.S. Government obligations whose creditworthiness has been reviewed and found satisfactory by WTC.

     U.S. GOVERNMENT OBLIGATIONS. Each Portfolio may purchase obligations issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities ("U.S. Government obligations"), including direct obligations of the U.S. Government (such as Treasury bills, notes and bonds) and obligations issued by U.S. Government agencies and instrumentalities. Agencies and instrumentalities include executive departments of the U.S.
Government or independent federal organizations supervised by Congress. Although not all obligations of agencies and instrumentalities are direct obligations of the U.S. Treasury, payment of the interest and principal on these obligations is generally backed directly or indirectly by the U.S.
Government. This support can range from obligations supported by the full faith and credit of the United States (for example, U.S. Treasury securities or GNMA securities) to obligations that are supported solely or primarily by the creditworthiness of the issuer (for example, securities issued by FNMA, FHLMC and the Tennessee Valley Authority). In the case of obligations not backed by the full faith and credit of the United States, the Portfolios must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments.

     VARIABLE AND FLOATING RATE SECURITIES. The Portfolios' investments may include fixed, variable or floating rate securities. Variable or floating rate securities bear interest at rates subject to periodic adjustment or provide for periodic recovery of principal on demand. Under certain conditions, these securities may be considered to have remaining maturities equal to the time remaining until the next interest rate adjustment date or the date on which principal can be recovered on demand.

     The variable rate securities in which the Portfolios invest may pay interest at rates that vary inversely to changes in market interest rates. These securities, referred to as "inverse floating obligations" or "residual interest bonds" provide opportunities for higher yields but are subject to greater fluctuations in market value.

     WHEN-ISSUED SECURITIES. Each Portfolio may purchase securities on a "when-issued" basis for delivery to the Portfolio later than the normal settlement date for such securities, at a stated price and yield. The Portfolio generally does not pay for such securities or start earning interest on them until they are received. However, when a Portfolio purchases securities on a when-issued basis, it immediately assumes the risks of ownership, including the risk of price fluctuation. Failure by the issuer to deliver a security purchased on a when-issued basis may result in a loss or a missed opportunity to make an alternative investment.

     ZERO COUPON SECURITIES. The Portfolios may invest in zero coupon securities of governmental or private issuers. Such securities generally pay no interest to their holders prior to maturity. Accordingly, such securities are usually issued and traded at a deep discount from their face or par value and are subject to greater fluctuations in market value in response to changing interest rates than are debt obligations of comparable maturities and credit quality that make current distributions of interest.

SECURITIES THAT MAY BE PURCHASED BY THE DIVERSIFIED INCOME PORTFOLIO

     CONVERTIBLE SECURITIES. The Diversified Income Portfolio may invest in convertible bonds or notes or preferred stock that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. The issuer may have the right to call the securities before the conversion feature is exercised.

     FOREIGN DEBT OBLIGATIONS. The Diversified Income Portfolio may invest in obligations of foreign issuers, including foreign governments, payable in U.S. dollars and issued in the United States (Yankee bonds). The Portfolio may invest up to 10% of its total assets, at the time of purchase, in obligations of foreign and U.S. issuers payable in U.S. dollars and issued outside the United States (Eurobonds) and other non-U.S. dollar-denominated fixed-income securities of foreign issuers, including those issued by foreign governments. The Portfolio's investments in foreign fixed-income securities may involve risks in addition to those normally associated with investments in domestic securities, including the possible imposition of exchange control regulations or currency restrictions, which would prevent cash being brought back to the United States; less publicly available information with respect to issuers of securities; less extensive regulation of foreign brokers, the securities markets and issuers of securities; lack of uniform accounting standards; a generally lower degree of liquidity than that available in the U.S. markets; and the possible imposition of foreign taxes, including taxes that may be confiscatory. Other risks of foreign investment include non-negotiable brokerage commissions, lower trading volume and greater volatility, possible delays in settlement, the difficulty of enforcing obligations in foreign countries, and possible political or social instability in foreign countries. Further, to the extent that the Diversified Income Portfolio invests in securities denominated in foreign currencies, the Portfolio will be subject to fluctuations in foreign currency exchange rates and costs incurred in conversions between currencies.

     OBLIGATIONS ISSUED BY SUPRANATIONAL AGENCIES. The Diversified Income Portfolio may invest in the obligations of supranational agencies, such as the International Bank for Reconstruction and Development (the World Bank). Such obligations may be denominated in U.S. dollars or other currencies. Supranational agencies rely on funds from participating countries, often including the United States, from which they must request funds. Such requests may not always be honored. Moreover, the securities of supranational agencies, depending on where and how they are issued, may be subject to some of the risks discussed above with respect to foreign debt obligations.

     PREFERRED STOCKS. The Diversified Income Portfolio may invest in dividend-paying preferred stocks of U.S. and foreign issuers that, in the judgment of WTC, have substantial potential for income production. Such equity securities involve greater risk of loss of income than debt securities because the issuers are not obligated to pay dividends. In addition, equity securities are subordinate to debt securities and are more subject to changes in economic and industry conditions and to changes in the financial condition of the issuers.

     REVERSE REPURCHASE AGREEMENTS. The Diversified Income Portfolio may enter into reverse repurchase agreements to sell portfolio securities to securities dealers or banks subject to the Portfolio's agreement to repurchase the securities at an agreed-upon date and price reflecting a market rate of
interest.   The  value  of  the securities subject  to  a  reverse  repurchase agreement may decline below the repurchase price. The Portfolio may also encounter delays in recovering the securities and even loss of rights in the
securities  should  the opposite party fail financially.   Reverse  repurchase
agreements, together with other borrowing by the Portfolio, are limited to one-third of the Portfolio's assets. The Portfolio will maintain with the Fund's custodian in a segregated account cash or liquid high-grade debt securities, marked to market daily, in an amount at least equal to the Portfolio's obligations under reverse repurchase agreements that are outstanding.

INVESTMENT STRATEGIES THAT MAY BE USED BY THE DIVERSIFIED INCOME PORTFOLIO

     LENDING OF PORTFOLIO SECURITIES. The Diversified Income Portfolio may lend securities to increase investment income through interest on the loan. All loan agreements will require that the loans be fully collateralized by cash, U.S. Government obligations or any combination of cash and such securities, marked to market value daily. The Portfolio continues to receive interest on the securities lent or an equivalent fee from the borrower, while simultaneously earning income on the investment of the collateral. The Portfolio retains authority to terminate a loan at any time and retains voting, subscription, dividend and other rights when it is in the Portfolio's best interests to do so. If the borrower of the securities fails financially, there may be a delay in receiving additional collateral, a delay in recovering the securities or even loss of the collateral. However, loans are only made to borrowers that are deemed by WTC to be of good standing and when, in the judgment of WTC, the income that can be earned justifies the attendant risks. The aggregate value of outstanding securities loans in the Portfolio's holdings may not exceed one-third of its total assets.

     HEDGING STRATEGIES. The Diversified Income Portfolio may engage in options and futures strategies to hedge various market risks (such as interest rates and broad or specific market movements) or to enhance potential gain. The Diversified Income Portfolio may also purchase or sell forward currency contracts in an attempt to manage the Portfolio's foreign currency exposure. The Portfolio may enter into forward currency contracts to set the rate at which currency exchanges will be made for specific contemplated transactions. The Portfolio may also enter into forward currency contracts in amounts approximating the value of one or more portfolio positions to fix the U.S. dollar value of those positions. Use of options, futures and forward currency contracts by the Diversified Income Portfolio is limited by market conditions, regulatory limitations and other tax considerations.

     The  use  of  forward  currency contracts, options and  futures  involves certain investment risks and transaction costs. These risks include: dependence on WTC's and the sub-advisers' ability to predict movements in the prices of individual securities, fluctuations in the general securities markets and movements in interest rates and currency markets; imperfect correlation between movements in the price of currency, options, futures contracts or related options and movements in the price of the currency or security hedged or used for cover; the fact that skills and techniques needed to trade options, futures contracts and related options or to use forward currency contracts are different from those needed to select the securities in which the Fund invests; lack of assurance that a liquid secondary market will exist for any particular option, futures contract or related option at any particular time; and the possible need to defer closing out certain forward currency contracts, options, futures contracts and related options in order to continue to qualify for the beneficial tax treatment afforded regulated investment companies under the Internal Revenue Code of 1986, as amended. (See "Taxes" in the Statement of Additional Information.)

     SHORT SALES AGAINST THE BOX. The Diversified Income Portfolio may engage in a short sale against the box as a hedge when WTC believes that the price of a security held by the Portfolio may decline or for tax planning purposes to defer recognition of gain or loss for tax purposes. In an ordinary or uncovered short sale, the seller does not own the securities sold, and must subsequently purchase an equivalent amount of securities in the market to complete or cover the transaction. In a "short sale against the box," however, the seller already owns securities equivalent to the securities sold short, and it is these securities which are held by the broker ("against the box") to cover the transaction. The broker borrows the securities that are actually sold from a third party. Since the seller already owns the securities sold and does not need to purchase equivalent securities in the market, the sale entails no possibility of market gain or risk of market loss other than the gain or loss that would be realized by an ordinary sale of the securities.

THE RODNEY SQUARE
    STRATEGIC FIXED-INCOME FUND
APPLICATION & NEW ACCOUNT REGISTRATION
____________________________________________________________________________
INSTRUCTIONS:                           RETURN THIS COMPLETED FORM TO:
FOR WIRING INSTRUCTIONS OR FOR          THE RODNEY SQUARE STRATEGIC
ASSISTANCE IN COMPLETING THIS               FIXED-INCOME FUND
FORM CALL (800) 336-9970                C/O RODNEY SQUARE MANAGEMENT CORP.
                                        P.O. Box 8987
                                        WILMINGTON, DE 19899-9752
______________________________________________________________________________
PORTFOLIO SELECTION ($1,000 MINIMUM)
     __ DIVERSIFIED INCOME PORTFOLIO $___________
     __ MUNICIPAL INCOME PORTFOLIO   $___________
     TOTAL AMOUNT TO BE INVESTED     $___________

____By check. (Make payable to "The Rodney Square Stategic Fixed-Income Fund")
____By wire. Call 1-800-336-9970 for Instructions.
____Bank from which funds will be wired _____________________
                              wire date _____________________
______________________________________________________________________________
ACCOUNT REGISTRATION - JOINT TENANTS USE LINES 1 AND 2; CUSTODIAN FOR A MINOR, USE LINES 1 AND 3; CORPORATION, TRUST OR OTHER ORGANIZATION OR ANY FIDUCIARY CAPACITY, USE LINE 4.

1.Individual__________________________________________________________________
            First Name    MI      Last Name     Customer Tax ID No.*
2.Joint Tenancy**
            __________________________________________________________________
            First Name    MI      Last Name     Customer Tax ID No.*
3.Gifts to Minors***
        _______________________  _______________  under the   __________
           Minor's Name        Customer Tax ID No.*            State
4.Other Registration
               _____________________________________  _____________________
                                                       Customer Tax ID No.*
5.If Trust, Date of Trust Instrument:_________________________________________

6._______________________________________
        Your Occupation
7.___________________________________   _______________________________________
       Employer's Name                       Employer's Address

*Customer  Tax  Identification No.: (a) for an individual, joint tenants,  or a custodial account under the Uniform Gifts/Transfers to Minors Act, supply the Social Security number of the registered account owner who is to be taxed;
 (b) for a trust, a corporation, a partnership, an organization, a fiduciary, etc., supply the Employer Identification number of the legal entity or or-ganization that will report income and/or gains.
** "Joint Tennants with Rights of Survivorship" unless otherwise specified.
*** Regulated by the state's Uniform Gift/Transfers to Minors Act.
______________________________________________________________________________
ADDRESS OF RECORD
______________________________________________________________________________
             Street
______________________________________________________________________________
3/96          City                 State             Zip Code

______________________________________________________________________________
DISTRIBUTION OPTIONS - IF THESE BOXES ARE NOT CHECKED, ALL DISTRIBUTIONS WILL BE INVESTED IN ADDITIONAL SHARES.
                                             Pay Cash for:
                                   Income Dividends              Other

DIVERSIFIED INCOME PORTFOLIO             ___                      ___

MUNICIPAL INCOME PORTFOLIO               ___                      ___

______________________________________________________________________________
CHECK  ANY  OF  THE FOLLOWING IF YOU WOULD LIKE ADDITIONAL INFORMATION  ABOUT
A PARTICULAR PLAN OR SERVICE SENT TO YOU.
___AUTOMATIC INVESTMENT PLAN ___SYSTEMATIC WITHDRAWAL PLAN ___CHECK REDEMPTIONS (Check redemptions services are generally not available for clients of
WTC through their trust or corporate cash management accounts; this service may also not be available for clients of Service Organizations.)
______________________________________________________________________________
RIGHTS OF ACCUMULATION (SEE PROSPECTUS) -- INDICATE ANY RELATED ACCOUNT(S) IN FUNDS OR PORTFOLIOS IN THE RODNEY SQUARE COMPLEX WHICH WOULD QUALIFY FOR A REDUCED SALES LOAD AS OUTLINED UNDER "PURCHASE OF SHARES-REDUCED SALES LOAD PLANS" IN THE PROSPECTUS.

_____________________  ____________  ____________________  ___________________
 Fund/Portfolio Name    Account No.   Registered Owner      Relationship

_____________________  ____________  ____________________  ___________________
 Fund/Portfolio Name    Account No.   Registered Owner      Relationship
______________________________________________________________________________
LETTER OF INTENT
I agree to the Letter of Intent provisions set forth below. I am not obligated but intend to invest an aggregate amount of at least:

__ $25,000  __ $50,000  __ $100,000  __ $250,000  __ $500,000  __ $1,000,000

Under the terms described under "PURCHASE OF SHARES-Reduced Sales Load Plans" in the Prospectus, over a thirteen-month period beginning __________________.

I hereby irrevocably constitute and appoint RSMC as my agent and attorney to surrender for redemption any or all escrowed shares with full power of substitution in the premises.

I understand that this letter is not effective until it is accepted by RSMC.

____________________________________   ____________________________________
  Authorized Signature                   Authorized Signature
______________________________________________________________________________
SALES LOAD WAIVERS -- PLEASE INDICATE IN THE SPACE PROVIDED THE NATURE OF YOUR ELIGIBILITY FOR A WAIVER OF SALES LOADS. (SEE "PURCHASE OF SHARES-SALES LOAD WAIVERS" IN THE PROSPECTUS.)

Nature of Affiliation ______________________________________________________
______________________________________________________________________________

CERTIFICATIONS AND SIGNATURE(S) - PLEASE SIGN EXACTLY AS REGISTERED UNDER "ACCOUNT REGISTRATION."
   I have received and read the Prospectus for The Rodney Strategic Fixed-Income Fund and agree to its terms; I am of legal age. I understand that the shares offered by this Prospectus are not deposits of, or guaranteed by, Wilmington Trust Company, nor are the shares insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency. I further understand that investment in these shares involves investment risks, including possible loss of principal. If a corporate customer, I certify that appropriate corporate resolutions authorizing investment in The Rodney Square Strategic Fixed-Income Fund been duly adopted.

  I certify under penalties of perjury that the Social Security number or taxpayer identification number shown above is correct. Unless the box below is checked, I certify under penalties of perjury that I am not subject to backup withholding because the Internal Revenue Service (a) has not notified me that I am as a result of failure to report all interest or dividends, or (b) has notified me that I am no longer subject to backup withholding. The certifications in this paragraph are required from all nonexempt persons to prevent backup withholding of 31% of all taxable distributions and gross redemption proceeds under the federal income tax law.

____Check here if you are subject to backup withholding.

Signature___________________________________________      Date____________

Signature___________________________________________      Date____________
           Joint Owner/Trustee
Check one:  __ Owner  __ Trustee  __ Custodian  __ Other _____________________
______________________________________________________________________________
IDENTIFICATION OF SERVICE ORGANIZATION
We authorize Rodney Square Management Corporation ("RSMC"), and Rodney Square Distributors, Inc. ("RSD") in the case of transactions by telephone, to act as our agents in connection with transactions authorized by this order form.
Service Organization Name and Code____________________________________________
Branch Address and Code_______________________________________________________
Representative or Other Employee Code_________________________________________
Authorized Signature of Service Organization___________Telephone (___)________

THE RODNEY SQUARE
    STRATEGIC FIXED-INCOME FUND
APPLICATION for TELEPHONE REDEMPTION OPTION
______________________________________________________________________________
Telephone redemption permits redemption of fund shares by telephone, with proceeds directed only to the fund account address of record or to the bank account designated below. For investments by check, telephone redemption is available only after these shares have been on the Fund's books for 10 days.

This form is to be used to add or change the telephone redemption option on your Rodney Square Strategic Fixed-Income Fund account(s).
______________________________________________________________________________
ACCOUNT INFORMATION
     Portfolio Name(s):_______________________________________________________
     Fund Account Number(s):__________________________________________________
                          (Please provide if you are a current account holder:)

  Registered in the Name(s) of:_______________________________________________

                               _______________________________________________

  Registered Address:_________________________________________________________

                     _________________________________________________________

NOTE: If this form is not submitted together with the application, a coporate resolution must be included for accounts registered to other than an individ-ual, a fiduciary or partnership.
______________________________________________________________________________
REDEMPTION INSTRUCTIONS

     ___Add            ___Change

Check one or more.
     ___Mail proceeds to my fund account address of record (must be $10,000 or less and address must be established for a minimum of 60 days)
     ___Mail proceeds to my bank
     ___Wire proceeds to my bank (minimum $1,000)
     ___All of the above

Telephone redemption by wire can be used only with financial institutions that are participants in the Federal Reserve Bank Wire System. If the financial institution you designate is not a Federal Reserve participant, telephone redemption proceeds will be mailed to the named financial institution. In either case, it may take a day or two, upon receipt for your financial institution to credit your bank account with the proceeds, depending on its internal crediting procedures.
______________________________________________________________________________
3/96

BANK INFORMATION
PLEASE COMPLETE THE FOLLOWING INFORMATION ONLY IF PROCEEDS MAILED/WIRED TO YOUR BANK WAS SELECTED. A VOIDED BANK CHECK MUST BE ATTACHED TO THIS APPLICATION.
  Name of Bank________________________________________________________________
  Bank Routing Transit #______________________________________________________
  Bank Address________________________________________________________________
  City/State/Zip______________________________________________________________
  Bank________________________________________________________________________
  Account Number______________________________________________________________
  Name(s) on Bank Account_____________________________________________________
______________________________________________________________________________
AUTHORIZATIONS
 By electing the telephone redemption option, I appoint Rodney Square Management Corporation ("RSMC"), my agent to redeem shares of any designated Rodney Square fund when so instructed by telephone. This power will continue if I am disabled or incapacitated. I understand that a request for telephone redemption may be made by anyone, but the proceeds will be sent only to the account address of record or to the bank listed above. Proceeds in excess of $10,000 will only be sent to your predesignated bank. By signing below, I agree on behalf of myself, my assigns, and successors, not to hold RSMC and any of its affiliates, or any Rodney Square fund responsible for acting under the powers I have given RSMC. I also agree that all account and registration information I have given will remain the same unless I instruct RSMC otherwise in a written form, including a signature guarantee. If I want to terminate this agreement, I will give RSMC at least ten days notice in writing. If RSMC or the Rodney Square funds want to terminate this agreement, they will give me at least ten days notice in writing.
 All owners on the account must sign below and obtain signature guarantee(s).

_____________________________________      ___________________________________
Signature of Individual Owner              Signature of Joint Owner (if any)


______________________________________________________________________________
Signature of Corporate Officer, Trustee or other _ please include your title

You must have a signature(s) guaranteed by an eligible institution acceptable to the Fund's transfer agent, such as a bank, broker/dealer, government securi-ties dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association. A Notary Public is not an acceptable guarantor.
                         SIGNATURE GUARANTEE(S) (stamp)

[Outside cover -- Divided into three sections]
[Leftmost Section]

DIRECTORS
Eric Brucker
Fred L. Buckner
Martin L. Klopping
John J. Quindlen
------------------
OFFICERS
Martin L. Klopping, President
Joseph M. Fahey, Jr., Vice President
Robert C. Hancock, Vice President & Treasurer
Marilyn Talman, Esq., Secretary
Diane D. Marky, Assistant Secretary
Connie L. Meyers, Assistant Secretary
Louis C. Schwartz, Esq., Assistant Secretary
John J. Kelley, Assistant Treasurer
-------------------------------------
ADMINISTRATOR AND TRANSFER AGENT
Rodney Square Management Corporation
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890-0001
---------------------------
INVESTMENT ADVISER AND CUSTODIAN
Wilmington Trust Company
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890-0001
---------------------------
DISTRIBUTOR
Rodney Square Distributors, Inc.
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890-0001

[Middle Section]

THE RODNEY SQUARE
STRATEGIC
FIXED-INCOME
FUND


[Graphic] Caesar
Rodney upon his
galloping horse
facing right,
reverse image on
dark background


PROSPECTUS
March 1, 1996

TABLE OF CONTENTS

     Page
Expense Table                                2
Financial Highlights                         4
Questions and Answers About the Funds        6
Investment Objectives and Policies           8
Purchase of Shares                          12
Shareholder Accounts                        15
Redemption of Shares                        15
Exchange of Shares                          17
How Net Asset Value is Determined           18
Dividends, Other distributions and Taxes    19
Performance Information                     21
Management of the Fund                      22
Description of the Fund                     24
Appendix                                    25
Application and New Account Registration    31

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                              Rodney Square North
                           1100 North Market Street
                       Wilmington, Delaware  19890-0001


           The Rodney Square Strategic Fixed-Income Fund (the "Fund") is an open-end investment company consisting of two portfolios, The Rodney Square Diversified Income Portfolio (the "Diversified Income Portfolio") and The Rodney Square Municipal Income Portfolio (the "Municipal Income Portfolio" and, together with the Diversified Income Portfolio, the "Portfolios"). The Diversified Income Portfolio seeks high total return, consistent with high current income, by investing principally in various types of investment grade fixed-income securities. The Municipal Income Portfolio seeks a high level of income exempt from federal income tax consistent with the preservation of capital.








------------------------------------------------------------------------------


                      STATEMENT OF ADDITIONAL INFORMATION

                                 March 1, 1996




------------------------------------------------------------------------------

      This Statement of Additional Information is not a prospectus and should be read in conjunction with the Fund's current Prospectus, dated March 1, 1996, as amended from time to time. A copy of the current Prospectus may be obtained, without charge, by writing to Rodney Square Distributors, Inc. ("RSD"), Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001, and from certain institutions such as banks or broker-dealers that have entered into servicing agreements with RSD or by calling (800) 336-9970.

                               TABLE OF CONTENTS

                                                             PAGE
                                                             ----
INVESTMENT POLICIES.......................................     1
SPECIAL CONSIDERATIONS....................................    10
INVESTMENT LIMITATIONS....................................    11
TRUSTEES AND OFFICERS.....................................    14
WILMINGTON TRUST COMPANY..................................    15
INVESTMENT ADVISORY SERVICES..............................    16
ADMINISTRATION, ACCOUNTING AND DISTRIBUTION AGREEMENTS
     AND RULE 12b-1 PLANS.................................    17
PORTFOLIO TRANSACTIONS....................................    21
PORTFOLIO TURNOVER........................................    22
REDEMPTIONS...............................................    22
NET ASSET VALUE AND DIVIDENDS.............................    23
PERFORMANCE INFORMATION...................................    24
TAXES.....................................................    31
DESCRIPTION OF THE FUND...................................    34
OTHER INFORMATION.........................................    35
FINANCIAL STATEMENTS......................................    36
APPENDICES:
     APPENDIX A - OPTIONS, FUTURES AND FORWARD CURRENCY
          CONTRACT STRATEGIES.............................    A-1
     APPENDIX B - DESCRIPTION OF RATINGS..................    B-1

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                              INVESTMENT POLICIES

      The following information supplements the information concerning each Portfolio's investment objective, policies and limitations found in the Prospectus.

THE DIVERSIFIED INCOME PORTFOLIO AND THE MUNICIPAL INCOME PORTFOLIO

      Wilmington Trust Company ("WTC"), the Portfolios' Investment Adviser, employs an investment process that is disciplined, systematic and oriented toward a quantitative assessment and control of volatility. The Portfolios' exposure to credit risk is moderated by limiting the Portfolios' investments to securities that, at the time of purchase, are rated investment grade by a nationally recognized statistical rating organization such as Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services ("S&P"), or, if unrated, are determined by WTC to be of comparable quality.
Ratings, however, are not guarantees of quality or of stable credit quality. WTC continuously monitors the quality of the Portfolios' holdings, and should the rating of a security be downgraded or its quality be adversely affected, WTC will determine whether it is in the best interest of the affected Portfolio to retain or dispose of the security.

      The effect of interest rate fluctuations in the market on the principal value of the Portfolios is moderated by limiting the average dollar weighted duration of their investments - in the case of the Diversified Income Portfolio to a range of 2.5 to 4 years and in the case of the Municipal Income Portfolio to a range of 4 to 8 years. Investors may be more familiar with the term average effective maturity (when, on average, the fixed-income securities held by the Portfolio will mature) which is sometimes used to express the anticipated term of the Portfolios' investments. Generally, the stated maturity of a fixed-income security is longer than its projected duration. Under normal market conditions, the average effective maturity, in the case of the Diversified Income Portfolio, is expected to fall within a range of approximately 3 to 5 years, and in the case of the Municipal Income Portfolio, within a range of approximately 5 to 10 years.

THE DIVERSIFIED INCOME PORTFOLIO

      WTC's goal in managing the Diversified Income Portfolio is to gain additional return by analyzing all of the market complexities and individual security attributes which affect the returns of fixed-income securities. The Portfolio is intended to appeal to investors who want a thoughtful exposure to the broad fixed-income securities market and the high current returns that characterize the short to intermediate term sector of that market.

      Given the short to intermediate average duration of the Diversified Income Portfolio's holdings and the current interest rate environment, the Portfolio should experience smaller price fluctuations than those experienced by longer term bond funds and a higher yield than fixed-price money market funds. Of course, the Portfolio will likely experience larger price fluctuations than money market funds and a lower yield than longer term bond funds. Given the quality of its holdings, which must be investment grade
(rated within the top four categories) or comparable to investment grade securities at the time of purchase, the Portfolio will accept lower yields in order to avoid the credit concerns experienced by funds that invest in lower quality fixed-income securities.

THE MUNICIPAL INCOME PORTFOLIO

      WTC's goal in managing the Municipal Income Portfolio is to achieve high interest income that is exempt from federal income tax and to preserve capital by analyzing the market complexities and individual security attributes which affect the returns of municipal securities and other types of fixed-income securities. The Portfolio is intended to appeal to investors who want high current tax-free income with moderate price fluctuations.

       Given the intermediate average duration of the Municipal Income Portfolio's holdings and the current interest rate environment, the Portfolio should experience smaller price fluctuations than those experienced by longer term municipal funds and a higher yield than fixed-price tax-exempt money market funds. Of course, the Portfolio will likely experience larger price fluctuations than money market funds and a lower yield than longer term municipal funds. Given the quality of its holdings, which must be investment grade (rated within the top four categories) or comparable to investment grade securities at the time of purchase, the Portfolio should also experience lesser price fluctuations (as well as lower yields) than those experienced by funds that invest in lower quality tax-exempt securities.

      The Municipal Income Portfolio may invest in the securities of other investment companies within the limits prescribed by the 1940 Act. Under normal circumstances, the Portfolio intends to invest less than 5% of the value of its assets in the securities of other investment companies. In addition to the Portfolio's expenses (including the various fees), as a shareholder in another investment company, the Portfolio would bear its pro rata portion of the other investment company's expenses (including fees). However, the Portfolio's Investment Adviser will waive its investment advisory fee with respect to the assets of the Portfolio invested in other investment companies, to the extent of the advisory fee charged by any investment adviser to such investment company.

      Although it has no current intention of so doing, the Municipal Income Portfolio may also engage in certain investment strategies, such as entering into reverse repurchase agreements and short selling that may generate federally taxable income or capital gains. For additional information regarding such investment strategies, see "Investment Strategies that may be used by the Diversified Income Portfolio" in the Appendix to the Prospectus.

PORTFOLIO INVESTMENTS

       The Portfolios may purchase the following types of fixed-income securities:

      FIXED-INCOME SECURITIES WITH BUY-BACK FEATURES. Fixed-income securities with buy-back features enable the Portfolios to recover principal upon tendering the securities to the issuer or a third party. These buy-back features are often supported by letters of credit issued by domestic or foreign banks. In evaluating a foreign bank's credit, WTC considers whether adequate public information about the bank is available and whether the bank may be subject to unfavorable political or economic developments, currency controls or other governmental restrictions that could adversely affect the bank's ability to honor its commitment under the letter of credit. The Municipal Income Portfolio will not acquire municipal securities with buy-back features if, in the opinion of counsel, the existence of a buy-back feature would alter the tax-exempt nature of interest payments on the underlying securities and cause those payments to be taxable to that Portfolio and its shareholders.

      Buy-back features include standby commitments, put bonds and demand features.

           STANDBY COMMITMENTS. The Portfolios may acquire standby commitments from broker-dealers, banks or other financial intermediaries to enhance the liquidity of portfolio securities. A standby commitment entitles a Portfolio to same day settlement at amortized cost plus accrued interest, if any, at the time of
     exercise.   The  amount  payable  by  the  issuer  of  the   standby
     commitment during the time that the commitment is exercisable generally approximates the market value of the securities underlying the commitment. Standby commitments are subject to the risk that the issuer of a commitment may not be in a position to pay for the securities at the time that the commitment is exercised.

           Ordinarily, a Portfolio will not transfer a standby commitment to a third party, although the Portfolio may sell securities subject to a standby commitment at any time. A Portfolio may purchase standby commitments separate from or in conjunction with the purchase of the securities subject to the commitments. In the latter case, the Portfolio may pay a higher price for the securities acquired in consideration for the commitment.

           PUT BONDS. A put bond (also referred to as a tender option or third party bond) is a bond created by coupling an intermediate or long-term fixed-rate bond with an agreement giving the holder the option of tendering the bond to receive its par value. As consideration for providing this tender option, the sponsor of the bond (usually a bank, broker-dealer or other financial intermediary) receives periodic fees that equal the difference between the bond's fixed-coupon rate and the rate (determined by a remarketing or similar agent) that would cause the bond, coupled with the tender option, to trade at par. By paying the tender offer fees, a Portfolio in effect holds a demand obligation that bears interest at the prevailing short-term rate.

           In selecting put bonds for the Portfolios, WTC takes into consideration the creditworthiness of the issuers of the underlying bonds and the creditworthiness of the providers of the tender option features. A sponsor may withdraw the tender option feature if the issuer of the underlying bond defaults on interest or principal payments, the bond's rating is downgraded or, in the case of a municipal bond, the bond loses its tax-exempt status.

           DEMAND FEATURES. Many variable-rate securities carry demand features that permit the holder to demand repayment of the principal amount of the underlying securities plus accrued interest, if any, upon a specified number of days' notice to the issuer or its agent. A demand feature may be exercisable at any time or at specified intervals. Variable-rate securities with demand features are treated as having a maturity equal to the time remaining before the holder can next demand payment of principal. The issuer of a demand feature instrument may have a corresponding right to prepay the outstanding principal of the instrument plus accrued interest, if any, upon notice comparable to that required for the holder to demand payment.

      GUARANTEED INVESTMENT CONTRACTS. A guaranteed investment contract ("GIC") is a general obligation of an insurance company. A GIC is generally structured as a deferred annuity under which the purchaser agrees to pay a given amount of money to an insurer (either in a lump sum or in installments) and the insurer promises to pay interest at a guaranteed rate (either fixed or variable) for the life of the contract. Some GIC's provide that the insurer may periodically pay discretionary excess interest over and above the guaranteed rate. At the GIC's maturity, the purchaser generally is given the option of receiving payment or an annuity. Certain GIC's may have features which permit redemption by the issuer at a discount from par value.

       Generally, GIC's are not assignable or transferable without the permission of the issuer. As a result, the acquisition of GIC's is subject to the limitations applicable to each Portfolio's acquisition of illiquid and restricted securities. The holder of GIC's is dependent on the credit worthiness of the issuer as to whether the issuer is able to meet its obligations. Neither Portfolio intends to invest more than 5% of its net assets in GIC's.


      ILLIQUID SECURITIES. A Portfolio may not purchase or otherwise acquire any security or invest in a repurchase agreement if, as a result, more than 15% of the Portfolio's net assets (taken at current value) would be invested in illiquid securities. For purposes of this limitation, repurchase agreements not entitling the holder to payment of principal within seven days and securities that are illiquid by virtue of legal or contractual restrictions on resale ("restricted securities") or the absence of a readily available market are considered illiquid.

       Restricted securities may be sold only in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act or in a registered public offering. Where registration is required, a Portfolio may be obligated to pay all or part of the registration expense and a considerable period may elapse before the Portfolio may sell the security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it initially decided to sell the security.


      In recent years a large institutional market has developed for certain securities that are not registered under the 1933 Act, including private placements, repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. These instruments are often restricted securities because the securities are either themselves exempt from registration or sold in transactions not requiring registration. Institutional investors generally will not seek to sell these instruments to the general public, but instead will often depend either on an efficient institutional market in which such unregistered securities can be readily resold or on an issuer's ability to honor a demand for repayment. Therefore, the fact that there are contractual or legal restrictions on resale to the general public or certain institutions is not dispositive of the liquidity of such investments.

      To facilitate the increased size and liquidity of the institutional markets for unregistered securities, the SEC adopted Rule 144A under the 1933 Act. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. Institutional markets for restricted securities have developed as a result of Rule 144A, providing both readily ascertainable values for restricted securities and the ability to liquidate an investment to satisfy share redemption orders. Such markets include automated systems for the trading, clearance and settlement of unregistered securities of domestic and foreign issuers, such as the PORTAL System sponsored by the National Association of Securities Dealers, Inc. An insufficient number of qualified institutional buyers interested in purchasing Rule 144A-eligible restricted securities held by the Portfolio, however, could affect adversely the marketability of such portfolio securities, and the Portfolio might be unable to dispose of such securities promptly or at reasonable prices.

      The Board of Trustees has the ultimate responsibility for determining whether 144A securities are liquid or illiquid. The Board has delegated the function of making day-to-day determinations of liquidity to WTC pursuant to guidelines approved by the Board. WTC monitors the liquidity of 144A securities in the Portfolio's portfolio and reports periodically on such decisions to the Trustees. WTC takes into account a number of factors in reaching liquidity decisions, including (1) the frequency of trades for the security, (2) the number of dealers that made quotes for the security, (3) the number of dealers that have undertaken to make a market in the security, (4) the number of other potential purchasers for the security and (5) the nature of the security and how trading is effected (e.g., the time needed to sell the security, how offers are solicited and the mechanics of the transfer).

          OVER-THE-COUNTER OPTIONS. All or a portion of the value of the instrument underlying an over-the-counter option may be illiquid depending on the assets held to cover the option and the nature and terms of any agreement a Portfolio may have to close out the option before expiration.

      MORTGAGE-BACKED SECURITIES. Mortgage-backed securities are securities representing interests in a pool of mortgages secured by real property.

       Government National Mortgage Association ("GNMA") mortgage-backed securities are securities representing interests in pools of mortgage loans to residential home buyers made by lenders such as mortgage bankers, commercial banks and savings associations and are either guaranteed by the Federal Housing Administration or insured by the Veterans Administration. Timely payment of interest and principal on each mortgage loan is backed by the full faith and credit of the U.S. Government.

      The Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") both issue mortgage-backed securities that are similar to GNMA securities in that they represent interests in pools of mortgage loans. FNMA guarantees timely payment of interest and principal on its certificates and FHLMC guarantees timely payment of interest and ultimate payment of principal. FHLMC also has a program under which it guarantees timely payment of scheduled principal as well as interest. FNMA and FHLMC guarantees are backed only by those agencies and not by the full faith and credit of the U.S. Government; however, the close relationship between agencies and the U.S. Government makes their securities high quality with minimal credit risks.

     In the case of mortgage-backed securities that are not backed by the U.S. Government or one of its agencies, a loss could be incurred if the collateral backing these securities is insufficient. This may occur even though the collateral is U.S. Government-backed.

      Most mortgage-backed securities pass monthly payment of principal and interest through to the holder after deduction of a servicing fee. However, other payment arrangements are possible. Payments may be made to the holder on a different schedule than that on which payments are received from the borrower, including, but not limited to, weekly, bi-weekly and semiannually. The monthly principal and interest payments also are not always passed through to the holder on a pro-rata basis. In the case of collateralized mortgage obligations ("CMO's"), the pool is divided into two or more tranches and special rules for the disbursement of principal and interest payments are established.

       CMO residuals are derivative securities that generally represent interests in any excess cash flow remaining after making required payments of principal and interest to the holders of the CMO's described above. Yield to maturity on CMO residuals is extremely sensitive to prepayments. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual also will be extremely sensitive to the level of the index upon which interest rate adjustments are based.

      Stripped mortgage-backed securities ("SMBS") are derivative multi-class mortgage securities and may be issued by agencies or instrumentalities of the U.S. Government or by private mortgage lenders. SMBS usually are structured with two classes that receive different proportions of the interest and/or principal distributions on a pool of mortgage assets. A common type of SMBS will have one class of holders receiving all interest payments - "Interest Only" or "IO" - and another class of holders receiving the principal repayments - "Principal Only" or "PO." The yield to maturity of IO and PO classes are extremely sensitive to prepayments on the underlying mortgage assets.

      Although the Portfolios do not intend to invest in securities of investment companies generally, a Portfolio may invest in mortgage-backed securities that are issued by entities that would be considered investment companies under the Investment Company Act of 1940 ("1940 Act") but for an exemption from that Act granted by the Securities and Exchange Commission ("SEC"); and the Municipal Income Portfolio, as noted in the Prospectus, may invest, under certain circumstances, in money market funds.

      MUNICIPAL SECURITIES. Municipal securities are debt obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their sub-divisions, agencies and instrumentalities, the interest on which is, may be in the opinion of bond counsel, exempt from federal income tax. These debt obligations are issued to obtain funds for various public purposes, such as the construction of public facilities, the payment of general operating expenses or the refunding of outstanding debts. They may also be issued to finance various privately owned or operated activities. The three general categories of municipal securities are general obligation, revenue or special obligation and private activity municipal securities.

           GENERAL OBLIGATION SECURITIES. The proceeds from general obligation securities are used to fund a wide range of public projects, including the construction or improvement of schools, highways and roads, water and sewer systems. These obligations are secured by the municipality's pledge of principal and interest and are payable from the municipality's general unrestricted revenues.

           REVENUE OR SPECIAL OBLIGATION SECURITIES. The proceeds from revenue or special obligation securities are used to fund a wide variety of capital projects, including electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; and hospitals. These obligations are secured by revenues from a specific facility or group of facilities or, in some cases, from a specific revenue source such as an excise tax. Many municipal issuers also establish a debt service reserve fund from which principal and interest payments are made. Further security may be available in the form of the state's ability, without obligation, to make up deficits in the reserve fund.

          MUNICIPAL LEASE OBLIGATIONS. These revenue or special obligation securities may take the form of a lease, an installment purchase or a conditional sale contract issued by state and local governments and authorities to acquire land, equipment and facilities. Usually, the Portfolios will purchase a participation interest in a municipal lease obligation from a bank or other financial intermediary. The participation interest gives the holder a pro rata, undivided interest in the total amount of the obligation.

          Municipal leases frequently have risks distinct from those associated with general obligation or revenue bonds. The interest income from the lease obligation may become taxable if the lease is assigned. Also, to free the municipal issuer from constitutional or statutory debt issuance limitations, many leases and contracts include non-appropriation clauses providing that the municipality has no obligation to make future payments under the lease or contract unless money is appropriated for that purpose by the municipality on a yearly or other periodic basis. Finally, the lease may be illiquid.

          RESOURCE RECOVERY BONDS. A number of factors may affect the value and credit quality of these revenue or special obligations. These factors include the viability of the project being financed, environmental protection regulations and project operator tax incentives.

           PRIVATE ACTIVITY SECURITIES. Private activity securities may be issued by municipalities to finance privately owned or operated educational, hospital or housing facilities, local facilities for water supply, gas, electricity or sewage or solid waste disposal and industrial or commercial facilities. The payment of principal and interest on these obligations generally depends upon the credit of the private owner/use of the facilities financed and, in certain instances, the pledge of real and personal property by the private owner/user. The interest income from certain types of private activity securities may be considered a tax preference item for purpose of the federal alternative minimum tax.

     Short-term municipal securities include the following:

          TAX ANTICIPATION NOTES ("TAN'S") AND REVENUE ANTICIPATION NOTES ("RAN'S"). These notes are issued by states, municipalities and other tax-exempt issuers to finance short-term cash needs or, occasionally, to finance construction. Most TAN's and RAN's are general obligations of the issuing entity payable from taxes or revenues, respectively, expected to be received within one year.

          BOND ANTICIPATION NOTES ("BAN'S"). These notes are issued with the expectation that principal and interest of the maturing notes will be paid out of proceeds from bonds to be issued concurrently or at a later date. BAN's are issued most frequently by revenue bond issuers to finance such items as construction and mortgage purchases.

           CONSTRUCTION LOAN NOTES ("CLN'S"). These notes are issued primarily by housing agencies to finance construction of projects for an interim period prior to a bond issue. CLN's are secured by a lien on the property under construction.

      PARTICIPATION INTERESTS AND ASSET-BACKED SECURITIES. The Portfolios may invest in participation interests in fixed-income securities. A participation interest provides the certificate holder with a specified interest in an issue of fixed-income securities. The Portfolios may also purchase participation interests in pools of securities backed by various types of fixed-income obligations, known as "asset-backed securities." For example, the Diversified Income Portfolio may purchase interests in fixed-income obligations generated by motor vehicle installment sales, installment loan contracts, leases of various types of real and personal property and receivables from revolving credit card agreements. The Municipal Income Portfolio may purchase interests in leases of various types of municipal property.

      Some participation interests give the holders differing interests in the underlying securities, depending upon the type or class of certificate purchased. For example, coupon strip certificates give the holder the right to receive a specific portion of interest payments on the underlying securities; principal strip certificates give the holder the right to receive principal payments and the portion of interest not payable to coupon strip certificate holders. Holders of certificates of participation in interest payments may be entitled to receive a fixed rate of interest, a variable rate that is periodically reset to reflect the current market rate or an auction rate that is periodically reset at auction. Asset-backed residuals represent interests in any excess cash flow remaining after required payments of principal and interest have been made.

     More complex participation interests involve special risk considerations. Since these instruments have only recently been developed, there can be no assurance that any market will develop or be maintained for the instruments. Generally, the fixed-income securities that are deposited in trust for the holders of these interests are the sole source of payments on the interests; holders cannot look to the sponsor or trustee of the trust or to the issuers of the securities held in trust or to any of their affiliates for payment.

      Participation interests purchased at a discount may experience price volatility. Certain types of interests are sensitive to fluctuations in market interest rates and to prepayments on the underlying securities. A rapid rate of prepayment can result in the failure to recover the holder's initial investment.

      The extent to which the yield to maturity of a participation interest is sensitive to prepayments depends, in part, upon whether the interest was purchased at a discount or premium, and if so, the size of that discount or premium. Generally, if a participation interest is purchased at a premium and principal distributions occur at a rate faster than that anticipated at the time of purchase, the holder's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a participation interest is purchased at a discount and principal distributions occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be higher than that assumed at the time of purchase.

      Participation interests in pools of fixed-income securities backed by certain types of debt obligations involve special risk considerations. The issuers of securities backed by automobile and truck receivables typically file financing statements evidencing security interests in the receivables, and the servicers of those obligations take and retain custody of the obligations. If the servicers, in contravention of their duty to the holders of the securities backed by the receivables, were to sell the obligations, the third party purchasers could acquire an interest superior to the interest of the security holders. Also, most states require that a security interest in a vehicle be noted on the certificate of title and the certificate of title may not be amended to reflect the assignment of the lender's security interest. Therefore, the recovery of the collateral in some cases may not be available to support payments on the securities. Securities backed by credit card receivables are generally unsecured, and both federal and state consumer protection laws may allow set-offs against certain amounts owed.

      The Municipal Income Portfolio will only invest in participation interests in municipal securities, municipal leases or in pools of securities backed by municipal assets if, in the opinion of counsel, any interest income on the participation interest will be exempt from federal income tax to the same extent as the interest on the underlying securities.

      VARIABLE AND FLOATING RATE SECURITIES. Each Portfolio may invest in variable and floating rate securities. The terms of variable and floating rate instruments provide for the interest rate to be adjusted according to a formula on certain predetermined dates. Floating rate securities have interest rates that change whenever there is a change in a designated base rate while variable-rate securities provide for a specified periodic adjustment in the interest rate. In both cases, these adjustments are intended to result in the securities having a market value that approximates their par value.

      The variable rate nature of these securities decreases changes in their value due to interest rate fluctuations. As interest rates decrease or increase, the potential for capital gain and the risk of capital loss is less than would be the case for fixed-income securities. Variable and floating rate instruments with minimum or maximum rates set by state law are subject to somewhat greater fluctuations in value. Because the adjustment of interest rates on floating and variable-rate securities is made in relation to a designated base rate or rate adjustment index, interest rates on these securities may be higher or lower than current market rates for fixed-rate obligations of comparable quality with similar stated maturities. Variable and floating rate instruments that are repayable on demand at a future date are deemed to have a maturity equal to the time remaining until the principal will be received on the assumption that the demand feature is exercised on the earliest possible date. For the purposes of evaluating the credit risks of variable and floating rate instruments, these instruments are deemed to have a maturity equal to the time remaining until the earliest date the holder is entitled to demand repayment of principal.

     Each Portfolio may also purchase inverse floaters which are floating rate instruments whose interest rates bear an inverse relationship to the interest rate on another security or the value of an index. Changes in the interest rate on the other security or index inversely affect the interest rate paid on the inverse floater, with the result that the inverse floater's price is considerably more volatile than that of a fixed-rate security. For example, an issuer may decide to issue two variable-rate instruments instead of a single long-term, fixed-rate bond. The interest rate on one instrument reflects short-term interest rates, while the interest rate on the other instrument (the inverse floater) reflects the approximate rate the issuer would have paid on a fixed-rate bond multiplied by two minus the interest rate paid on the short-term instrument. Depending on market availability, the two variable-rate instruments may be combined to form a fixed-rate bond. The market for inverse floaters is relatively new.

     WHEN-ISSUED SECURITIES AND DELAYED-DELIVERY TRANSACTIONS. Each Portfolio may buy when-issued securities or sell securities on a delayed-delivery basis. This means that delivery and payment for the securities normally will take place approximately 15 to 90 days after the date of the transaction. The payment obligation and the interest rate that will be received are each fixed at the time the buyer enters into the commitment. During the period between purchase and settlement, no payment is made by the purchaser and no interest accrues to the purchaser. However, when a security is sold on a delayed-delivery basis, the seller does not participate in further gains or losses with respect to the security. If the other party to a when-issued or delayed-delivery transaction fails to transfer or pay for the securities, the Portfolio could miss a favorable price or yield opportunity or could suffer a loss.

      A Portfolio will make a commitment to purchase when-issued securities only with the intention of actually acquiring the securities, but the Portfolio may dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. A Portfolio may also sell the underlying securities before they are delivered which may result in gains or losses. A separate account for each Portfolio is established at the Fund's custodian bank, into which cash and/or liquid high-grade debt securities equal to the amount of when-issued purchase commitments is deposited. If the market value of the deposited securities declines, additional cash or securities will be placed in the account on a daily basis to cover the Portfolio's outstanding commitments.

      When a Portfolio purchases a security on a when-issued basis, the security is recorded as an asset on the commitment date and is subject to changes in market value generally, based upon changes in the level of interest rates. Thus, upon delivery, the market value of the security may be higher or lower than its cost, and this may increase or decrease the Portfolio's net asset value. When payment for a when-issued security is due, a Portfolio will meet its obligations from then-available cash flow, the sale of the securities held in the separate account, the sale of other securities or from the sale of the when-issued securities themselves. The sale of securities to meet a when-issued purchase obligation carries with it the potential for the realization of capital gains or losses.

      The Municipal Income Portfolio may purchase securities on a when-issued basis in connection with the refinancing of an issuer's outstanding indebtedness ("refunding contracts"). These contracts require the issuer to sell and the Portfolio to buy municipal obligations at a stated price and yield on a settlement date that may be several months or several years in the future. The offering proceeds are then used to refinance existing municipal obligations. Although the Municipal Income Portfolio may sell its rights under a refunding contract, the secondary market for these contracts may be less liquid than the secondary market for other types of municipal securities. The Portfolio generally will not be obligated to pay the full purchase price if it fails to perform under a refunding contract. Instead, refunding contracts usually provide for payment of liquidated damages to the issuer
(currently 15-20% of the purchase price). The Portfolio may secure its obligation under a refunding contract by depositing collateral or a letter of credit equal to the liquidated damages provision of the refunding contract. When required by SEC guidelines, the Portfolio will place liquid assets in a segregated custodial account equal in amount to its obligations under outstanding refunding contracts.

      ZERO COUPON BONDS. The Portfolios may invest in zero coupon bonds of governmental or private issuers that generally pay no interest to their holders prior to maturity. Since zero coupon bonds do not make regular interest payments, they allow an issuer to avoid the need to generate cash to meet current interest payments and may involve greater credit risks than bonds paying interest currently. Tax laws requiring the distribution of accrued discount on the bonds, even though no cash equivalent thereto has been paid, may cause a Portfolio to liquidate investments in order to make the required distributions.

       LENDING OF PORTFOLIO SECURITIES. Each Portfolio may make fully collateralized loans of its portfolio securities. The Municipal Income Portfolio has no current intention of so doing but may lend its portfolio securities only under unusual market conditions, since the interest income that a Portfolio receives from lending its securities is considered taxable income.

      When a Portfolio lends its portfolio securities, it will retain all or a portion of the interest received on investment of the cash collateral or will receive a fee from the borrower. Although voting rights, or rights to consent, with respect to the loaned securities will pass to the borrower, the Portfolio will retain the right to call a loan at any time on reasonable notice, and will do so to exercise voting rights, or rights to consent, on any matter materially affecting the investment. A Portfolio may also call these loans in order to sell the securities.

      OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES. Although the Municipal Income Portfolio has no current intention of so doing, each Portfolio may use options, futures contracts and (with respect to the Diversified Income Portfolio only) forward currency contracts as described in the Appendix to the Prospectus. For additional information regarding such investment strategies, see the discussion in Appendix A to this Statement of Additional Information.

CONCENTRATION POLICY - THE MUNICIPAL INCOME PORTFOLIO

      The Municipal Income Portfolio may invest more than 25% of its assets in sectors of the municipal securities market, such as the health care, housing or electric utilities sectors.

      HEALTH CARE SECTOR. The health care industry is subject to regulatory action by a number of private and governmental agencies, including federal, state and local governmental agencies. A major source of revenues for the industry is payments from the Medicare and Medicaid programs. As a result, the industry is sensitive to legislative changes and reductions in governmental spending for those programs. Numerous other factors may affect the industry, such as general and local economic conditions; demand for services; expenses (including malpractice insurance premiums); and competition among health care providers. In the future, the following may adversely affect the industry: adoption of legislation proposing a national health insurance program; medical and technological advances which alter the demand for health services or the way in which such services are provided; and efforts by employers, insurers and governmental agencies to reduce the costs of health insurance and health care services.

      Health care facilities include life care facilities, nursing homes and hospitals. Bonds to finance these facilities are typically secured by the revenues from the facilities and not by state or local government tax payments. Moreover, in the case of life care facilities, since a portion of housing, medical care and other services may be financed by an initial deposit, there may be a risk of default in the payment of principal or interest on a bond issue if the facility does not maintain adequate financial reserves for debt service.

      HOUSING SECTOR. Housing revenue bonds typically are issued by state, county and local housing authorities and are secured only by the revenues of mortgages originated by those authorities using the proceeds of the bond issues. Factors that may affect the financing of multi-family housing projects include acceptable completion of construction, proper management, occupancy and rent levels, economic conditions and changes in regulatory requirements.

      Since the demand for mortgages from the proceeds of a bond issue cannot be precisely predicted, the proceeds may be in excess of demand, which would result in early retirement of the bonds by the issuer. Since the cash flow from mortgages cannot be precisely predicted, differences in the actual cash flow from the assumed cash flow could have an adverse impact upon the issuer's ability to make scheduled payments of principal and interest or could result in early retirement of the bonds.

      Scheduled principal and interest payments are often made from reserve or sinking funds. These reserves are funded from the bond proceeds, assuming certain rates of return on investment of the reserve funds. If the assumed rates of return are not realized because of changes in interest rate levels or for other reasons, the actual cash flow for scheduled payments of principal and interest on the bonds may be inadequate.

       ELECTRIC UTILITIES SECTOR. The electric utilities industry has experienced, and may experience in the future: problems in financing large construction programs in an inflationary period; cost increases and delays caused by environmental considerations (particularly with respect to nuclear facilities); difficulties in obtaining fuel at reasonable prices; the effects of conservation on the demand for energy; increased competition from alternative energy sources; and the effects of rapidly changing licensing and safety requirements.


                            SPECIAL CONSIDERATIONS

     YIELD FACTORS. The yields on fixed-income securities depend on a variety of factors, including general debt market conditions, effective marginal tax rates, general conditions in the municipal securities market, the financial condition of the issuer, the size of a particular offering, the maturity of the obligation and the rating of the issue. In an attempt to capitalize on the differences in the yield and price of fixed-income securities of differing maturities, maturities may be varied according to the structure and level of interest rates and WTC's expectations of changes in those rates. The interest rate and price relationships between different categories of fixed-income securities of the same or generally similar maturity tend to reflect broad swings in interest rates and relative supply and demand. Disparities in yield relationships may afford opportunities to invest in more attractive market sectors or specific issues. Changing preferences and circumstances of lenders and borrowers in different market sectors may also present market trading opportunities. WTC may sell securities held for brief periods of time if it believes that a transaction, net of costs (including taxes with respect to the Municipal Income Portfolio), will improve the overall return of a Portfolio.

      RATINGS. Moody's and S&P are private services that provide ratings of the credit quality of debt obligations. A description of the ratings assigned by Moody's and S&P to the securities in which the Portfolios may invest is included in Appendix B to this Statement of Additional Information. These ratings represent the opinions of these rating services as to the quality of the securities which they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. WTC attempts to discern variations in credit rankings of the rating services and to anticipate changes in credit ranking. However, subsequent to purchase by a Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Portfolio. In that event, WTC will consider whether it is in the best interest of the Portfolio to continue to hold the securities.

     CREDIT RISK. Although each Portfolio's quality standards are designed to minimize the credit risk of investing in the Portfolio, that risk cannot be entirely eliminated. The securities in which a Portfolio may invest are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by Congress or the state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. There is also the possibility that litigation or other conditions may adversely affect the power or ability of issuers to meet interest and principal payments on their debt obligations.

THE MUNICIPAL INCOME PORTFOLIO


      PROPOSED LEGISLATION. From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on debt obligations issued by states and their political subdivisions. For example, federal tax legislation now limits the types and amounts of tax-exempt bonds issuable for industrial development and other types of private activities. These limitations may affect the future supply and yields of private activity securities. Further proposals limiting the value of tax-exempt securities may be introduced in the future. In addition, proposals have been made, such as that involving the "flat tax," that could reduce or eliminate the value of that exemption. If the availability of municipal securities for investment or the value of the Municipal Income Portfolio's holdings could be materially affected by such changes in the law, the Trustees would reevaluate the Portfolio's investment objective and policies or consider the Portfolio's dissolution.


                            INVESTMENT LIMITATIONS

      The investment limitations described below are fundamental, and may not be changed with respect to either Portfolio without the affirmative vote of the lesser of (i) 67% of the shares of the Portfolio present at a shareholders' meeting if the holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy or (ii) more than 50% of the outstanding shares of the Portfolio.

     Each Portfolio will not as a matter of fundamental policy:

           (1) purchase securities of any one issuer if as a result more than 5% of the Portfolio's total assets would be invested in such issuer or the Portfolio would own or hold 10% or more of the outstanding voting securities of that issuer, except that up to 25% of the Portfolio's total assets may be invested without regard to these limitations and provided that these limitations do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

           (2) purchase securities of any issuer if, as a result, more than 25% of its total assets would be invested in securities of a particular industry, provided that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities or to municipal securities;

           (3) borrow money, except (i) from a bank for temporary or emergency purposes (not for leveraging or investment) or (ii) by engaging in reverse repurchase agreements, provided that borrowings do not exceed an amount equal to one-third of the current value of the Portfolio's assets taken at market value, less liabilities other than borrowings;

           (4) underwrite any issue of securities, except to the extent that the Portfolio may be considered to be acting as underwriter in connection with (i) the disposition of any portfolio security, or
     (ii) the disposition of restricted securities;

           (5) purchase or sell real estate or real estate limited partnership interests, but this limitation shall not prevent the Portfolio from investing in obligations secured by real estate or interests therein or obligations issued by companies that invest in real estate or interests therein, including real estate investment trusts;

           (6) invest in commodities or commodity contracts, except financial and foreign currency futures contracts and options thereon, options on foreign currencies and forward currency contracts;

           (7) make loans, except by (i) the purchase of a portion of an issue of debt securities in accordance with the Portfolio's investment objective, policies and limitations, (ii) engaging in repurchase agreements, or (iii) engaging in securities loan transactions limited to one-third of the Portfolio's total assets; or

          (8) issue senior securities, except as appropriate to evidence indebtedness that the Portfolio is permitted to incur, and provided that the Portfolio may issue shares of additional series or classes that the Trustees may establish, and provided further that futures, options and forward currency transactions will not be deemed to be senior securities for this purpose.

      For purposes of investment limitation (2), repurchase agreements fully collateralized by U.S. Government obligations are treated as U.S. Government obligations.

      The following non fundamental policies have been adopted by the Fund's Board of Trustees with respect to each Portfolio and may be changed by the Board without shareholder approval. As a matter of non fundamental policy, each Portfolio will not:

          (1) purchase or retain the securities of any issuer other than the Fund if, to the Fund's knowledge, those Trustees/Directors and officers of the Fund or of the Portfolio's Investment Adviser who individually own beneficially more than .5 of 1% of the outstanding securities of the issuer together own beneficially more than 5% of the outstanding securities;

           (2) purchase the securities of any issuer including its predecessor (other than securities issued or guaranteed by domestic or foreign governments or political subdivisions thereof) which has been in operation for less than three years if, as a result, more than 5% of the value of the Portfolio's total assets would be invested in the securities of the issuer;

           (3) (i) purchase or retain the securities of any open-end investment company except the Municipal Income Portfolio may invest in money market funds,or (ii) purchase the securities of any closed-end investment company except in the open market where no commission except the ordinary broker's commission is paid, provided that in any event the Portfolio may not invest more than 10% of its total assets in securities issued by investment companies, invest more than 5% of its total assets in securities issued by any one investment company or purchase more than 3% of the voting securities of any one such investment company. This limitation does not apply to securities received as dividends, through offers of exchange, or as a result of merger, consolidation, reorganization or acquisition of assets;

           (4) invest in oil, gas or other mineral exploration or development programs, or leases provided that the Portfolio may invest in securities issued by companies engaged in those activities;

           (5) purchase or otherwise acquire any security or invest in a repurchase agreement with respect to any securities if, as a result, more than 15% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market. Securities used to cover over-the-counter ("OTC") call options written by the Portfolio are considered illiquid unless the OTC options are sold to qualified dealers who agree that the Portfolio may repurchase any OTC options it writes for a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC call option written subject to this procedure is considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option;

           (6)   purchase  securities   for  investment  while  any  bank
     borrowing equaling 5% or more of the Portfolio's total assets is outstanding;

           (7) pledge, mortgage or hypothecate the Portfolio's assets except the Portfolio may pledge securities having a market value at the time of the pledge not exceeding one-third of the value of the Portfolio's total assets to secure borrowing, and the Portfolio may deposit initial and variation margin in connection with transactions in futures contracts and options on futures contracts;

           (8) make short sales of securities except that the Portfolio may make short sales against the box;

           (9) purchase securities on margin, except that (i) the Portfolio may obtain short-term credit for the clearance of transactions; and (ii) the Portfolio may make initial margin deposits and variation margin payments in connection with transactions in futures contracts and options thereon;

           (10) invest in warrants (other than options on securities or futures) except that the Portfolio may invest in warrants valued at the lower of cost or market, not exceeding 5% of the value of its net assets, which amount may include warrants that are not listed on the New York or American Stock Exchange, provided that those warrants, valued at the lower of cost or market, do not exceed 2% of the Portfolio's net assets, and provided further that this restriction does not apply to warrants attached to or sold as a unit with other securities;

           (11) when engaging in options, futures and forward currency contract strategies, a Portfolio will either: (i) set aside cash, U.S. Government or other liquid, high-grade debt securities in a segregated account with the Fund's custodian in the prescribed amount; or (ii) hold securities or other options or futures contracts whose values are expected to offset ("cover") its obligations thereunder. Securities, currencies or other options or futures contracts used for cover cannot be sold or closed out while the strategy is outstanding, unless they are replaced with similar assets;

          (12) purchase or sell non-hedging futures contracts or related options if aggregate initial margin and premiums required to establish such positions would exceed 5% of the Portfolio's total assets. For purposes of this limitation, unrealized profits and unrealized losses on any open contracts are taken into account and the in-the-money amount of an option that is in-the-money at the time of purchase is excluded; or

           (13) write put or call options having aggregate exercise prices greater than 25% of the Portfolio's net assets, except with respect to options attached to or acquired with or traded together with their underlying securities and securities that incorporate features similar to options.


     If necessary in order to comply with limitations imposed by certain state securities commissions, either Portfolio may adopt additional restrictions.


      Whenever an investment policy or limitation states a maximum percentage of a Portfolio's assets that may be invested in any security or other asset or sets forth a policy regarding quality standards, that percentage shall be determined, or that standard shall be applied, immediately after the
Portfolio's acquisition of the security or other asset. Accordingly, any later increase or decrease resulting from a change in the market value of a security or in the Portfolio's net or total assets will not cause the Portfolio to violate a percentage limitation. Similarly, any later change in quality, such as a rating downgrade or the delisting of a warrant, will not cause the Portfolio to violate a quality standard.

      "Value" for the purposes of all investment limitations shall mean the value used in determining the net asset value of each Portfolio.

                             TRUSTEES AND OFFICERS

      The Fund has a Board, presently composed of four Trustees, which supervises Portfolio activities and reviews contractual arrangements with companies that provide the Portfolios with services. The Fund's Trustees and officers are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. All persons named as Trustees also serve in similar capacities for The Rodney Square International Securities Fund, Inc., The Rodney Square Fund, The Rodney Square Tax-Exempt Fund and The Rodney Square Multi-Manager Fund. Those Trustees who are "interested persons" of the Fund (as defined in the 1940 Act) by virtue of their positions with Rodney Square Management Corporation ("RSMC") or WTC are indicated by an asterisk (*).




*MARTIN L. KLOPPING, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, President , elected in 1995, and Trustee, age 42, has been President and Director of RSMC since 1984. He is a Director of RSD, elected in 1992. He is also a Chartered Financial Analyst and member of the SEC Rules and Investment Advisers Committees of the Investment Company Institute.


ERIC BRUCKER, School of Management, University of Michigan, Dearborn, MI 48128, Trustee, age 54, has been Dean of the School of Management at the University of Michigan since June 1992. He was Professor of Economics, Trenton State College from September 1989 through June 1992. He was Vice President for Academic Affairs, Trenton State College from September 1989 through June 1991. From 1976 until September 1989, he was Dean of the College of Business and Economics and Chairman of various committees at the University of Delaware. He is also a member of the Detroit Economic Club.

FRED L. BUCKNER, 5 Hearth Lane, Greenville, DE 19807, Trustee, age 64, has retired as President and Chief Operating Officer of Hercules Incorporated (diversified chemicals), positions he held from March 1987 through March 1992. He also served as a member of the Hercules Incorporated Board of Directors from 1986 through March 1992.


JOHN J. QUINDLEN, 313 Southwinds, 1250 West Southwinds Blvd., Vero Beach, FL 32963, Trustee, age 63, has retired as Senior Vice President-Finance of E.I. du Pont de Nemours and Company, Inc. (diversified chemicals) a position he held from 1984 to November 30, 1993. He also served as Chief Financial Officer of E.I. du Pont de Nemours and Company, Inc. from 1984 through June 30, 1993. He also serves as a Trustee of Kiewit Mutual Fund since 1994. He is a Director of Atlantic Aviation, Inc. and St. Joe Paper Co. and a Trustee of Winterthur Museum and Gardens and Medical Center of Delaware.


JOSEPH M. FAHEY, JR., Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Vice President, age 39, has been with RSMC since 1984, as a Secretary of RSMC since 1986, a Director of RSMC since 1989 and a Vice President of RSMC since 1992. He was an Assistant Vice President of RSMC from 1988 to January 1992.

ROBERT C. HANCOCK, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Vice President and Treasurer, age 44, has been a Vice President of RSMC since 1988, and Treasurer of RSMC since 1990. He is also a member of the Accounting/Treasurer Committee of the Investment Company Institute.

MARILYN TALMAN, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Secretary, age 49, has been a Vice President of RSMC since 1995. She was an Assistant Vice President of RSMC from 1993 to 1995 and a Senior Fund Administration Officer of RSMC from 1992 to February 1993. She was an Associate at Ballard Spahr Andrews & Ingersoll (law firm) from 1989 to 1992.



DIANE D. MARKY, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Assistant Secretary, age 31, has been a Senior Fund Administrator since 1994. She was a Fund Administration Officer of RSMC since 1991 to July 1994. She was a Mutual Fund Accountant for RSMC from 1989 to 1991.

CONNIE L. MEYERS, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Assistant Secretary, age 35, has been a Fund Administrator of RSMC since August , 1994. She was a Corporate Custody Administrator for Wilmington Trust Company from 1989 to 1994.


LOUIS C. SCHWARTZ, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Assistant Secretary, age 28, has been a Senior Fund Administrator of RSMC since 1995 and a Fund Administration Officer since February, 1996. He was an Associate at the law offices of Mason, Briody, Gallagher & Taylor from 1993 to 1995.


JOHN J. KELLEY, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Assistant Treasurer, age 36, has been a Vice President of RSMC since 1995 and was an Assistant Vice President of since 1989.


     The fees and expenses of the Trustees who are not "interested persons" of the Fund ("Independent Trustees"), as defined in the 1940 Act, are paid by each Portfolio. For the fiscal year ended October 31, 1995, such fees and expenses amounted to $5,400 per Portfolio. The following table shows the fees paid during calendar 1995 to the Independent Trustees for their services to the Fund and to the Rodney Square Family of Funds. On January 31, 1996 the Trustees and officers of the Fund, as a group, owned beneficially, or may be deemed to have owned beneficially, less than 1% of the outstanding shares of the Diversified Income Portfolio and the Municipal Income Portfolio has not yet commenced operations, as of the date of this Statement of Additional Information, no Trustee or officer of the Fund owned any shares of the Municipal Income Portfolio.

                              1995 TRUSTEES FEES

                         TOTAL FEES FROM          TOTAL FEES FROM THE RODNEY
INDEPENDENT TRUSTEE      THE FUND                 SQUARE FAMILY OF FUNDS
-------------------      ---------------          --------------------------

Eric Brucker             $3,600                   $16,900
Fred L Buckner           $3,600                   $16,900
John J. Quindlen         $3,600                   $16,900


                           WILMINGTON TRUST COMPANY


      The Investment Adviser to the Portfolios, WTC, is a state-chartered bank organized as a Delaware corporation in 1903. WTC is a wholly owned subsidiary of Wilmington Trust Corporation, a publicly held bank holding company. The Portfolios benefit from the experience, conservative values and special heritage of WTC. WTC is a financially strong bank and enjoys a reputation for providing exceptional consistency, stability and discipline in managing both short-term and long-term investments. WTC is Delaware's largest full-service bank and, with more than $75 billion in trust, custody and investment management assets, WTC ranks among the nation's leading money management firms. As of December 31, 1995, the trust department of WTC was the seventeenth largest in the United States as measured by discretionary assets under management. WTC is engaged in a variety of investment advisory activities, including the management of collective investment pools, and has nearly a century of experience managing the personal investments of high net-worth individuals. Its current roster of institutional clients includes several Fortune 500 companies. In addition to serving as Investment Adviser to the Portfolios, WTC also serves as Investment Adviser to The Rodney Square International Equity Fund and manages over $3 billion in fixed-income assets for various other institutional clients. Certain departments in WTC engage in investment management activities that utilize a variety of investment instruments, such as interest rate futures contracts, options on U.S. Treasury securities and municipal forward contracts. Of course, there can be no guarantee that either Portfolio will achieve its investment objective or that WTC will perform its services for each in a manner which would cause it to satisfy its objective.


      WTC is also the Fund's Custodian and is paid for those services through the Portfolios' advisory fees. In addition, the Fund reimburses WTC for its related out-of-pocket expenses for such items as postage, forms, mail insurance and similar items reasonably incurred in the performance of custodial services for the Fund.

      WTC's subsidiary, Rodney Square Management Corporation, serves as Administrator and Transfer Agent and Dividend Paying Agent for the Fund. RSMC also provides portfolio accounting services to the Fund pursuant to an Accounting Services Agreement dated November 1, 1993.

      Several affiliates of WTC are also engaged in the investment advisory business. Wilmington Trust Company FSB, a wholly owned subsidiary of Wilmington Trust Corporation, exercises investment discretion over certain institutional accounts.


      RSMC serves as investment adviser for The Rodney Square Fund, The Rodney Square Tax-Exempt Fund and The Rodney Square Multi-Manager Fund, each a registered investment company. RSMC also serves as administrator of those funds and of The Rodney Square International Securities Fund, Inc. Rodney Square Distributors, Inc., a wholly owned subsidiary of WTC and the Fund's Distributor, is a registered broker-dealer. Wilmington Brokerage Services Company, a wholly owned subsidiary of WTC, is a registered investment adviser and a registered broker-dealer.

                         INVESTMENT ADVISORY SERVICES

     ADVISORY AGREEMENTS. WTC serves as Investment Adviser to the Diversified Income Portfolio pursuant to an Advisory Agreement with the Fund dated April 1, 1991; WTC serves as Investment Adviser to the Municipal Income Portfolio pursuant to an Advisory Agreement with the Fund dated November 1, 1993 (the "Advisory Agreements"). Under the Advisory Agreements, WTC directs the investments of each Portfolio in accordance with its investment objective, policies and limitations.


     For WTC's services under the Advisory Agreements, each Portfolio pays WTC a monthly fee at the annual rate of 0.50% of the average daily net assets of the Portfolio. The average is computed on the basis of each Portfolio's daily net assets, as determined at the close of business on each day throughout the month. For the fiscal years ended October 31, 1995, 1994, and 1993, of the $158,066, $190,810, and 177,748, respectively, paid in advisory fees, WTC waived $156,223, $151,291, and $147,474, respectively, for providing advisory services to the Diversified Income Portfolio. For the fiscal years ended October 31, 1995 and 1994, of the $73,172 and $62,155, respectively, paid in advisory fees, WTC waived all of its advisory fee for providing advisory services to the Municipal Income Portfolio.



      WTC has agreed to waive its advisory fee or reimburse each Portfolio monthly to the extent that the Portfolio's annual operating expenses exceed the lowest expense limitation prescribed by certain states in which shares of the Fund are qualified or registered for offer or sale. Currently the lowest applicable limitation (excluding brokerage commissions, interest, taxes, distribution fees and extraordinary expenses) is 2.5% per year on the first $30 million of average daily net assets of a Portfolio, 2.0% of the next $70 million, and 1.50% of the excess over $100 million. WTC has also agreed to waive its advisory fee or reimburse each Portfolio monthly to the extent that expenses incurred by the Portfolio (excluding brokerage commissions, interest, taxes and extraordinary expenses) exceed an annual rate of 0.75% of the average daily net assets of the Portfolio. These undertakings, which are not contained in the Advisory Agreements, are fixed through February, 1997, but may be amended or rescinded in the future.

      Under the Advisory Agreements, the Fund on behalf of each Portfolio assumes responsibility for paying all Fund expenses other than those expressly stated to be payable by WTC. Such expenses include without limitation:
(a) fees payable for administrative services; (b) fees payable for accounting services; (c) the cost of obtaining quotations for calculating the value of the assets of each Portfolio; (d) interest and taxes; (e) brokerage commissions, dealer spreads and other costs in connection with the purchase or sale of securities; (f) compensation and expenses of its Trustees other than those who are "interested persons" of the Fund (as defined in the 1940 Act);
(g) legal and audit expenses; (h) fees and expenses related to the registration and qualification of the Fund and its shares for distribution under state and federal securities laws; (i) expenses of typesetting, printing and mailing reports, notices and proxy material to shareholders of the Fund; (j) all other expenses incidental to holding meetings of the Fund's shareholders, including proxy solicitations therefor; (k) premiums for fidelity bond and other insurance coverage; (l) the Fund's association membership dues; (m) expenses of typesetting for printing Prospectuses;
(n) expenses of printing and distributing Prospectuses to existing shareholders; (o) out-of-pocket expenses incurred in connection with the provision of custodial and transfer agency services; (p) service fees payable by each Portfolio to the Distributor for providing personal services to the shareholders of each Portfolio and for maintaining shareholder accounts for those shareholders; (q) distribution fees; and (r) such non-recurring expenses as may arise, including costs arising from threatened actions, actions, suits and proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify its Trustees and officers with respect thereto.

      The Advisory Agreements provide that WTC shall not be liable to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services under the Agreements or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Portfolios, in the absence of WTC's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties under the Agreements.


      The Advisory Agreement with respect to the Diversified Income Portfolio became effective on April 1, 1991 and continues in effect from year to year with respect to that Portfolio as long as its continuance is approved at least annually by a majority of the Trustees, including a majority of the Independent Trustees. The Advisory Agreement with respect to the Municipal Income Portfolio became effective on November 1, 1993 and continues in effect from year to year with respect to that Portfolio as long as its continuance is approved at least annually by a majority of the Trustees, including a majority of the Independent Trustees.


      The Advisory Agreements terminate automatically in the event of their assignment. The Agreements are also terminable (i) by the Fund (by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the affected Portfolio), without payment of any penalty, on 60 days' written notice to WTC; or (ii) by WTC on 60 days' written notice to the Fund.

            ADMINISTRATION, ACCOUNTING AND DISTRIBUTION AGREEMENTS
                             AND RULE 12b-1 PLANS

      RSMC, a Delaware corporation organized on September 17, 1981, serves as Administrator of the Fund pursuant to an Administration Agreement effective December 31, 1992 with respect to the Diversified Income Portfolio and effective August 16, 1993 with respect to the Municipal Income Portfolio. From July 1, 1991 until the close of business on December 31, 1992, RSMC and Scudder Investor Services, Inc. ("Scudder") served as co-administrators of the Fund pursuant to Administration Agreements dated July 1, 1991.


      For its services under the current Administration Agreement, RSMC receives a monthly fee from each Portfolio at an annual rate of 0.08% of the Portfolio's average daily net assets. From July 1, 1991 until the close of business on December 31, 1992, RSMC and Scudder received monthly administration fees from the Diversified Income Portfolio at annual rates of 0.03% and 0.05% of that Portfolio's average daily net assets, respectively. For the fiscal year ended October 31, 1995, the Fund paid RSMC $25,290 and $12,290, respectively, for providing administrative services to the Diversified Income Portfolio and the Municipal Income Portfolio, of which $0 and $12,290 were waived, respectively. For the fiscal year ended October 31, 1994, the Fund paid RSMC $30,530 and $10,199, respectively, for providing administrative services to the Diversified Income Portfolio and the Municipal Income Portfolio, of which $0 and $10,199 were waived, respectively. For the fiscal year ended October 31, 1993, the Fund paid RSMC and Scudder $25,870 and $2,570, respectively, for providing administrative services to the Diversified Income Portfolio.


      Under the terms of the current Administration Agreement, RSMC agrees to:
(a) supply office facilities, non-investment related statistical and research data, executive and administrative service, stationery and office supplies, and corporate management services for the Portfolios; (b) prepare and file, if necessary, reports to shareholders of the Portfolios and reports with the SEC and state securities commissions; (c) monitor the Portfolios' compliance with the investment restrictions and limitations imposed by the 1940 Act and state Blue Sky laws and applicable regulations thereunder, each Portfolio's fundamental and non-fundamental investment limitations set forth in the Prospectus and this Statement of Additional Information and the investment restrictions and limitations necessary for the Fund to continue to qualify as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (d) monitor sales of Portfolio shares and ensure that such shares are properly registered with the SEC and applicable state authorities; (e) prepare and monitor an expense budget for each Portfolio, including setting and revising accruals for each category of expenses; (f) determine the amounts of dividends and other distributions payable to shareholders as necessary to, among other things, maintain each Portfolio's continued qualification for treatment as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code") and avoid imposition of a 4% excise tax imposed on RICs in certain situations; (g) prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders; (h) prepare financial statements and footnotes and other financial information with such frequency and in such format as required to be included in reports to shareholders and the SEC; (i) supervise the preparation of federal and state tax returns; (j) review advertising and sales literature and file such with regulatory authorities, as necessary; (k) maintain Fund/Serv membership; (l) provide information regarding material developments in state securities regulation; and (m) provide personnel to serve as officers of the Fund if so elected by the Board of Trustees. Additionally, RSMC agrees to create and maintain all necessary records in accordance with all applicable laws, rules and regulations pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to a contract with the Fund. RSMC may at any time or times in its discretion appoint and may at any time remove other parties as its agent to carry out any of its obligations under the Administration Agreement.

      The Administration Agreement provides that RSMC and its affiliates shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or its Portfolios in connection with the matters to which the Administration Agreement relates, except to the extent of a loss resulting from willful misfeasance, bad faith or gross negligence on their part in the performance of their obligations and duties under the Administration Agreement.

      The Administration Agreement continues in effect from year to year so long as its continuance is approved at least annually by a majority of the Trustees, including a majority of the Independent Trustees. The Agreement is terminable by the Fund with respect to each Portfolio by 60 days' written notice given to RSMC or by RSMC by six months' written notice given to the Fund.


      RSMC also provides accounting services for the Portfolios pursuant to an Accounting Services Agreement with the Fund that became effective on November 1, 1989 with respect to the Diversified Income Portfolio and superseded by a new Accounting Services Agreement with the Fund that became effective November 1, 1993. For RSMC's services provided under each Accounting Services Agreement, RSMC receives from the Fund with respect to each Portfolio an annual fee of $50,000 plus an amount equal to 0.02% of the respective Portfolio's average daily net assets over $100 million. For the fiscal years ended October 31, 1995, 1994, and 1993, the Fund paid RSMC $50,000, $50,000,
and   $50,000,  respectively,  for  providing  accounting  services  for   the
Diversified Income Portfolio. For fiscal years ended October 31, 1995 and 1994 the Fund paid $50,000 and $50,000, respectively, for providing accounting services for the Municipal Income Portfolio, of which $22,728 and $38,581 were waived, respectively.


      Under  the  terms of the Accounting Services Agreement, RSMC agrees  to:
(a) perform the following accounting functions on a daily basis: (1) journalize each Portfolio's investment, capital share and income and expense activities; (2) verify investment buy/sell trade tickets when received from the Investment Adviser and transmit trade orders to the Fund's Custodian for proper settlement; (3) maintain individual ledgers for investment securities;

(4) maintain historical tax lots for each security; (5) reconcile cash and investment balances of each Portfolio with the Custodian, and provide the Investment Adviser with the beginning cash balance available for investment purposes for each Portfolio; (6) update the cash availability throughout the day as required by the Investment Adviser; (7) post to and prepare each Portfolio's Statement of Assets and Liabilities and Statement of Operations;
(8) calculate expenses payable pursuant to the Fund's various contractual obligations (e.g., advisory and administrative fees); (9) control all disbursements from the Fund on behalf of each Portfolio and authorize such disbursements upon written instructions; (10) calculate capital gains and losses; (11) determine each Portfolio's net income; (12) obtain current market prices for securities held by the Portfolios and if such prices are unavailable, then obtain prices from pricing services approved by the Investment Adviser and by the Board of Trustees, and in either case calculate the value of each Portfolio's investments; (13) calculate the amortized cost value of debt instruments with remaining maturities of 60 days or less that are held by the Portfolios; (14) transmit or mail a copy of the valuation of each Portfolio's investments to the Investment Adviser; (15) compute the net asset value of each Portfolio; (16) compute the yields, total returns, expense ratios and portfolio turnover rate of each Portfolio; and (17) prepare and monitor expense accruals and notify Fund management of any proposed adjustments; (b) prepare monthly financial statements which include a Schedule of Investments, a Statement of Assets and Liabilities, a Statement of Operations, a Statement of Changes in Net Assets, the Cash Statement and a Schedule of Capital Gains and Losses for each Portfolio; (c) prepare monthly security transaction listings; (d) prepare quarterly security transactions summaries; (e) supply statistical data with respect to the Fund and each Portfolio, as requested on an ongoing basis; (f) assist in the preparation of support schedules necessary for completion of federal and state tax returns;
(g) assist in the preparation and filing of the Fund's annual and semiannual reports with the SEC on Form N-SAR; (h) assist in the preparation and filing of the Fund's annual and semiannual shareholder reports and proxy statements;
(i) assist in the preparation of amendments to the Fund's registration statement on Form N-1A and other filings relating to the registration of shares of the Fund; (j) monitor each Portfolio's status as a RIC under the Code; (k) act as liaison with the Fund's independent auditors and provide account analyses, fiscal year summaries and other audit related schedules. Additionally, RSMC agrees to keep, in accordance with all applicable laws, rules and regulations, all books and records with respect to the Fund's books of account and records of each Portfolio's securities transactions.

      The Accounting Services Agreement provides that RSMC shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of RSMC in the performance of its obligations and duties under the Agreement or reckless disregard by RSMC of such duties and obligations.

      The Accounting Services Agreement continues in effect from year to year so long as its continuance is approved at least annually by a majority of the Trustees, including a majority of the Independent Trustees. The Agreement is terminable by the Fund or RSMC by written notice.

      RSD serves as Distributor of Portfolio shares pursuant to a Distribution Agreement with the Fund, effective December 31, 1992 with respect to the Diversified Income Portfolio and effective November 1, 1993 with respect to the Municipal Income Portfolio. Until the close of business on December 31, 1992, Scudder served as Distributor for shares of the Diversified Income Portfolio pursuant to a Distribution Agreement with the Fund dated October 1, 1988. For the fiscal year ended October 31, 1995, RSD received underwriting commissions of $4,942 and $1,800, respectively, in connection with the sale of shares of the Diversified Income Portfolio and Municipal Income Portfolio. For the fiscal year ended October 31, 1994, RSD received underwriting commissions of $6,087 and $3,553, respectively, in connection with the sale of shares of the Diversified Income Portfolio and Municipal Income Portfolio. For the fiscal year ended October 31, 1993, RSD and Scudder received underwriting commissions of $17,360 and $1,447, respectively, in connection with the sale of shares of the Diversified Income Portfolio.


      Pursuant to the terms of the Distribution Agreement, RSD is granted the right to sell shares of the Portfolios as agent for the Fund, to retain a portion of sales load proceeds as an underwriting commission and to reallocate a portion of sales load proceeds to dealers who have sold Portfolio shares. Shares of the Portfolios are offered continuously.

      Under the terms of the Distribution Agreement, RSD agrees to use all reasonable efforts to secure purchasers for shares of the Portfolios and to pay expenses of printing and distributing the prospectus, statement of additional information, shareholder reports, advertising and sales literature used in connection with the sale of Portfolio shares, subject to reimbursement pursuant to the Plan of Distribution adopted with respect to each Portfolio pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plans").

      The Distribution Agreement provides that RSD, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement, will not be liable to the Fund or its shareholders for losses arising in connection with the sale of Portfolio shares.

      The Distribution Agreement continues in effect from year to year as long as its continuance is approved at least annually by a majority of the Trustees, including a majority of the Independent Trustees. The Distribution Agreement terminates automatically in the event of its assignment. The Agreement is also terminable without payment of any penalty with respect to either Portfolio (i) by the Fund (by vote of a majority of the Trustees of the Fund who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of any Rule 12b-1 Plan of the Fund or any agreements related to the Plan or by vote of a majority of the outstanding voting securities of the Fund) on 60 days' written notice to RSD; or (ii) by RSD on 60 days' written notice to the Fund.

      Each 12b-1 Plan provides that RSD may be reimbursed for distribution activities encompassed by Rule 12b-1 under the 1940 Act, including public relations services, telephone services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature, data processing necessary to support a distribution effort, printing and mailing of prospectuses, and distribution and shareholder servicing activities of certain financial institutions such as banks or broker-dealers who have entered into servicing agreements with RSD ("Service Organizations") and other financial institutions, including fairly allocable internal expenses of RSD and payments to third parties.

     The Diversified Income Portfolio's 12b-1 Plan provides that reimbursement shall be made for any month only to the extent that such payment does not exceed (i) 0.25% on an annualized basis of the Fund's average daily net assets; and (ii) limitations set from time to time by the Board of Trustees. The Board of Trustees has only authorized reimbursement of expenses that RSD has incurred in (i) paying "trail commissions" to Service Organizations that have sold Portfolio shares and (ii) preparing and distributing marketing materials. The Municipal Income Portfolio's 12b-1 Plan provides that reimbursement shall be made for any month only to the extent that such payment does not exceed (i) 0.75% on an annualized basis of the Portfolio's average daily net assets; (ii) the limitations applicable pursuant to the rules of the National Association of Securities Dealers, Inc. as they may be in effect from time to time; and (iii) limitations set from time to time by the Board of Trustees. The Board of Trustees has only authorized the Fund to pay up to 0.25% of the Portfolio's average daily net assets annually to reimburse RSD for expenses that it has incurred in (i) paying "trail commissions" to Service Organizations that have sold Portfolio shares; and (ii) for marketing efforts focusing on the preparation and distribution of marketing materials.


      For the fiscal year ended October 31, 1995, RSD received payments amounting to $27,402 under the Diversified Income Portfolio's 12b-1 Plan; of that amount, $22,065 represented reimbursement of expenses that RSD had incurred in paying trail commissions to service organizations and $3,584 for prospectus printing and $1,753 on the preparation and distribution of marketing materials. For the fiscal year ended October 31, 1995, RSD received payments amounting to $15,844 under the Municipal Income Portfolio's 12b-1 Plan; of that amount, $13,905 represented reimbursement of expenses that RSD had incurred in paying trail commissions to Service Organizations and $1,618 for prospectus printing and $321 on the preparation and distribution of marketing materials.


      Under the 12b-1 Plans, if any payments made by WTC out of its advisory fee, not to exceed the amount of that fee, to any third parties (including banks), including payments for shareholder servicing and transfer agent functions, were deemed to be indirect financing by the Fund of the distribution of its shares, such payments are authorized. The Fund may execute portfolio transactions with and purchase securities issued by depository institutions that receive payments under the Plans. No preference for instruments issued by such depository institutions is shown in the selection of investments.

                            PORTFOLIO TRANSACTIONS

      All portfolio transactions are placed on behalf of the Portfolios by WTC pursuant to authority contained in the Advisory Agreements. Most purchases and sales of securities by the Portfolios are with the issuers or underwriters of, or dealers in, those securities, acting as principal. There is generally no stated commission in the case of fixed-income securities, but the price paid by a Portfolio usually includes a dealer spread or mark-up. In underwritten offerings, the price paid includes a fixed underwriting commission or discount retained by the underwriter or dealer.


      Transactions on U.S. stock exchanges, futures markets and other agency transactions involve the payment by the Portfolios of negotiated brokerage commissions. Brokers may charge different commissions based on such factors as the difficulty and size of the transaction. Transactions in foreign securities by the Diversified Income Portfolio may involve the payment of fixed brokerage commissions, which may be higher than those in the United States. During the fiscal years ended October 31, 1995, 1994, and 1993, the Diversified Income Portfolio paid no brokerage commissions. During the fiscal years ended October 31, 1995 and 1994, the Municipal Income Portfolio paid no brokerage commissions.


      The primary objective of WTC in placing orders on behalf of the Portfolios for the purchase and sale of securities is to obtain best execution at the most favorable prices through responsible brokers or dealers and, where commission rates are negotiable, at competitive rates. In selecting a broker or dealer to execute a portfolio transaction, WTC considers among other things: (i) the price of the securities to be purchased or sold; (ii) the rate of the commission or the amount of the mark-up to be charged; (iii) the size and difficulty of the order; (iv) the reliability, integrity, financial condition and general execution and operational capability of the broker or dealer; and (v) the quality of the execution and research services provided by the broker or dealer to the Portfolios and to other discretionary accounts advised by WTC and its affiliates.

      The Portfolios may pay higher commissions in return for execution and research services, but only if WTC has determined that those commissions are reasonable in relation to the value of the execution and research services that have been or will be provided to the Portfolios and to any other discretionary accounts advised by WTC or its affiliates. In reaching this determination, WTC will not attempt to place a specific dollar value on the execution and research services provided or to determine what portion of the compensation should be related to those services. Execution and research services may include: pricing services; quotation services; purchase and sale recommendations; the availability of securities or the purchasers or sellers of securities; analyses and reports concerning issuers, industries, securities and economic factors and trends; and functions incidental to the portfolio transactions, such as clearance and settlement.

      Some of the other discretionary accounts advised by WTC and its affiliates, including the other investment companies that they advise, have investment objectives and policies similar to those of the Portfolios. WTC or a WTC affiliate may purchase or sell a given security for those accounts on the same day that it purchases or sells that security for a Portfolio. In those instances, the demand for the security being purchased or the supply of the security being sold may increase, and this could have an adverse effect on the price of the security. In other instances, however, the ability of a Portfolio to participate in a volume transaction will produce better price and execution. If two or more of the discretionary accounts advised by WTC and its affiliates simultaneously purchase or sell the same security, WTC and its affiliates allocate the prices and amounts according to a formula considered by the officers of each affected investment company and by the officers of WTC and its affiliates to be equitable to each account.

      On occasion, some of the other discretionary accounts advised by WTC and its affiliates may have investment objectives and policies that are dissimilar to those of the Portfolios, causing WTC and its affiliates to buy a security for one discretionary account while simultaneously selling the security for another account. In accordance with applicable SEC regulations, one discretionary account may sell a security to another account. It is the policy of WTC and its affiliates not to favor one discretionary account over another in placing purchase and sale orders. However, there may be circumstances when purchases or sales for one or more discretionary accounts will have an adverse effect on other accounts.

                              PORTFOLIO TURNOVER


     The portfolio turnover rate for a given fiscal period is the ratio of the lesser of purchases or sales of portfolio securities during the period to the monthly average of the value of portfolio securities held during the period, excluding securities with maturities or expiration dates at acquisition of one year or less. A Portfolio's turnover rate is not a limiting factor when WTC considers making a change in the Portfolio's holdings.


                                  REDEMPTIONS

     To ensure proper authorization before redeeming shares of the Portfolios, RSMC may require additional documents such as, but not restricted to, stock powers, trust instruments, death certificates, appointments as fiduciary, certificates of corporate authority and tax waivers required in some states when settling estates.

      Clients of WTC who have purchased shares through their trust accounts at WTC and clients of Service Organizations who have purchased shares through their accounts with those Service Organizations should contact WTC or the Service Organization prior to submitting a redemption request to ensure that all necessary documents accompany the request. When shares are held in the name of a corporation, other organization, trust, fiduciary or other institutional investor, RSMC requires, in addition to the stock power, certified evidence of authority to sign the necessary instruments of transfer.

THESE PROCEDURES ARE FOR THE PROTECTION OF SHAREHOLDERS AND SHOULD BE FOLLOWED TO ENSURE PROMPT PAYMENT. Redemption requests must not be conditional as to date or price of the redemption. Proceeds of a redemption will be sent within 7 days of acceptance of shares tendered for redemption. Delay may result if the purchase check has not yet cleared, but the delay will be no longer than required to verify that the purchase check has cleared, and the Fund will act as quickly as possible to minimize delay.

      The value of shares redeemed may be more or less than the shareholder's cost, depending on the net asset value at the time of redemption. Redemption of shares may result in tax consequences (gain or loss) to the shareholder, and the proceeds of a redemption may be subject to backup withholding. (See "Dividends, Other Distributions and Taxes" in the Prospectus.)

      A shareholder's right to redeem shares and to receive payment therefor may be suspended when (a) the New York Stock Exchange (the "Exchange") is closed other than for customary weekend and holiday closings, (b) trading on the Exchange is restricted, (c) an emergency exists as a result of which it is not reasonably practicable to dispose of a Portfolio's securities or to determine the value of a Portfolio's assets, or (d) ordered by a governmental body having jurisdiction over the Fund for the protection of the Fund's shareholders, provided that applicable rules and regulations of the SEC (or any succeeding governmental authority) shall govern as to whether a condition described in (b), (c) or (d) exists. In case of such suspension, shareholders of the affected Portfolio may withdraw their requests for redemption or may receive payment based on the net asset value per share of the Portfolio next determined after the suspension is lifted.

     The Fund reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption by making payment in whole or in part with readily marketable securities chosen by the Fund and valued in the same way as they would be valued for purposes of computing the net asset value per share of the applicable Portfolio. If payment is made in securities, a shareholder may incur transaction expenses in converting these securities into cash. The Fund has elected, however, to be governed by Rule 18f-1 under the 1940 Act, as a result of which the Fund is obligated to redeem shares solely in cash if the redemption requests are made by one shareholder account up to the lesser of $250,000 or 1% of the net assets of the applicable Portfolio during any 90-day period. This election is irrevocable unless the SEC permits its withdrawal.

                         NET ASSET VALUE AND DIVIDENDS

      NET ASSET VALUE. The net asset value per share of each Portfolio is determined by dividing the value of the Portfolio's net assets by the total number of Portfolio shares outstanding. This determination is made by RSMC as of the close of regular trading on the Exchange (currently 4:00 p.m., Eastern time) each day the Fund is open for business. The Fund is open for business on days when the Exchange, RSMC and the Philadelphia branch office of the Federal Reserve are open for business ("Business Day").

      Securities and other assets for which market quotations are readily available are valued at prices which, in the opinion of RSMC, most nearly represent the market values of those securities. Currently, such prices are determined using the last reported sale price in the principal market where the securities are traded or, if no sales are reported (as in the case of some securities traded over-the-counter), the last reported bid price, except that in the case of preferred stock and any other equity securities held by the Diversified Income Portfolio, if no sales are reported in the principal market where the securities are traded, at the mean between the last reported bid and asked prices in that market. Debt instruments with remaining maturities of 60 days or less are valued on the basis of their amortized cost. All other securities and other assets are valued at their fair value as determined in good faith by RSMC under the general supervision of the Board of Trustees.

     Reliable market quotations are not considered to be readily available for long-term corporate bonds and notes, certain preferred stocks, municipal securities and certain foreign securities. These investments may be valued on the basis of prices provided by pricing services when those prices are believed to reflect the fair market value of the securities. Valuations furnished by a pricing service are based upon a computerized matrix system or appraisals by the pricing service, in each case in reliance upon information concerning market transactions and quotations from recognized securities dealers. The methods used by the pricing services and the quality of valuations are reviewed by RSMC under the general supervision of the Trustees.

      The calculation of each Portfolio's net asset value per share may not take place contemporaneously with the determination of the prices of many of the fixed-income securities used in the calculation. If events materially affecting the value of those securities occur between the time when their prices are determined and the time when net asset value is determined, the securities will be valued at fair value, as determined in good faith by RSMC under the general supervision of the Trustees.

      DIVIDENDS. Dividends are declared on each Business Day for each Portfoilo of the Fund. The dividend for a Business Day immediately preceding a weekend or holiday normally includes an amount equal to the net income expected for the subsequent non-Business Days on which dividends are not declared. However, no such dividend includes any amount of net income earned in a subsequent semiannual accounting period.

                            PERFORMANCE INFORMATION

      The performance of a Portfolio may be quoted in terms of its yield and its total return in advertising and other promotional materials ("performance advertisements"). Yields and total returns may be quoted numerically or in a table, graph or similar illustration. Performance data quoted represents past performance and is not intended to indicate future performance. The investment return and principal value of an investment in a Portfolio will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The performance of each Portfolio will vary based on changes in market conditions and the level of the Portfolio's expenses.

      YIELD CALCULATIONS. From time to time, each Portfolio may advertise its yield. Yield is calculated by dividing the Portfolio's investment income for a 30-day period, net of expenses, by the average number of shares entitled to receive dividends during that period according to the following formula:

                         YIELD = 2[((A-B)/CD + 1)6-1]

          where:
                 a   =    dividends and interest earned during the period;
                 b   =    expenses accrued for the period (net of
                          reimbursements);
                 c   =    the average daily number of shares outstanding
                          during the period that were entitled to receive
                          dividends; and
                 d   =    the maximum offering price per share on the last
                          day of the period.

The result is expressed as an annualized percentage (assuming semiannual compounding) of the maximum offering price per share at the end of the period.

      Except as noted below, in determining interest earned during the period (variable "a" in the above formula), RSMC calculates the interest earned on each debt instrument held by a Portfolio during the period by: (i) computing the instrument's yield to maturity, based on the value of the instrument (including actual accrued interest) as of the last business day of the period or, if the instrument was purchased during the period, the purchase price plus accrued interest; (ii) dividing the yield to maturity by 360; and (iii) multiplying the resulting quotient by the value of the instrument (including actual accrued interest). Once interest earned is calculated in this fashion for each debt instrument held by the Portfolio, interest earned during the period is then determined by totaling the interest earned on all debt instruments held by the Portfolio.

      For purposes of these calculations, the maturity of a debt instrument with one or more call provisions is assumed to be the next date on which the instrument reasonably can be expected to be called or, if none, the maturity date. In general, interest income is reduced with respect to debt instruments trading at a premium over their par value by subtracting a portion of the premium from income on a daily basis, and increased with respect to debt instruments trading at a discount by adding a portion of the discount to daily income.


      In determining dividends earned by any preferred stock or other equity securities held by the Diversified Income Portfolio during the period (variable "a" in the above formula), RSMC accrues the dividends daily at their stated dividend rates. Capital gains and losses generally are excluded from yield calculations. In calculating the maximum offering price per share at the end of the period (variable "d" in the above formula), each Portfolio's maximum 3.50% sales charge is included. The Diversified Income Portfolio's yield for the 30-day period ended October 31, 1995 was 5.56%. Without fee waivers by WTC during the period, the yield for that Portfolio would have been 5.12%. The Municipal Income Portfolio's yield for the 30-day period ended October 31, 1995 was 4.13%. Without fee waivers by WTC and RSMC during the period, the yield for that Portfolio would have been 3.72%.

     Since yield accounting methods differ from the accounting methods used to calculate net investment income for other purposes, a Portfolio's yield may not equal the dividend income actually paid to investors or the net investment income reported with respect to the Portfolio in the Fund's financial statements.

      Yield information may be useful in reviewing a Portfolio's performance and in providing a basis for comparison with other investment alternatives. However, the Portfolios' yields fluctuate, unlike investments that pay a fixed interest rate over a stated period of time. Investors should recognize that in periods of declining interest rates, the Portfolios' yields will tend to be somewhat higher than prevailing market rates, and in periods of rising interest rates, the Portfolios' yields will tend to be somewhat lower. Also, when interest rates are falling, the inflow of net new money to the Portfolios from the continuous sale of their shares will likely be invested in instruments producing lower yields than the balance of the Portfolios' holdings, thereby reducing the current yields of the Portfolios. In periods of rising interest rates, the opposite can be expected to occur.

      TAX-EQUIVALENT YIELD CALCULATIONS. From time to time, the Municipal Income Portfolio may advertise its tax-equivalent yield. That Portfolio's tax-equivalent yield is the rate an investor would have to earn from a fully taxable investment after taxes to equal the Portfolio's tax-exempt yield. Tax-equivalent yield is computed by (i) dividing that portion of the Portfolio's yield that is tax-exempt by one minus a stated income tax rate and (ii) adding the product to that portion, if any, of the Portfolio's yield that is not tax-
exempt.   For  purposes of this formula, tax-exempt yield  is  yield  that  is exempt from federal income tax.


      The following table, which is based upon individual federal income tax rates in effect during 1995, illustrates the yields that would have to be achieved on taxable investments to produce a range of hypothetical tax-equivalent yields:

                          TAX-EQUIVALENT YIELD TABLE

Federal Marginal
Income Tax Bracket       Tax-Equivalent Yields Based on Tax-Exempt Yields of:
-----------------        ----------------------------------------------------
                          4%     5%      6%     7%      8%     9%      10%
                         ---    ---     ---    ----    ----   ----    ----

       28%               5.6    6.9     8.3     9.7    11.1   12.5    13.9
       31%               5.8    7.2     8.7    10.1    11.6   13.0    14.5
       36%               6.3    7.8     9.4    10.9    12.5   14.1    15.6
     39.6%               6.6    8.3     9.9    11.6    13.2   14.9    16.6

      TOTAL  RETURN  CALCULATIONS.   From time to  time,  each  Portfolio  may
advertise its average annual total return. A Portfolio's average annual total return is calculated according to the following formula:

                               P (1 + T)N = ERV

     where:
               P     =    a hypothetical initial payment of $1,000;
               T     =    average annual total return;
               n     =    number of years; and
               ERV   =    ending redeemable value at end of the period of a
                          hypothetical $1,000 payment made at the beginning of that period.

      The time periods used are based on rolling calendar quarters, updated to the last day of the most recent calendar quarter prior to submission of the advertisement for publication. Average annual total return, or "T" in the formula above, is computed by finding the average annual compounded rate of return over the period that would equate the initial amount invested to the ending redeemable value ("ERV"). In calculating average annual total return, each Portfolio's maximum 3.50% sales load is deducted from the initial $1,000 payment, and all dividends and other distributions by the Portfolio are assumed to have been reinvested at net asset value on the reinvestment date during the period.

      Each Portfolio may also include in its performance advertisements total return quotations that are not calculated according to the formula set forth above ("non standardized total return"). For example, because Portfolio shares may be purchased at a reduced sales load or without a sales load under certain circumstances, non standardized average annual total return may be computed without deducting the sales load from the hypothetical $1,000 investment. The following table reflects the Diversified Income Portfolio's standardized and non standardized average annual total return for the periods stated below:

         AVERAGE ANNUAL TOTAL RETURN FOR DIVERSIFIED INCOME PORTFOLIO

                                                  April 2, 1991
                                                  (Commencement of
                              One Year ended      Operations) through
          Sales Load(1)       October 31, 1995    October 31, 1995
          ----------          ----------------    -------------------

             3.50%                  8.47%               6.81%
             None                  12.41%               7.64%



---------------------
1 The Diversified Income Portfolio's maximum sales load was reduced on November 25, 1991 from 4.50% to 3.50%. The lower maximum sales load is reflected in the standardized average annual return set forth in this table.


          AVERAGE ANNUAL TOTAL RETURN FOR MUNICIPAL INCOME PORTFOLIO

                                                  November 1, 1993
                                                  (Commencement of
                              One Year ended      Operations) through
          Sales Load          October 31, 1995    October 31, 1995
          ----------          ----------------    -------------------

             3.50%                  8.30%               2.47%
             None                  12.23%               4.31%


      While  average  annual  returns  are a  convenient  means  of  comparing investment alternatives, investors should realize that the Portfolios' performance is not constant over time, but changes from year to year, and that average annual returns represent averaged figures as opposed to the actual year-to-year performance of the Portfolios.


      Another example of non standardized total return that may be quoted in the Portfolios' performance advertisements is unaveraged or cumulative total returns which reflect the change in the value of an investment in a Portfolio over a stated period. RSMC calculates cumulative total return for each Portfolio for a specific time period by assuming an initial investment of $1,000 in shares of the Portfolio and the reinvestment of dividends and other distributions. RSMC then determines the percentage rate of return on the hypothetical $1,000 investment by: (i) subtracting the value of the investment at the beginning of the period from the value of the investment at the end of the period; and (ii) dividing the remainder by the beginning value. RSMC does not take each Portfolio's maximum sales load into account in calculating cumulative total return; if the maximum sales load charged by a Portfolio were reflected in the calculation, the cumulative total return of the Portfolio would be reduced. The Diversified Income Portfolio's cumulative total return for the one year period ended October 31, 1995 and for the period from April 2, 1991 (commencement of operations) through October 31, 1995 was 12.41% and 40.16%, respectively. The Municipal Income Portfolio's cumulative total return for the one year period ended October 31, 1995 and for the period from November 1, 1993 (commencement of operations) through October 31, 1995 was 12.23% and 8.81%, respectively.


      Average annual and cumulative total returns for the Portfolios may be quoted as a dollar amount, as well as a percentage, and may be calculated for a series of investments or a series of redemptions, as well as for a single investment or a single redemption, over any time period. Total returns may be broken down into their components of income and capital gain (including capital gains and changes in share price) to illustrate the relationship of those factors and their contributions to total return.

      The following table shows the income and capital elements of the Diversified Income Portfolio's total return and compares them to the cost of living (as measured by the Consumer Price Index) over the same periods. During the periods quoted, interest rates and bond prices fluctuated widely; the table should not be considered representative of the dividend income or capital gain or loss that could be realized from an investment in the Diversified Income Portfolio today.


     During the period from April 2, 1991 (Commencement of Operations) through October 31, 1995, a hypothetical $10,000 investment in the Diversified Income Portfolio would have been worth $14,016, assuming all distributions were reinvested and no sales load was paid. During the period November 1, 1993 (Commencement of Operations) through October 31, 1995, a hypothetical $10,000 investment in Municipal Income Portfolio would have been worth $10,881.

                   CHANGE IN $10,000 HYPOTHETICAL INVESTMENT

DIVERSIFIED INCOME PORTFOLIO

             Value of     Value of     Value of                    Increase in
             Initial      Reinvested   Reinvested                  Cost of Living
Period Ended $10,000      Income       Capital Gain                (Consumer
October 31   Investment   Dividends    Distributions  Total Value  Price Index )
------------ ----------   ---------    -------------  -----------  --------------

     1995     $10,464      $3,393          $159         $14,016        13.7%

     1994     $ 9,936      $2,382          $151         $12,469        10.6%
     1993     $10,784      $1,856          $126         $12,766         7.9%
     1992     $10,560      $1,129          $ 23         $11,712         5.0%
     1991     $10,288      $  401          $  0         $10,689         1.8%


      Explanatory Note: A hypothetical initial investment of $10,000 on April 2, 1991 ($10,000), together with the aggregate cost of reinvested dividends and capital gain distributions for the entire period covered (their cash value at the time they were reinvested), would have amounted to $13,515. If dividends and capital gain distributions had not been reinvested, the total value of the investment in the Portfolio over time would have been smaller, and cash payments for the period would have amounted to $2,893 for income dividends and $142 for capital gain distributions. Without fee waivers from the Portfolio's service providers and expense reimbursements by WTC, the Portfolio's returns would have been lower. This table does not reflect tax consequences or the Portfolio's 3.50% maximum sales load, which would reduce the year-end values of the $10,000 investment from those shown here.


MUNICIPAL INCOME PORTFOLIO

                                                                      Increase in
              Value of      Value of      Value of                    Cost of
              Initial       Reinvested    Reinvested                  Living
Period Ended  $10,000       Income        Capital Gain                (Consumer
October 31    Investment    Dividends     Distributions Total Value   Price Index)
------------  ----------    ----------    ------------- -----------   ------------

    1995       $ 9,992        $889            $0          $10,881        5.4%

    1994       $ 9,312        $383            $0           $9,695        2.5%


      Explanatory Note: A hypothetical initial investment of $10,000 on November 1, 1993 ($10,000), together with the aggregate cost of reinvested dividends and capital gain distributions for the entire period covered (their cash value at the time they were reinvested), would have amounted to $10,859. If dividends and capital gain distributions had not been reinvested, the total value of the investment in the Portfolio over time would have been smaller, and cash payments for the period would have amounted to $825. Without fee waivers from the Portfolio's service providers, the Portfolio's returns would have been lower. This table does not reflect tax consequences or the Portfolio's 3.50% maximum sales load, which would reduce the year-end values of the $10,000 investment from those shown here.


      The Portfolios may also, from time to time along with performance advertisements, illustrate asset allocation by sector weightings. These illustrations, an example for Diversified Income Portfolio of which follows, are not intended to reflect current or future portfolio holdings of the Portfolios.

                  RODNEY SQUARE DIVERSIFIED INCOME PORTFOLIO

                           ASSET BREAKDOWN BY SECTOR
                            As of December 31, 1995


                                                  PERCENT OF
                      SECTOR                      INVESTMENTS
              --------------------------          -----------
              US Government Bonds                   53.8%
              Corporate Bonds                       22.8%
              Asset Backed Securities               14.6%
              Mortgage Backed Securities             6.2%
              Cash Equivalents                       2.6%
                                                   ------
              Total Investments                    100.0%
                                                   ======


[GRAPHICAL REPRESENTATION (PIE CHART)]
[PIE CHART USES PERCENTAGES FOUND IN TABLE ABOVE.]

     The Rodney Square Diversified Income Portfolio may also from time to time along with performance advertisements, present its investment in the form of the "Schedule of Investments" included in the Annual Report to the Shareholders of the Fund as of and for the fiscal year ended October 31, 1995, a copy of which is attached hereto and incorporated by reference.

      COMPARISON OF PORTFOLIO PERFORMANCE. A comparison of the quoted performance offered for various investments is valid only if performance is calculated in the same manner. Since there are many methods of calculating performance, investors should consider the effects of the methods used to calculate performance when comparing performance of shares of a Portfolio with performance quoted with respect to other investment companies or types of investments. For example, it is useful to note that yields reported on debt instruments are generally prospective, contrasted with the historical yields reported by the Portfolios.

       In connection with communicating its performance to current or prospective shareholders, a Portfolio also may compare performance figures to the performance of other mutual funds tracked by mutual fund rating services, to unmanaged indexes or unit investment trusts with similar holdings or to individual securities.

      From time to time, in marketing and other literature, a Portfolio's performance may be compared to the performance of broad groups of mutual funds with similar investment goals, as traced by independent organizations such as Investment Company Data, Inc. (an organization which provides performance ranking information for broad classes of mutual funds), Lipper Analytical Services, Inc. ("Lipper") (a mutual fund research firm which analyzes over 1,800 mutual funds), CDA Investment Technologies, Inc. (an organization which provides mutual fund performance and ranking information), Morningstar, Inc. (an organization which analyzes over 2,400 mutual funds) and other independent organizations. When Lipper's tracking results are used, a Portfolio will be compared to Lipper's appropriate fund category, that is, by fund objective and portfolio holdings. Rankings may be listed among one or more of the asset-size classes as determined by Lipper. When other organizations' tracking results are used, a Portfolio will be compared to the appropriate fund category, that is, by fund objective and portfolio holdings, or to the appropriate volatility grouping, where volatility is a measure of a fund's risk.

      Since the assets in all funds are always changing, a Portfolio may be ranked within one asset-size class at one time and in another asset-size class at some other time. In addition, the independent organization chosen to rank the Portfolio in marketing and promotional literature may change from time to time depending upon the basis of the independent organization's categorizations of mutual funds, changes in the Portfolio's investment policies and investments, the Portfolio's asset size and other factors deemed relevant. Advertisements and other marketing literature will indicate the time period and Lipper asset-size class or other performance ranking company criteria, as applicable, for the ranking in question.

     Evaluations of Portfolio performance made by independent sources may also be used in advertisements concerning the Portfolios, including reprints of, or selections from, editorials or articles about the Portfolios. Sources for performance information and articles about the Portfolios may include the following:

     BARRON'S, a Dow Jones and Company, Inc. business and financial weekly that periodically reviews mutual fund performance data.

     BUSINESS WEEK, a national business weekly that periodically reports the performance rankings and ratings of a variety of mutual funds.

     CDA INVESTMENT TECHNOLOGIES, INC., an organization which provides performance and ranking information through examining the dollar results of hypothetical mutual fund investments and comparing these results against appropriate market indexes.

     CHANGING   TIMES,  THE  KIPLINGER  MAGAZINE,  a  monthly  investment
     advisory publication that periodically features the performance of a variety of securities.

     CONSUMER DIGEST, a monthly business/financial magazine that includes a "Money Watch" section featuring financial news.

     FINANCIAL WORLD, a general business/financial magazine that includes a "Market Watch" department reporting on activities in the mutual fund industry.

     FORBES, a national business publication that from time to time reports the performance of specific investment companies in the mutual fund industry.

     FORTUNE, a national business publication that periodically rates the performance of a variety of mutual funds.

     INVESTMENT COMPANY DATA, INC., an independent organization which provides performance ranking information for broad classes of mutual funds.

     INVESTOR'S   DAILY,  a  daily  newspaper  that  features  financial,
     economic, and business news.

     LIPPER ANALYTICAL SERVICES, INC.'S MUTUAL FUND PERFORMANCE ANALYSIS, a weekly publication of industry-wide mutual fund averages by type of fund.

     MONEY, a monthly magazine that from time to time features both specific funds and the mutual fund industry as a whole.

     MUTUAL FUND VALUES, a biweekly Morningstar, Inc. publication that provides ratings of mutual funds based on fund performance, risk and portfolio characteristics.

     THE NEW YORK TIMES, a nationally distributed newspaper which regularly covers financial news.

     PERSONAL INVESTING NEWS, a monthly news publication that often reports on investment opportunities and market conditions.

     PERSONAL INVESTOR, a monthly investment advisory publication that includes a "Mutual Funds Outlook" section reporting on mutual fund performance measures, yields, indexes and portfolio holdings.

     SUCCESS, a monthly magazine targeted to the world of entrepreneurs and growing business, often featuring mutual fund performance data.

     USA TODAY, a national daily newspaper.

     U.S. NEWS AND WORLD REPORT, a national business weekly that periodically reports mutual fund performance data.

     WALL STREET JOURNAL, a Dow Jones and Company, Inc. newspaper which regularly covers financial news.

     WIESENBERGER INVESTMENT COMPANIES SERVICES, an annual compendium of information about mutual funds and other investment companies, including comparative data on funds' backgrounds, management policies, salient features, management results, income and dividend records, and price ranges.



      In advertising the performance of the Portfolios, the performance of a Portfolio may also be compared to the performance of unmanaged indexes of securities in which the Portfolio invests or to unit investment trusts ("UITs") that hold the same type of securities in which the Portfolio invests. The performance of the Diversified Income Portfolio may be compared to the performance of the Lehman Intermediate Government/Corporate Index; the
performance  of  the  Municipal  Income  Portfolio  may  be  compared  to  the performance of Merrill Lynch Intermediate Municipal Index. Quotations of index and UIT performance generally assume reinvestment of dividends and other distributions; however, index and UIT quotations do not reflect expenses related to asset management.


     Performance advertisements for the Municipal Income Portfolio may compare investing in that Portfolio to investing in an individual municipal bond. Unlike municipal funds such as the Municipal Income Portfolio, individual municipal bonds offer a stated rate of interest and, if held to maturity, repayment of principal. Although some individual municipal bonds might offer a higher return, they do not offer the reduced risk of a mutual fund which invests in many different securities. The initial investment requirements and sales charges of many municipal funds are lower than the purchase cost of individual municipal bonds, which are generally issued in $5,000 denominations and are subject to direct brokerage costs.

                                     TAXES

      GENERAL. In order to continue to qualify for treatment as a RIC under the Code, each Portfolio _ each being treated as a separate corporation for these purposes _ must distribute to its shareholders for each taxable year at least 90% of its investment company taxable income (generally consisting of taxable net investment income plus net short-term capital gain) plus, in the case of the Municipal Income Portfolio, 90% of its net interest income excludable from gross income under Section 103(a) of the Code ("Distribution Requirement") and must meet several additional requirements. With respect to each Portfolio, these requirements include the following: (1) at least 90% of the Portfolio's gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income

(including gains from options, futures or forward currency contracts) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); (2) the Portfolio must derive less than 30% of its gross income each taxable year from the sale or other disposition of securities, or any of the following, that were held for less than three months: options or futures (other than those on foreign currencies), or foreign currencies (or options, futures or forward contracts thereon) that are not directly related to the Portfolio's principal business of investing in securities (or options and futures with respect thereto) ("Short-Short Limitation"); (3) at the close of each quarter of the Portfolio's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government obligations and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the Portfolio's total assets and that does not represent more than 10% of the issuer's outstanding voting securities; and (4) at the close of each quarter of the Portfolio's taxable year, not more than 25% of the value of its total assets may be invested in securities (other than U.S. Government obligations) of any one issuer.

      If a Portfolio failed to qualify for treatment as a RIC in any taxable year, it would be subject to tax on its taxable income at corporate rates and all distributions from earnings and profits, including any distributions from net tax-exempt income and net long-term capital gains, would be taxable to its shareholders as ordinary income. In addition, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a RIC.

      Each Portfolio will be subject to a nondeductible 4% excise tax ("Excise Tax") to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary (taxable) income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts. For this and other purposes, dividends and other distributions declared by a Portfolio in October, November or December of any year and payable to shareholders of record on a date in one of those months will be deemed to have been paid by the Portfolio and received by the shareholders on December 31 of that year if they are paid by the Portfolio during the following January.

      A portion of the dividends from each Portfolio's investment company taxable income (whether paid in cash or reinvested in additional Portfolio shares) may be eligible for the dividends-received deduction allowed to corporations. The eligible portion may not exceed the aggregate dividends received by that Portfolio from U.S. corporations. However, dividends received by a corporate shareholder and deducted by it pursuant to the dividends-received deduction are subject indirectly to the alternative minimum tax.

     If Portfolio shares are sold at a loss after being held for six months or less, the loss will be treated as a long-term instead of short-term, capital loss to the extent of any capital gain. Investors also should be aware that if Portfolio shares are purchased shortly before the record date for any dividend or capital gain distribution (other than an exempt-interest dividend (as defined in the Prospectus)), the shareholder will pay full price for the shares and will receive some portion of the price back as a taxable distribution.


      If a Portfolio makes a distribution to shareholders in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated by each shareholder as a return of capital to the extent of the shareholder's tax basis and thereafter as capital gain. Thus a return of capital is not taxable, though it does reduce a shareholder's tax basis.

      Each Portfolio may acquire zero coupon securities issued with original issue discount. As the holder of those securities, a Portfolio must take into account the original issue discount that accrues on the securities during the taxable year, even if it receives no corresponding payment on them during the year. Because each Portfolio annually must distribute substantially all of its investment company taxable income and tax-exempt income, including any original issue discount, in order to satisfy the Distribution Requirement and (except with respect to tax-exempt income) avoid imposition of the Excise Tax, a Portfolio may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from a Portfolio's cash assets or from the proceeds of sales of portfolio securities, if necessary. A Portfolio may realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gain (the excess of net long-term capital gain over net short-term capital loss). In addition, any such gains may be realized on the disposition of securities held for less than three months. Because of the Short-Short Limitation, any such gains would reduce a Portfolio's ability to sell other securities, or certain options, futures or forward currency contracts, held for less than three months that it might wish to sell in the ordinary course of its portfolio management.

      THE MUNICIPAL INCOME PORTFOLIO. The Municipal Income Portfolio will be able to pay to its shareholders exempt-interest dividends only if, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of obligations the interest on which is excludable from gross income under Section 103(a) of the Code; the Portfolio intends to continue to continue to satisfy this requirement. Distributions that the Portfolio properly designates as exempt-interest dividends are treated by its shareholders as interest excludable from their gross income for federal income tax purposes but may be items of tax preference for federal alternative minimum tax purposes. The aggregate dividends excludable from the shareholders' gross income may not exceed the Portfolio's net tax-exempt income. The shareholders' treatment of dividends from the Portfolio under state and local income tax laws may differ from the treatment thereof under the Code. In order to qualify to pay exempt-interest dividends, the Portfolio may be limited in its ability to engage in taxable transactions such as repurchase agreements, options and futures strategies and portfolio securities lending.

      Tax-exempt interest attributable to certain "private activity bonds" ("PAB's") (including, in the case of a RIC receiving interest on those bonds, a proportionate part of the exempt-interest dividends paid by the RIC) is a tax preference item for purposes of the federal alternative minimum tax. Furthermore, even interest on tax-exempt securities held by the Portfolio that are not PAB's, which interest otherwise would be a tax preference item, nevertheless may be indirectly subject to the alternative minimum tax in the hands of corporate shareholders when distributed to them by the Portfolio. PAB's are issued by or on behalf of public authorities to finance various privately operated facilities and are described in the Appendix to the Prospectus. Entities or persons who are "substantial users" (or persons related to "substantial users") of facilities financed by industrial development bonds or PAB's should consult their tax advisers before purchasing Portfolio shares. For these purposes, the term "substantial user" is defined generally to include a "non-exempt person" who regularly uses in trade or business a part of a facility financed from the proceeds of such bonds.

      Up to 85% of social security and railroad retirement benefits may be included in taxable income for recipients whose adjusted gross income (including income from tax-exempt sources such as the Portfolio) plus 50% of their benefits exceeds certain base amounts. Exempt-interest dividends from the Portfolio still are tax-exempt to the extent described in the Prospectus; they are only included in the calculation of whether a recipient's income exceeds the established amounts.


      If shares of the Portfolio are sold at a loss after being held for six months or less, the loss will be disallowed to the extent of any exempt-interest dividends received on those shares.



     If the portfolio invests in any instruments that generate taxable income, under the circumstances described in the Prospectus, distributions of the interest earned thereon will be taxable to its shareholders as ordinary income to the extent of its earnings and profits. Moreover, if the Portfolio realizes capital gain as a result of market transactions, any distribution of that gain will be taxable to its shareholders.



      The Portfolio may invest in municipal bonds that are purchased with "market discount." For these purposes, market discount is the amount by which a bond's purchase price is exceeded by its stated redemption price at maturity or, in the case of a bond that was issued with original issue discount ("OID"), the sum of its issue price plus accrued OID, except that market discount less than the product of (1) 0.25% of the redemption price at maturity times (2) the number of complete years to maturity after the taxpayer acquired the bond is disregarded. Market discount generally is accrued ratably, on a daily basis, over the period from the acquisition date to the date of maturity. Gain on the disposition of such a bond purchased by the

Portfolio after April 30, 1993 (other than a bond with a fixed maturity date within one year from its issuance), generally is treated as ordinary (taxable) income, rather that capital gain, to the extent of the bond's accrued market discount at the time of disposition. In lieu of treating the disposition gain as above, the Portfolio may elect to include market discount in its gross income currently, for each taxable year to which it is attributable.


     The Portfolio informs shareholders within 60 days after the Fund's fiscal year-end (October 31) of the percentage of its income distributions designated as exempt-interest dividends. The percentage is applied uniformly to all distributions made during the year, so the percentage designated as tax-exempt for any particular distribution may be substantially different from the percentage of the Portfolio's income that was tax-exempt during the period covered by the distribution.

     THE DIVERSIFIED INCOME PORTFOLIO. Interest and dividends received by the Diversified Income Portfolio may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

      HEDGING TRANSACTIONS. The use of hedging strategies, such as writing (selling) options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for federal income tax purposes the character and timing of recognition of the gains and losses a Portfolio realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from options, futures and forward currency contracts derived by a Portfolio with respect to its business of investing in securities or foreign currencies, will qualify as permissible income under the Income Requirement. However, income from the disposition of options and futures (other than those on foreign currencies) will be subject to the Short-Short Limitation if they are held for less than three months. Income from the disposition of foreign currencies, and options, futures and forward contracts on foreign currencies, that are not directly related to the Diversified Income Portfolio's principal business of investing in securities (or options and futures with respect to securities) also will be subject to the Short-Short Limitation if they are held for less than three months.

     If a Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value, whether realized or not, of the offsetting hedging position during the period of the hedge for purposes of determining whether the Portfolio satisfies the Short-Short Limitation. Thus, only the net gain, if any, from the designated hedge will be included in gross income for purposes of that limitation. It is not clear whether this treatment will be available for all of a Portfolio's hedging transactions. To the extent this treatment is not available, a Portfolio may be forced to defer the closing out of certain options, futures and forward currency contracts beyond the time when it otherwise would be advantageous to do so, in order for the Portfolio to continue to qualify as a RIC.

      Futures and forward currency contracts that are subject to Section 1256 of the Code (other than such contracts that are part of a "mixed straddle"
with respect to which a Portfolio has made an election not of have the following rules apply) ("Section 1256 Contracts") and that are held by a Portfolio at the end of its taxable year generally will be deemed to have been sold at market value for federal income tax purposes. Sixty percent of any net gain or loss recognized on these deemed sales, and 60% of any net realized gain or loss from any actual sales of Section 1256 Contracts, will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. Section 988 of the Code also may apply to forward currency contracts and options on foreign currencies. Under Section 988, each foreign currency gain or loss generally is computed separately and treated as ordinary income or loss. In the case of overlap between Sections 1256 and 988, special provisions determine the character and timing of any income, gain or loss. The Diversified Income Portfolio attempts to monitor its Section 988 transactions to minimize any adverse tax impact.

                            DESCRIPTION OF THE FUND

      The Portfolios are the only series of the Fund, which was established as a Massachusetts business trust on May 7, 1986. The name of the Fund formerly was The Rodney Square Benchmark U.S. Treasury Fund. The registration statement of the Fund with respect to shares of the Diversified Income Portfolio became effective with the SEC on April 1, 1991, and the Portfolio commenced operations on April 2, 1991. The registration statement of the Fund with respect to the Municipal Income Portfolio became effective with the SEC on October 31, 1993 and the Portfolio commenced operations on November 1, 1993. The name was changed to The Rodney Square Strategic Fixed-Income Fund effective on March 14, 1991.

      Under Massachusetts law, shareholders of a Massachusetts business trust may, under certain circumstances, be held personally liable for the obligations of the trust. The Declaration of Trust, as amended and restated on July 1, 1992, contains an express disclaimer of shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each note, bond, contract or other undertaking relating to the Fund that is issued by or on behalf of the Fund or the Trustees. The amended and restated Declaration of Trust provides for indemnification out of assets belonging to the applicable Portfolio of any shareholder held personally liable solely by reason of his or her being or having been a shareholder of the Portfolio. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Portfolio itself would be unable to indemnify the shareholder. WTC believes that, in view of the above, the risk of personal liability to shareholders is remote.

      The amended and restated Declaration of Trust further provides that the Trustees will not be liable for neglect or wrongdoing provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Fund; but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      The Fund's capital consists of an unlimited number of shares of beneficial interest, $0.01 par value. Shares of the Portfolios that are issued by the Fund are fully paid and nonassessable. The assets of the Fund received for the issuance or sale of Portfolio shares and all income, earnings, profits and proceeds therefrom, subject only to the right of creditors, are allocated to the respective Portfolio and constitute the underlying assets of that Portfolio.

     The amended and restated Declaration of Trust provides that the Fund will continue indefinitely unless a majority of the shareholders of the Fund or a majority of the shareholders of the affected Portfolio approve: (a) the sale of the Fund's assets or the Portfolio's assets to another diversified open-end management investment company; or (b) the liquidation of the Fund or the Portfolio. In the event of the liquidation of the Fund or a Portfolio, affected shareholders are entitled to receive the assets of the Fund or Portfolio that are available for distribution.

                               OTHER INFORMATION

      INDEPENDENT AUDITORS. Ernst & Young LLP, 1 North Charles Street, Baltimore, MD 21201, serves as the Fund's independent auditors, providing services which include (1) audit of the annual financial statements for the Portfolios, (2) assistance and consultation in connection with SEC filings, and (3) preparation of the annual federal and state income tax returns filed on behalf of the Portfolios.

      The financial statements and financial highlights of the Portfolios appearing or incorporated by reference in the Fund's Prospectus, this Statement of Additional Information and Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and in the Registration Statement or incorporated by reference. Such financial statements have been included herein or incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


      LEGAL COUNSEL. Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, 2nd Floor, N.W., Washington, D.C. 20036, serves as counsel to the Fund and has passed upon the legality of the shares offered by the Prospectus and this Statement of Additional Information.


      CUSTODIAN. WTC, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, serves as the Fund's Custodian.

      TRANSFER AGENT. RSMC, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, serves as the Fund's Transfer Agent and Dividend Paying Agent. Compensation for the services and duties performed is paid by WTC in accordance with the Advisory Agreements. Certain other fees and expenses incurred in connection with the provision of these services are payable by the Fund or the shareholder on whose behalf the service is performed.

      SUBSTANTIAL SHAREHOLDERS. As of January 31, 1996 no shareholder other than WTC owned of record or beneficially more than 5% of the outstanding shares of either Portfolio. WTC owned of record 74% of the shares of the Diversified Income Portfolio, in addition to those shares owned beneficially on behalf of its customer accounts; and WTC owned of record on behalf of its customer accounts 52% of the shares of the Municipal Income Portfolio in addition to those shares owned beneficially on behalf of its customer accounts on behalf of its underlying customers.


                             FINANCIAL STATEMENTS


      The Schedules of Investments of the Diversified Income Portfolio and Municipal Income Portfolio as of October 31, 1995, the Statements of Assets and Liabilities of the Diversified Income Portfolio and Municipal Income Portfolio as of October 31, 1995, the Statement of Operations of the Diversified Income Portfolio and Municipal Income Portfolio for the fiscal year ended October 31, 1995, the Statements of Changes in Net Assets of the Diversified Income Portfolio and Municipal Income Portfolio for the fiscal years ended October 31, 1995 and 1994, the Financial Highlights of the Diversified Income Portfolio for the fiscal years ended October 31, 1995, 1994, 1993 and 1992 and for the period April 2, 1991 (Commencement of Operations) to October 31, 1991; the Financial Highlights of the Municipal Income Portfolio for the fiscal years ended October 31, 1995 and 1994, and the Notes to Financial Statements and the Report of Independent Auditors, each of which is included in the Annual Report to the shareholders of the Fund as of and for the fiscal year ended October 31, 1995, are attached hereto, and are hereby incorporated by reference.

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    PRESIDENT'S MESSAGE

--------------------------------------------------------------------------------
DEAR SHAREHOLDER:

     The management of The Rodney Square Strategic Fixed-Income Fund (the "Fund") is pleased to report to you on the Fund's activity for the fiscal year ended October 31, 1995.

PERFORMANCE REVIEW*

     The Rodney Square Diversified Income Portfolio had a total return of 12.41% for the fiscal year ended October 31, 1995. This return consisted of an increase in net asset value per share from $12.42 to $13.08 and distributions from net investment income during the fiscal year of $0.83 per share. The Portfolio's performance was very close to the reported return of 12.54% for the Lehman Intermediate Government/Corporate Index. Wilmington Trust Company ("WTC"), the Portfolio's adviser, has continued to assist the Portfolio's return by limiting total expenses of the Portfolio to 0.65% of average daily net assets.

     The Rodney Square Municipal Income Portfolio had a 12.23% total return for the fiscal year. This return consisted of an increase in net asset value per share from $11.64 to $12.49 and distributions from net investment income during the fiscal year of $0.54 per share. The Portfolio's performance was significantly better than the 10.95% return reported for the Merrill Lynch Intermediate Municipal Index (the "Merrill Index"). WTC, the Portfolio's adviser, has continued to assist the Portfolio's total return by limiting the total expense of the Portfolio to 0.75% of average daily net assets. During the course of the year, WTC determined the Merrill Index to be a better measure of relative performance than the Lehman State General Obligation Index (the "Lehman Index") because the average maturity of the Merrill Index at 8.5 years more closely approximates the Portfolio at 6.8 years. The Lehman Index at 10.95 years is beyond the standard for an intermediate fund which Lipper Analytical Securities Corp. defines as between 5 and 10 years.

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE
     THE RODNEY SQUARE DIVERSIFIED INCOME PORTFOLIO

     The Portfolio is designed to give shareholders broad exposure to the dynamics of the intermediate term bond market with a stable flow of income and minimization of risk. This goal is accomplished by applying a disciplined and systematic investment process to manage actively a core portfolio of investment grade notes and bonds from a wide range of taxable market sectors.

------------------------------
* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. AN INVESTMENT IN THE FUND IS NEITHER INSURED NOR GUARANTEED BY WILMINGTON TRUST COMPANY OR ANY OTHER BANKING INSTITUTION, THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. CERTAIN VALUES SHOWN ABOVE DO NOT REFLECT THE EFFECT OF THE MAXIMUM SALES LOAD OF 3.50%. RETURNS ARE HIGHER DUE TO THE ADVISER'S MAINTENANCE OF THE FUND'S EXPENSES. SEE FINANCIAL HIGHLIGHTS ON PAGES 18 THROUGH 21.




                                   AR  1

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    PRESIDENT'S MESSAGE -- CONTINUED
--------------------------------------------------------------------------------

     The Portfolio benefited from the dramatic lowering of interest rates which took place over the past fiscal year. From a starting point of 7.48%, 5 year U.
S. Treasury Notes dropped in yield by 1.67% to 5.81% as of October 1995. Interest rates fell as it became apparent that economic growth was moderating and the inflation outlook remained very favorable. Also aiding the interest rate decline has been the outlook for a significant change in the federal government's fiscal policies and the prospects of a balanced budget within seven years. The Portfolio has taken advantage of these developments by extending maturities to capture both a higher yield and more price appreciation.

     Following is a diagram which compares the performance of The Rodney Square Diversified Income Portfolio, the Lehman Intermediate Government/Corporate Index and the Consumer Price Index ("CPI"), since the Portfolio's commencement of operations on April 2, 1991.

[GRAPHICAL REPRESENTION (POINTS AND LINES) REQUIRED BY ITEM 5A OF FORM N-1A] [FOLLOWING ARE GRAPH POINTS AND TOTAL RETURNS]

              COMPARISION OF CHANGE IN VALUE OF $10,000 INVESTMENT **
                      Inception
                        Apr-91    Oct-91    Oct-92    Oct-93    Oct-94    Oct-95
Rodney Square
   Diversified Income   $9,650   $10,314   $11,302   $12,318   $12,031   $13,524
Lehman Intermediate
   Government/Corporate
   Index               $10,000   $10,791   $11,870   $13,050   $12,798   $14,403
Consumer Price Index   $10,000   $10,180   $10,506   $10,800   $11,081   $11,391

              AVERAGE ANNUAL TOTAL RETURN
                          1 YEAR *          INCEPTION **
                      -------------------------------------
Rodney Square
   Diversified Income      12.4%               6.8%
Lehman Intermediate
   Government/Corporate
   Index                   12.5                8.3
Consumer Price Index        2.8                2.9

------------------------------
* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. AN INVESTMENT IN THE FUND IS NEITHER INSURED NOR GUARANTEED BY WILMINGTON TRUST COMPANY OR ANY OTHER BANKING INSTITUTION, THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. CERTAIN VALUES SHOWN ABOVE DO NOT REFLECT THE EFFECT OF THE MAXIMUM SALES LOAD OF 3.50%. RETURNS ARE HIGHER DUE TO THE ADVISER'S MAINTENANCE OF THE FUND'S EXPENSES. SEE FINANCIAL HIGHLIGHTS ON PAGES 18 THROUGH 21.

** THE VALUES SHOWN FOR THE PORTFOLIO REFLECT THE EFFECT OF THE MAXIMUM SALES LOAD OF 3.50% ON A HYPOTHETICAL INVESTEMNT OF $10,000 AND WITH DIVIDENDS REINVESTED.


                                    AR  2

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    PRESIDENT'S MESSAGE -- CONTINUED
--------------------------------------------------------------------------------
     The Portfolio also benefited from several moves to increase yield. Callable government agency securities have been added along with asset-backed securities in the home equity and manufactured housing sectors. Corporate bond exposure has been decreased as spreads against U. S. Treasury securities have narrowed making them less attractive.

     As we close out the current year, we find a bond market that is caught between many influences ranging from political to financial. The decline in interest rates seen so far this year has reached a point where further movement will be unlikely unless it is supported by the active participation of the Federal Reserve Board (the "Fed") in lowering short-term rates. The role that the Fed plans to take is unknown at this time since their initial rate cut in July has not been followed by any further action that would shed light on their medium to long-term intentions. Indeed the Fed finds itself in a very good position since the combined outlook of moderate economic growth and well contained inflation gives them the flexibility to be patient. Our longer term view remains positive on the bond market. The underlying trends of low inflation, budget deficit reduction and keen global competition remain in force with their impact likely being felt through lower long-term rates. However, we have covered much ground in 1995, and while 1996 may offer some continuation, the rate declines are likely to be much smaller.

     THE RODNEY SQUARE MUNICIPAL INCOME PORTFOLIO

     The Portfolio is an intermediate term fund designed to produce a high level of income which is exempt from federal income taxes while seeking preservation of capital. The basic strategy of the Portfolio is to identify and purchase the undervalued sectors of the municipal market. The Portfolio will normally be fully invested with an average maturity in the 5 to 10 year range.

     For all but the first part of the fiscal year, the fixed income markets exhibited a bullish trend. While it was relatively clear sailing for the taxable bond markets, the tax-exempt municipal market experienced great volatility due to several special events during the year. First, the Orange County, California crisis hit in December 1994 when the county filed for bankruptcy protection due to heavy losses in its investment funds. The market impact was brief (except for non-insured California issues) and municipal bond prices resumed their upward bias by calendar year-end.

During the first quarter of 1995, municipals outperformed their taxable counterparts due to a severe shortage of new issues. Combined with a high level of maturities and called bonds in January, this led to an actual decline in total municipal bonds outstanding. Municipal bond prices rose relative to Treasuries, the result of too many investors chasing too few bonds. In April, this relative outperformance by municipals reversed dramatically. In Washington, D.C., several political leaders proposed radical changes to the existing tax code. Most of those "flat tax" proposals, as initially presented, would be detrimental to municipal bonds. By limiting the tax to either earned income (excluding interest income) or to expenditures (as it would under a consumption tax), there would be no tax advantage for municipal bonds. This frightened many retail investors and they reacted by selling bonds, selling tax-exempt mutual funds or by not reinvesting in the municipal market.

                                     AR 3

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    PRESIDENT'S MESSAGE -- CONTINUED
--------------------------------------------------------------------------------
     Tax reform continued to be a cloud hovering over the municipal market but its most recent effect is in the long end. Investors have shifted their emphasis away from long maturity bonds, whose volatility is great, and into short and intermediate bonds. Over the last four months ending October 31, 1995, 20 and 30 year municipals remain inexpensive relative to Treasuries (trading at about 90% of the Treasury yield) while 10 year and shorter maturities have moved from a fair value to a relatively expensive value. For example, a 5 year municipal was trading at 77% of a comparable Treasury on June 30, 1995 and now is trading at only 73%.

     During the year, we made several strategic moves which improved the return potential of the Portfolio. Two of the strategic moves, a sell program of Texas bonds and a shortening of the Portfolio's maturity, were outlined in the semiannual report. Since then we have employed two additional strategies to strengthen the Portfolio. First, we invested over 12% of the total assets in cushion bonds. Cushion bonds have high coupons, long stated maturities, relatively short call dates and trade at large premiums to face value. In addition to trading at a high yield to the effective maturity (the short call date), these bonds have the potential of being "refunded" which would immediately boost the price. The bonds purchased by the Portfolio have an average effective maturity of only 1.3 years but have a yield of over 5%, based on October 31, 1995 valuations.

     The other strategy employed was to sell issues priced near par and to buy slightly longer, non-callable premium-priced bonds. The bonds sold performed well during the year, but now, at par, face a performance disadvantage due to the after tax yield calculations. The longer maturity, premium-priced issues offer significantly better downside protection while maintaining similar upside potential. Approximately 16% of the Portfolio was shifted into these premium, non-callable bonds. As of October 31, 1995, the average maturity of the Portfolio was 6.8 years, slightly longer than the average on April 30, 1995.

     Following is a diagram that illustrates the performance of The Rodney Square Municipal Income Portfolio, the Merrill Index, Lehman Index, and the CPI, since the Portfolio's commencement of operations on November 1, 1993.

[GRAPHICAL REPRESENTION (POINTS AND LINES) REQUIRED BY ITEM 5A OF FORM N-1A] [FOLLOWING ARE GRAPH POINTS AND TOTAL RETURNS]















                                     AR 4

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    PRESIDENT'S MESSAGE -- CONTINUED
--------------------------------------------------------------------------------
              COMPARISION OF CHANGE IN VALUE OF $10,000 INVESTMENT **
                      Inception
                        Oct-93    Oct-94    Oct-95
Rodney Square
   Municipal Income     $9,650    $9,356   $10,500
Lehman Index           $10,000    $9,645   $10,982
Merrill Index          $10,000   $10,260   $10,882
Consumer Price Index   $10,000   $10,260   $10,547

              AVERAGE ANNUAL TOTAL RETURN
                          1 YEAR *          INCEPTION **
                      -------------------------------------
Rodney Square
   Municipal Income        12.2%               2.5%
Lehman Index               13.9                4.8
Merrill Index              11.0                4.3
Consumer Price Index        2.8                2.7

     Looking ahead, we are cautiously optimistic. Bond prices are currently high, with the markets expecting a continuation of slow economic growth and further easing by the Fed. Evidence of real progress by Congress and the White House toward balancing the budget should help to push the bond markets to higher prices. Our caution is focused upon the events unfolding in Washington, D.C., including the debate on tax reform measures and the 1996 Presidential election. Uncertainty, in this case created by political rhetoric, usually leads to volatile markets.

     We invite your comments and questions and we thank you for your investment in the Rodney Square Strategic Fixed-Income Fund. We look forward to reviewing our investment outlook and strategy with you in our next report to shareholders.

                                       Sincerely,

                                       /s/ Martin L. Klopping

                                       Martin L. Klopping
                                       President
  December 15, 1995


------------------------------
* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. AN INVESTMENT IN THE FUND IS NEITHER INSURED NOR GUARANTEED BY WILMINGTON TRUST COMPANY OR ANY OTHER BANKING INSTITUTION, THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. CERTAIN VALUES SHOWN ABOVE DO NOT REFLECT THE EFFECT OF THE MAXIMUM SALES LOAD OF 3.50%. RETURNS ARE HIGHER DUE TO THE ADVISER'S MAINTENANCE OF THE FUND'S EXPENSES. SEE FINANCIAL HIGHLIGHTS ON PAGES 18 THROUGH 21.

** THE VALUES SHOWN FOR THE PORTFOLIO REFLECT THE EFFECT OF THE MAXIMUM SALES LOAD OF 3.50% ON A HYPOTHETICAL INVESTEMNT OF $10,000 AND WITH DIVIDENDS REINVESTED.

                                    AR  5

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND/DIVERSIFIED INCOME PORTFOLIO
--------------------------------------------------------------------------
    INVESTMENTS / OCTOBER 31, 1995
    (Showing Percentage of Total Value of Net Assets)
-------------------------------------------------------------------------------
                                          MOODY'S
                                          / S&P     PRINCIPAL    VALUE
                                          RATING     AMOUNT     (NOTE 2)
                                         --------  ---------- ------------
ASSET-BACKED SECURITIES - 19.4%
  American Express Master Trust,
    Ser. 1994-1 Class A, 7.15%,
       08/15/99........................  Aaa/AAA  $1,000,000  $ 1,030,700
  EQCC Home Equity Loan Trust,
    Ser. 1994-4A Class A3, 8.68%,
       10/15/08........................  Aaa/AAA     700,000      751,765
  Equicon Home Equity Loan Trust,
    Ser. 1993-1 Class A, 5.85%,
       11/18/12........................  Aaa/AAA     573,889      563,137
  Green Tree Financial Corp.,
    Ser. 1995-2 Class A3, 7.45%,
       06/15/26........................  Aaa/AAA     400,000      412,576
  Green Tree Financial Corp.,
    Ser. 1995-5 Class A4, 6.60%,
       10/15/25........................  Aaa/AAA     250,000      250,413
  MBNA Master Credit Card Trust,
    Ser. 1995-F Class A, 6.60%,
       01/15/03........................  Aaa/AAA     300,000      306,174
  Merrill Lynch Mortgage Investors,
    Inc., Ser. 1991G Class A, 8.15%,
       10/15/11........................   Aaa/NR     500,313      517,286
  Residential Asset Securities Corp.,
    Ser. 1995-KS3, 8.00%, 10/25/24....   Aaa/AAA     400,000      404,840
  Resolution Trust Corp., Ser. 1994-C2
    Class B, 8.00%, 04/25/25..........    NR/AA      250,000      262,392
  Standard Credit Card Master Trust,
    Ser. 1995-8 Class A, 6.70%,
       09/09/02.......................   Aaa/AAA     700,000      706,153
  The Money Store Home Equity,
    Ser. 1994-D1 Class A3, 8.35%,
       10/15/13.......................   Aaa/AAA   1,000,000    1,040,088
                                                              -----------
      TOTAL ASSET-BACKED SECURITIES (COST $6,066,533)........   6,245,524
                                                              -----------
CORPORATE BONDS - 18.6%
 FINANCIAL - 10.2%
  BankAmerica Corp., 6.75%, 09/15/05..    A3/A       250,000      249,375
  Bankers Trust NY Corp., 9.50%,
    06/14/00..........................    A3/A       700,000      782,250
  Ford Capital B.V., 9.375%,
    01/01/98..........................   A1/A+       300,000      319,500
  International Lease Finance,
    6.125%, 11/01/99..................   A2/A+       400,000      398,228


    The accompanying notes are an integral part of the financial statements.

                                    AR  6

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND/DIVERSIFIED INCOME PORTFOLIO
--------------------------------------------------------------------------
    INVESTMENTS -- CONTINUED
--------------------------------------------------------------------------------
                                          MOODY'S
                                          / S&P     PRINCIPAL    VALUE
                                          RATING     AMOUNT     (NOTE 2)
                                         --------  ---------- ------------
  KFW International Finance, 7.20%,
    03/15/14..........................   Aaa/AAA $  400,000   $    14,500
  Lehman Brothers, Inc., 7.625%,
    08/01/98..........................   Baa1/A     600,000       615,000
  Merrill Lynch & Co., Inc., 7.05%,
    04/15/03..........................   A1/A+      200,000       200,750
  Santander Financial Issuances Ltd.,
    7.875%, 04/15/05..................   A1/A+      300,000       320,250
                                                              -----------
                                                                3,299,853
                                                              -----------
 MANUFACTURING - 2.9%
  Caterpillar Financial Services Corp.,
    9.95%, 02/28/96...................   A3/A-      200,000       202,472
  Eaton Corp., 8.00%, 08/15/06........   A2/A       650,000       720,687
                                                              -----------
                                                                  923,159
                                                              -----------
 MERCHANDISING & RETAIL - 0.9%
  Dayton-Hudson Corp., 9.35%,
    06/16/20..........................   A3/A       250,000       300,345
                                                              -----------
 OIL, GAS & PETROLEUM - 1.7%
  British Petroleum of North America,
    Inc., 8.875%, 12/01/97............   Aa3/AA-    200,000       211,000
  Societe Nationale Elf Aquitaine,
    8.00%, 10/15/01...................   Aa3/AA-    300,000       325,500
                                                              -----------
                                                                  536,500
                                                              -----------
 TELEPHONE & COMMUNICATIONS - 1.9%
  Southern New England
    Telecommunications Corp., 6.50%,
    08/15/00.........................    A1/A+      600,000       607,500

 UTILITIES - 1.0%
  National Rural Utilities
    Cooperative Finance Corp., 9.50%,
    05/15/97.........................   Aa3/AA      300,000       315,750
                                                              -----------
     TOTAL CORPORATE BONDS (COST $5,693,869)................    5,983,107
                                                              -----------
TIME DEPOSITS - 8.6%
 Sanwa Bank Ltd. (Grand Cayman), 5.88%,
   11/01/95 (COST $2,783,590)........    NR/NR    2,783,590     2,783,590
                                                              -----------

    The accompanying notes are an integral part of the financial statements.

                                    AR  7

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND/DIVERSIFIED INCOME PORTFOLIO
--------------------------------------------------------------------------
    INVESTMENTS -- CONTINUED
--------------------------------------------------------------------------------
                                            MOODY'S
                                            / S&P     PRINCIPAL     VALUE
                                            RATING     AMOUNT      (NOTE 2)
                                           --------  ----------  ------------
U.S. GOVERNMENT AGENCY OBLIGATIONS - 12.8%
  FEDERAL HOME LOAN MORTGAGE CORP.
    INTEREST BEARING NOTES - 2.9%
     Federal Home Loan Mortgage Corp.,
       8.60%, 01/26/00.................     Aaa/NR $  400,000  $   421,196
     Federal Home Loan Mortgage Corp.,
       7.05%, 05/15/02.................     Aaa/NR    500,000      502,985
                                                               -----------
                                                                   924,181
                                                               -----------
  FEDERAL NATIONAL MORTGAGE ASSOC. INTEREST
    BEARING NOTES - 9.9%
     Federal National Mortgage Assoc.,
       5.39%, 08/05/98.................     Aaa/NR  2,950,000    2,904,511
     Federal National Mortgage Assoc.,
       7.50%, 08/25/05.................     Aaa/NR    300,000      305,202
                                                               -----------
                                                                 3,209,713
                                                               -----------
       TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
         (COST $3,955,051).....................................  4,133,894
                                                               -----------
U.S. TREASURY OBLIGATIONS* - 40.1%
  U.S. TREASURY BONDS - 2.8%
     U.S. Treasury Bonds, 11.75%, 02/15/10.. NR/NR    650,000      908,109

  U.S. TREASURY NOTES - 37.3%
     U.S. Treasury Notes, 8.00%, 10/15/96... NR/NR  2,900,000    2,964,032
     U.S. Treasury Notes, 7.50%, 01/31/97... NR/NR  1,500,000    1,533,750
     U.S. Treasury Notes, 5.125%, 04/30/98.. NR/NR    250,000      246,810
     U.S. Treasury Notes, 6.125%, 05/15/98.. NR/NR    400,000      404,044
     U.S. Treasury Notes, 6.75%, 04/30/00... NR/NR  1,250,000    1,295,125
     U.S. Treasury Notes, 6.25%, 05/31/00... NR/NR    300,000      305,160
     U.S. Treasury Notes, 8.75%, 08/15/00... NR/NR    925,000    1,036,545
     U.S. Treasury Notes, 7.75%, 02/15/01... NR/NR    700,000      760,214
     U.S. Treasury Notes, 7.88%, 08/15/01... NR/NR    500,000      548,480
     U.S. Treasury Notes, 6.375%, 08/15/02.. NR/NR  1,200,000    1,231,295
     U.S. Treasury Notes, 6.25%, 02/15/03... NR/NR    100,000      101,738
     U.S. Treasury Notes, 7.25%, 05/15/04... NR/NR    600,000      649,140
     U.S. Treasury Notes, 6.50%, 08/15/05... NR/NR    900,000      931,599
                                                               -----------
                                                                12,007,932
                                                               -----------
     TOTAL U.S. TREASURY OBLIGATIONS (COST $12,504,789).......  12,916,041
                                                               -----------


    The accompanying notes are an integral part of the financial statements.

                                     AR 8

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND/DIVERSIFIED INCOME PORTFOLIO
--------------------------------------------------------------------------
    INVESTMENTS -- CONTINUED
--------------------------------------------------------------------------------
                                            MOODY'S
                                            / S&P     PRINCIPAL     VALUE
                                            RATING     AMOUNT      (NOTE 2)
                                           --------  ----------  ------------

TOTAL INVESTMENTS (COST $31,003,832)** - 99.5%.................. $32,062,156

OTHER ASSETS AND LIABILITIES, NET - 0.5%........................     151,774
                                                                 -----------
NET ASSETS - 100.0%............................................. $32,213,930
                                                                 ===========

** Cost for federal income tax purposes. At October 31, 1995, net unrealized appreciation was $1,058,324. This consisted of aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost of $1,066,844 and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value of $8,520.

* While not rated by Moody's or the S&P, U.S. Treasury Obligations are considered to be of the highest quality, comparable to AAA.





























    The accompanying notes are an integral part of the financial statements.

                                    AR  9

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND/MUNICIPAL INCOME PORTFOLIO
--------------------------------------------------------------------------
    INVESTMENTS / OCTOBER 31, 1995
    (Showing Percentage of Total Value of Net Assets)
--------------------------------------------------------------------------------
                                            MOODY'S
                                            / S&P     PRINCIPAL     VALUE
                                            RATING     AMOUNT      (NOTE 2)
                                            -------  ----------  ------------
MUNICIPAL BONDS - 92.4%
  ALASKA - 2.4%
    Alaska Municipal Bond Bank Auth. Ref.
       Rev Ser. 1993C, 4.90%, 10/01/03.....    A/A   $  400,000  $   399,000
                                                                 -----------
CALIFORNIA - 11.7%
  California State Veterans Bonds Ser. AY,
    6.90%, 04/01/01.......................    A1/A+     250,000      255,002
  California State Veterans Bonds Ser. AY,
    7.00%, 04/01/03.......................    A1/A+     500,000      509,150
  Los Angeles, CA Dept. of Water and Power
    Electric Plant Rev., 5.75%, 11/15/02..    AA/AA-    300,000      319,125
  Los Angeles County, CA Public Works Fin.
    Auth. Rev. (LA County Park & Open
    Space District) Ser. 1994A, 5.63%,
    10/01/03..............................    AA/AA     500,000      524,375
  San Francisco, CA City & County
    Redevelopment Agency Multi-Family
    Housing Ref. Rev. (GNMA South Beach
    Proj.) Ser.1994, 4.75%, 09/01/02......     A/NR     345,000      337,237
                                                                 -----------
                                                                   1,944,889
                                                                 -----------
COLORADO - 3.2%
  Aurora, CO Certificate of Participation
    Lease Ref. Rev., 5.85%, 12/01/02......    A/A       500,000      525,625

DELAWARE - 23.2%
  Bethany Beach, DE, 9.75%, 11/01/07......  Aaa/AAA     160,000      223,200
  Bethany Beach, DE, 9.75%, 11/01/08......  Aaa/AAA     180,000      255,375
  Delaware State Economic Dev. Auth. Rev.
    (Delmarva Power & Light), 7.30%,
    09/01/15.............................   Aaa/AAA     100,000      109,500
  Delaware State Housing Auth. Multi-
    Family Mortgage Rev., 6.30%,
    07/01/98.......                          A1/A+      100,000      100,875
  Delaware State Housing Auth. Multi-
    Family Mortgage Rev. Ser. 1992D,
    6.35%, 07/01/03......................    A1/NR      100,000      103,125
  Delaware State Housing Auth. Multi-
    Family Mortgage Rev. Ser. C, 7.25%,
    01/01/07.............................    A1/A       240,000      252,600
  Delaware State Housing Auth. Single
    Family Mortgage Rev. Ser. 1993 Sub.
    Ser. A-1, 5.05%, 07/01/05............   Aaa/AAA     315,000      305,550

    The accompanying notes are an integral part of the financial statements.

                                    AR 10

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND/DIVERSIFIED INCOME PORTFOLIO
--------------------------------------------------------------------------
    INVESTMENTS -- CONTINUED
--------------------------------------------------------------------------------
                                            MOODY'S
                                            / S&P     PRINCIPAL     VALUE
                                            RATING     AMOUNT      (NOTE 2)
                                            -------  ----------  ------------
  Delaware State Housing Auth. Single
    Family Mortgage Rev. Ser. 1993 Sub.
    Ser. A-1, 5.15%, 01/01/06............   Aaa/AAA $  180,000 $    175,725
  Delaware State Housing Auth. Sr. Home
    Mortgage Rev. Sub. Ser. 1991-B, 6.40%,
    12/01/02..............................   A1/NR      50,000       51,500
  Delaware State Solid Waste Auth. Solid
    Waste System Rev., 5.80%, 07/01/01....    A/A      500,000      531,875
  Delaware Transportation Auth.
    Transportation System Jr. Lien Rev.,
    5.00%, 07/01/06.......................  Aaa/AAA    500,000      501,875
  Delaware Transportation Auth.
    Transportation System Jr. Lien Rev.,
    Prerefunded 07/01/98 @ 101.50, 7.75%,
    07/01/08..............................  Aaa/AAA    250,000      275,937
  Delaware Transportation Auth.
    Transportation System Sr. Lien Rev.,
    6.75%, 07/01/98.......................   A1/AA     115,000      122,619
  Delaware Transportation Auth.
    Transportation System Sr. Lien Rev.,
    5.88%, 07/01/00.......................   A1/AA     350,000      371,438
  Wilmington, DE UDAG Corp. Special
    Obligation Rev. (Chase Manhattan Bldg.
    Proj.), 8.25%, 04/01/01...............   NR/NR     455,000      465,096
                                                                -----------
                                                                  3,846,290
                                                                -----------
HAWAII - 4.7%
  Hawaii State General Obligation Rev.,
    Ser. BW, 6.20%, 03/01/05..............   Aa/AA     700,000      770,875
                                                                -----------
MISSISSIPPI - 2.4%
  Medical Center Educ. Bldg. Corp., (Univ.
    of Mississippi Medical Center Proj.)
    Ser. 1993, 5.40%, 12/01/05............    NR/A-    400,000      399,000
                                                                -----------
NEVADA - 2.3%
  Nevada State General Obligation Rev.,
    Ser. B, 4.38%, 08/01/03...............   Aa/AA     400,000      387,000
                                                                -----------
NEW JERSEY - 3.9%
  New Jersey State Transportation Auth.,
    Ser. A, 6.00%, 06/15/01...............  Aaa/AAA    600,000      644,250
                                                                -----------



    The accompanying notes are an integral part of the financial statements.

                                    AR 11

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND/DIVERSIFIED INCOME PORTFOLIO
--------------------------------------------------------------------------
    INVESTMENTS -- CONTINUED
--------------------------------------------------------------------------------
                                            MOODY'S
                                            / S&P     PRINCIPAL     VALUE
                                            RATING     AMOUNT      (NOTE 2)
                                            -------  ----------  ------------
PENNSYLVANIA - 10.9%
  Pennsylvania State Ref. Rev. First Ser.,
    5.30%, 05/01/06.......................   A1/AA-  $ 500,000  $   507,500
  Pennsylvania State Higher Educ. Fac. Auth.
    College & Univ. Rev. (Philadelphia
    College of Osteopathic Medicine)
    Ser. 1993, 5.25%, 12/01/07............   NR/AAA    150,000      148,687
  Pennsylvania State Higher Educ. Fac.
    Auth. College & Univ. Rev. (Trustees
    Univ. of Pennsylvania) Ser. A, 6.625%,
    01/01/17..............................   Aa/AA     550,000      556,188
  Philadelphia, PA Redevelopment Auth.
    Home Improvement Loan Rev., 7.38%,
    06/01/03..............................    A/A       40,000       40,800
  York County, PA Solid Waste Refuse Auth.
  Industrial Dev. Rev. (Resource Recovery
    Proj.) Ser. 1985, 8.20%, 12/01/14.....   A/AA-     500,000      548,125
                                                                -----------
                                                                  1,801,300
                                                                -----------
TEXAS - 3.8%
  Austin, TX General Obligation Rev.,
    4.75%, 09/01/09.......................   Aa/AA     315,000      294,525
  Tarrant County, TX Water Control
    District No. 1 Rev., 4.75%, 03/01/06..  Aaa/AAA    350,000      336,000
                                                                -----------
                                                                    630,525
                                                                -----------
UTAH - 3.2%
  Salt Lake City, UT Municipal Bldg.
    Auth.Lease Rev. Ser. 1994A, 5.65%,
    10/01/03..............................  Aaa/AAA    500,000      525,625
                                                                -----------
VERMONT - 7.6%
  Vermont Municipal Bond Bank Rev. Ser. 1,
    5.50%, 12/01/10.......................  Aaa/AAA    400,000      403,000
  Vermont Municipal Bond Bank Rev. Ser. 2,
    6.00%, 12/01/05.......................  Aaa/AAA    790,000      858,138
                                                                -----------
                                                                  1,261,138
                                                                -----------
VIRGINIA - 6.1%
  Virginia Educ. Loan Auth. Rev. (Student
    Loan Prog.) Senior Ser. 1994B, 5.15%,
    03/01/04..............................   Aaa/NR    500,000      491,250


    The accompanying notes are an integral part of the financial statements.

                                    AR 12

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND/DIVERSIFIED INCOME PORTFOLIO
--------------------------------------------------------------------------
    INVESTMENTS -- CONTINUED
--------------------------------------------------------------------------------
                                            MOODY'S
                                            / S&P     PRINCIPAL     VALUE
                                            RATING     AMOUNT      (NOTE 2)
                                            -------  ----------  ------------
  Virginia State Housing Development Auth.
    Commonwealth Mtg. Rev. Ser. 1992C Sub.
    Ser. C8, 5.80%, 07/01/04..............  AA1/AA+  $ 500,000  $   514,375
                                                                -----------
                                                                  1,005,625
                                                                -----------
WASHINGTON - 5.2%
  Clark County, WA Public Utility Dist.
    No. 1 Generating System Rev., 6.00%,
    01/01/06..............................  Aaa/AAA    350,000      375,813
  Washington State Public Power Supply Sys.
    Ref. Rev. (Nuclear Proj. No. 3),
    Ser. 1993C, 5.10%, 07/01/07...........   Aa/AA     500,000      478,750
                                                                -----------
                                                                    854,563
                                                                -----------
WEST VIRGINIA - 1.8%
  Oak Hill, WV Industrial Development Ref.
  Rev. (Fayette Plaza Proj.) Ser. 1991A,
    4.95%, 10/01/09.......................  NR/AA-     300,000      304,126
                                                                -----------
    TOTAL MUNICIPAL BONDS (COST $15,158,756)...................  15,299,831
                                                                -----------
TAX-EXEMPT MUTUAL FUNDS - 6.4%
  PNC Municipal Cash Tax-Exempt Money
    Market Fund..........................   NR/NR      800,000      800,000
  PNC Municipal Fund.....................   NR/NR      264,181      264,181
                                                                -----------
    TOTAL TAX-EXEMPT MUTUAL FUNDS (COST $1,064,181)............   1,064,181
                                                                -----------
TOTAL INVESTMENTS (COST $16,222,937)** - 98.8%.................  16,364,012

OTHER ASSETS AND LIABILITIES, NET - 1.2%.......................     206,268
                                                                -----------
NET ASSETS - 100.0%............................................ $16,570,280
                                                                ===========

** Cost for federal income tax purposes. At October 31, 1995, net unrealized appreciation was $141,075. This consisted of aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost of $206,365 and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value of $65,290.




    The accompanying notes are an integral part of the financial statements.

                                    AR 13

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES
October 31, 1995
                                                 DIVERSIFIED     MUNICIPAL
                                                   INCOME         INCOME
                                                  PORTFOLIO      PORTFOLIO
                                                ------------   ------------
ASSETS:
Investments in securities, at market
 (identified cost $31,003,832 and
 $16,222,937, respectively) (Note 2).........    $32,062,156    $16,364,012
Receivable for Fund shares sold..............          4,213             --
Interest receivable..........................        376,652        242,988
Deferred organization costs (Note 2).........          7,928         52,160
Other assets.................................          1,133            182
                                                 -----------    -----------
 Total assets................................     32,452,082     16,659,342
                                                 -----------    -----------
LIABILITIES:
Dividends payable............................        172,400         60,647
Payable for Fund shares redeemed.............         25,851             --
Due to Adviser (Note 4)......................            321             --
Other accrued expenses (Note 4)..............         39,580         28,415
                                                 -----------    -----------
 Total liabilities...........................        238,152         89,062
                                                 -----------    -----------
NET ASSETS, at market value..................    $32,213,930    $16,570,280
                                                 ===========    ===========
NET ASSETS CONSIST OF:
Shares of beneficial interest................    $    24,633    $    13,268
Additional paid-in capital...................     31,569,202     16,467,339
Net unrealized appreciation of investments...      1,058,324        141,075
Accumulated net realized loss................       (438,229)       (51,402)
                                                 -----------    -----------
NET ASSETS, for 2,463,279 and 1,326,841 shares
 outstanding, respectively...................    $32,213,930    $16,570,280
                                                 ===========    ===========
NET ASSET VALUE and redemption price per share
 ($32,213,930 / 2,463,279 and
 $16,570,280 / 1,326,841 outstanding shares
 of beneficial interest, $0.01 par value,
 respectively)...............................         $13.08         $12.49
                                                      ======         ======
Maximum offering price per share (100/96.5
 of $13.08 and 100/96.5 of $12.49,
 respectively)...............................         $13.55         $12.94
                                                      ======         ======





    The accompanying notes are an integral part of the financial statements.

                                    AR 14

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
   FINANCIAL STATEMENTS -- CONTINUED
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS
For the Fiscal Year Ended October 31, 1995

                                                 DIVERSIFIED     MUNICIPAL
                                                   INCOME         INCOME
                                                  PORTFOLIO      PORTFOLIO
                                                ------------   ------------

INTEREST INCOME..............................    $ 2,280,549    $   806,744
                                                 -----------    -----------
EXPENSES:
 Advisory fee (Note 4).......................        158,066         73,172
 Administration fee (Note 4).................         25,290         12,290
 Accounting fee (Note 4).....................         50,000         50,000
 Distribution expenses (Note 4)..............         27,402         15,844
 Trustees' fees and expenses (Note 4)........          5,400          5,400
 Amortization of organizational expenses
   (Note 2)..................................         19,140         18,006
 Registration fees...........................         20,008         21,290
 Reports to shareholders.....................         11,524          5,377
 Legal.......................................          7,824          5,532
 Audit.......................................         29,109         10,891
 Other.......................................          7,946          5,602
                                                 -----------    -----------
   Total expenses before fee waiver..........        361,709        223,404
   Advisory fee waived (Note 4)..............       (156,223)       (73,172)
   Administration fee waived (Note 4)........            --         (12,290)
   Accounting fee waived (Note 4)............            --         (22,728)
                                                 -----------    -----------
      Total expenses, net....................        205,486        115,214
                                                 -----------    -----------

 Net investment income.......................      2,075,063        691,530
                                                 -----------    -----------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:

 Net realized loss on investment transactions.      (352,512)       (45,859)
 Net unrealized appreciation of investments
 during the year.............................      1,976,228      1,100,202
                                                 -----------    -----------
 Net gain on investments.....................      1,623,716      1,054,343
                                                 -----------    -----------
NET INCREASE IN NET ASSETS RESULTING FROM
  OPERATIONS.................................    $ 3,698,779    $ 1,745,873
                                                 ===========    ===========






    The accompanying notes are an integral part of the financial statements.

                                    AR 15

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    FINANCIAL STATEMENTS -- CONTINUED
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
                                                 DIVERSIFIED     MUNICIPAL
                                                   INCOME         INCOME
                                                  PORTFOLIO      PORTFOLIO
                                                ------------   ------------
FOR THE FISCAL YEAR ENDED OCTOBER 31, 1995
INCREASE (DECREASE) IN NET ASSETS:
Operations:
 Net investment income......................     $ 2,075,063    $   691,530
 Net realized loss on investment
   transactions.............................        (352,512)       (45,859)
 Net unrealized appreciation of
   investments during the year..............       1,976,228      1,100,202
                                                 -----------    -----------
 Net increase in net assets resulting
   from operations..........................       3,698,779      1,745,873
                                                 -----------    -----------
Distributions to shareholders from:
 Net investment income ($0.83 and $0.54
   per share, respectively).................      (2,075,063)      (691,530)
                                                 -----------    -----------
Increase (decrease) in net assets from
 Fund share transactions (Note 5)...........      (1,131,026)     1,232,525
                                                 -----------    -----------
 Total increase in net assets...............         492,690      2,286,868

NET ASSETS:
 Beginning of year..........................      31,721,240     14,283,412
                                                 -----------    -----------
 End of year................................     $32,213,930    $16,570,280
                                                 ===========    ===========
FOR THE FISCAL YEAR ENDED OCTOBER 31, 1994
INCREASE (DECREASE) IN NET ASSETS:
Operations:
 Net investment income......................     $ 2,111,389    $   526,072
 Net realized loss on investment
   transactions.............................         (85,509)        (5,543)
 Excess of book value over market
   value of securities distributed
   upon redemption of shares................        (117,315)            --
 Net unrealized depreciation of
   investments during the year..............      (2,833,319)      (959,127)
                                                 -----------    -----------
 Net decrease in net assets resulting
   from operations..........................        (924,754)      (438,598)
                                                 -----------    -----------





    The accompanying notes are an integral part of the financial statements.

                                    AR 16

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    FINANCIAL STATEMENTS -- CONTINUED
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS--CONTINUED
                                                 DIVERSIFIED     MUNICIPAL
                                                   INCOME         INCOME
                                                  PORTFOLIO      PORTFOLIO
                                                ------------   ------------
Distributions to shareholders from:
 Net investment income ($0.71 and $0.49
   per share, respectively).................     $(2,111,389)  $  (526,072)
 Net capital gains ($0.04 and $0.00
   per share, respectively).................        (111,135)           --
                                                 -----------   -----------
Total distributions to shareholders.........      (2,222,524)     (526,072)
                                                 -----------   -----------
Increase (decrease) in net assets from
   Fund share transactions (Note 5).........      (6,102,223)   15,248,069
                                                 -----------   -----------
 Total increase (decrease) in net assets....      (9,249,501)   14,283,399

NET ASSETS:
 Beginning of year..........................      40,970,741            13
                                                 -----------   -----------
 End of year................................     $31,721,240   $14,283,412
                                                 ===========   ===========




























    The accompanying notes are an integral part of the financial statements.

                                    AR 17

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
The following tables include selected data for a share outstanding throughout each period and other performance information derived from the financial statements. They should be read in conjunction with the financial statements and notes thereto.

                                                               FOR THE PERIOD
                                                               APRIL 2, 1991
                                       FOR THE FISCAL          (COMMENCEMENT
                                   YEARS ENDED OCTOBER 31,     OF OPERATIONS)
                              -------------------------------- TO OCTOBER 31,
                              1995      1994    1993     1992       1991
                             ------    ------  ------   ------ --------------
DIVERSIFIED INCOME PORTFOLIO
NET ASSET VALUE - BEGINNING
 OF PERIOD.................  $12.42    $13.48  $13.20   $12.86     $12.50
                             ------    ------  ------   ------     ------
INVESTMENT OPERATIONS:
 Net investment income.....    0.83      0.71    0.76     0.83       0.48
 Net realized and
   unrealized gain (loss)
   on investments..........    0.66     (1.02)   0.39     0.37       0.36
                             ------    ------  ------   ------     ------
 Total from investment
   operations..............    1.49     (0.31)   1.15     1.20       0.84
                             ------    ------  ------   ------     ------

DISTRIBUTIONS:
 From net investment
   income..................   (0.83)    (0.71)  (0.76)   (0.83)     (0.48)
 From net realized gain on
   investments.............      --     (0.04)  (0.11)   (0.03)        --
                             ------    ------  ------   ------     ------
 Total distributions.......   (0.83)    (0.75)  (0.87)   (0.86)     (0.48)
                             ------    ------  ------   ------     ------
NET ASSET VALUE - END
  of Period................  $13.08    $12.42  $13.48   $13.20     $12.86
                             ======    ======  ======   ======     ======

TOTAL RETURN **............  12.41%   (2.33)%   9.00%    9.58%      6.89%

RATIOS (TO AVERAGE NET
  ASSETS)/SUPPLEMENTAL DATA:
 Expenses ***..............   0.65%     0.65%   0.65%    0.65%     0.89%*
 Net investment income.....   6.56%     5.53%   5.65%    6.33%     6.64%*
Portfolio turnover rate.... 116.40%    43.77%  24.22%   27.37%    78.45%*
Net assets at end of
 period (000 omitted)...... $32,214   $31,721 $40,971  $30,152    $24,171






                                    AR 18

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    FINANCIAL HIGHLIGHTS -- CONTINUED
--------------------------------------------------------------------------------
                                                               FOR THE PERIOD
                                                               APRIL 2, 1991
                                       FOR THE FISCAL          (COMMENCEMENT
                                   YEARS ENDED OCTOBER 31,     OF OPERATIONS)
                              -------------------------------- TO OCTOBER 31,
                              1995      1994    1993     1992       1991
                             ------    ------  ------   ------ --------------
SENIOR SECURITIES:
Amount of reverse repurchase
 agreements outstanding at
 end of period
 (in thousands)...........   $    0    $    0  $    0   $    0     $    0
Average daily amount of
 reverse repurchase
 agreements outstanding
 during the period (in
 thousands)...............   $    0    $    0  $    0   $    0     $  162
Average daily number of
 shares outstanding
 during the period (in
 thousands)...............    2,492     2,960   2,660    2,109      1,279
Average daily amount of
 reverse repurchase
 agreements per share
 during the period........   $ 0.00    $ 0.00  $ 0.00   $ 0.00     $ 0.13




























                                    AR 19

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    FINANCIAL HIGHLIGHTS -- CONTINUED
--------------------------------------------------------------------------------
                                  FOR THE FISCAL YEARS ENDED OCTOBER 31,
                                  ---------------------------------------
                                             1995           1994
                                            ------        -------
MUNICIPAL INCOME PORTFOLIO

NET ASSET VALUE - BEGINNING OF YEAR......   $11.64         $12.50
                                            ======        =======
INVESTMENT OPERATIONS:
 Net investment income...................     0.54           0.49
 Net realized and unrealized gain (loss)
   on investments........................     0.85          (0.86)
                                            ------        -------
     Total from investment operations....     1.39          (0.37)
                                            ------        -------
DISTRIBUTIONS:
 From net investment income..............    (0.54)         (0.49)
                                            ------        -------
NET ASSET VALUE - END OF YEAR............   $12.49         $11.64
                                            ======        =======
TOTAL RETURN**...........................   12.23%        (3.05)%

RATIOS (TO AVERAGE NET ASSETS)/SUPPLEMENTAL
  DATA:
   Expenses ****.........................    0.75%          0.75%
   Net investment income.................    4.50%          4.13%
Portfolio turnover rate..................   42.08%         21.95%
Net assets at end of year (000 omitted)..  $16,570        $14,283

------------------------------
*    Annualized
** These results do not include the sales load. If the sales load had been included, the returns would have been lower. The total return figure for the Diversified Income Portfolio for the fiscal period ended October 31, 1991 has not been annualized.

*** Wilmington Trust Company ("WTC") reimbursed a portion of the Portfolio's expenses, exclusive of advisory fees, amounting to $0.032 per share for the fiscal period ended October 31, 1991. WTC waived a portion of its fees amounting to $0.063, $0.051 and $0.056 per share for the fiscal years ended October 31, 1995, 1994 and 1993, respectively. WTC and Rodney Square Management Corporation ("RSMC") waived a portion of their fees amounting to $0.078 and $0.036 per share for the fiscal year ended October 31, 1992 and for the fiscal period ended October 31, 1991, respectively. If these expenses, including the advisory and accounting fees waived, had been incurred by the Portfolio, the annualized ratio of expenses to average daily net assets for the fiscal years ended October 31, 1995, 1994, 1993 and 1992, and for the fiscal period ended October
     31,  1991,  would  have  been  1.14%,  1.05%,  1.06%,  1.24%  and  1.91%, respectively.



                                    AR 20

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    FINANCIAL HIGHLIGHTS -- CONTINUED
--------------------------------------------------------------------------------

**** WTC waived its entire advisory fee for the fiscal years ended October 31, 1995 and 1994, amounting to $0.057 and $0.059 per share, respectively. In addition, RSMC waived a portion of its fees for administration and accounting services amounting to $0.010 and $0.018 per share for the fiscal year ended October 31, 1995 and $0.010 and $0.037 per share for the fiscal year ended October 31, 1994. If these expenses had been incurred by the Portfolio, the annualized ratio of expenses to average daily net assets for the fiscal years ended October 31, 1995 and 1994, would have been 1.45% and 1.62%, respectively.











































                                    AR 21

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
1.DESCRIPTION  OF THE FUND. The Rodney Square Strategic Fixed-Income  Fund  (the
  "Fund")  is  registered under the Investment Company Act of 1940,  as  amended
  (the "1940 Act"), as a diversified, open-end management investment company established as a Massachusetts business trust. The Declaration of Trust, dated May 7, 1986, as last amended and restated on February 15, 1993, permits the Trustees to establish separate series (or "Portfolios"), each of which may issue separate classes of shares. The authorized shares of beneficial interest of the Fund are currently divided into two Portfolios, the Diversified Income Portfolio and the Municipal Income Portfolio (each, a
  "Portfolio" and collectively, the "Portfolios"). Each Portfolio currently consists of a single class of shares.

2.SIGNIFICANT   ACCOUNTING  POLICIES.  The  following  is  a  summary   of   the
  significant accounting policies of the Fund:

  SECURITY VALUATION. Each Portfolio's securities, except short-term investments with remaining maturities of 60 days or less, are valued at their market value as determined by their most recent bid prices in the principal market in which these securities are normally traded, or when stock exchange valuations are used, at the last quoted sale price on the date of valuation. Short-term investments with remaining maturities of 60 days or less are valued at amortized cost, which approximates market value, unless the Fund's Board of Trustees determines that this does not represent fair value. The value of all other securities is determined in good faith under the direction of the Board of Trustees.

  FEDERAL INCOME TAXES. Each Portfolio is treated as a separate entity and intends to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986 and to distribute all of its taxable and tax-exempt income to its shareholders. Therefore, no federal income tax provision is required.

  INTEREST INCOME AND DIVIDENDS TO SHAREHOLDERS. Interest income is accrued as earned. Dividends from net investment income consist of accrued interest and earned discount (including both original issue and market discount) less amortization of premium and accrued expenses. Dividends to shareholders of each Portfolio are declared daily from net investment income and paid to shareholders monthly. Distributions of net capital gains realized by each Portfolio will be made annually in December.

  DEFERRED ORGANIZATION COSTS. Costs incurred by the Portfolios in connection with the initial registration and public offering of shares have been deferred and are being amortized on a straight-line basis over a five-year period beginning on the date that each Portfolio commenced operations.

  OTHER. Investment security transactions are accounted for on a trade date basis. Each Portfolio uses the specific identification method for determining realized gain and loss on investments for both financial and federal income tax reporting purposes.

3.INVESTMENT  SECURITIES.  During  the  fiscal  year  ended  October  31,  1995,
  purchases   and   sales   of  investment  securities   (excluding   short-term
  investments) aggregated as follows:
                                    AR 22

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED
--------------------------------------------------------------------------------
3.INVESTMENT SECURITIES--CONTINUED
                                                 DIVERSIFIED      MUNICIPAL
                                                   INCOME          INCOME
                                                 -----------     ----------
     Purchases......................             $34,806,365     $6,636,853
     Sales..........................              37,176,044      5,981,967
  With respect to the Diversified Income Portfolio, for the fiscal year ended October 31, 1994, portfolio securities with a market value of $5,548,278
  (cost   basis  $5,665,593)  were  distributed  in  payment  of  a  shareholder
  redemption.   The unrealized depreciation of such securities was  reclassified to paid-in capital.

4.ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES. The Fund, on behalf of each Portfolio, employs Wilmington Trust Company ("WTC"), a wholly owned subsidiary of Wilmington Trust Corporation, a publicly held bank holding company, to furnish investment advisory and other services to the Fund. Under WTC's Advisory Contract with the Fund, WTC acts as Investment Adviser and, subject to the supervision of the Board of Trustees, directs the investments of the Fund's Portfolios in accordance with each Portfolio's investment objective, policies and limitations. For its services under the Advisory Contract, the Fund pays WTC a monthly fee at the annual rate of 0.50% of the average daily net assets of each Portfolio of the Fund, excluding those assets invested in any money market mutual fund. WTC has agreed to waive its advisory fee or reimburse each Portfolio monthly to the extent that operating expenses of the Portfolio (excluding taxes, extraordinary expenses, brokerage commissions and interest) exceed an annual rate of 0.75% of the Portfolio's average daily net assets through February 1996. For the fiscal year ending October 31, 1995, with respect to the Diversified Income Portfolio, WTC further voluntarily agreed to waive its fee or reimburse the Portfolio monthly to the extent that operating expenses of the Portfolio (excluding taxes, extraordinary expenses, brokerage commissions, and interest) exceed an annual rate of 0.65% of average daily net assets. These undertakings may be amended or rescinded at any time in the future.

  The following table summarizes the advisory fees for the fiscal year ended October 31, 1995:
                                                 Gross Advisory    Advisory
                                                      Fee         Fee Waiver
                                                 --------------  -----------
     Diversified Income Portfolio                   $158,066       $156,223
     Municipal Income Portfolio                       73,172         73,172
  WTC also serves as Custodian of the assets of the Fund and does not receive any separate fees from the Fund for the performance of this service. Each Portfolio of the Fund reimburses WTC for its related out-of-pocket expenses, if any, incurred in connection with the performance of this service.








                                    AR 23

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED
--------------------------------------------------------------------------------
4.ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES--CONTINUED

  Rodney Square Management Corporation ("RSMC"), a wholly owned subsidiary of WTC, serves as Administrator, Transfer Agent and Dividend Paying Agent to the Fund under separate Administration and Transfer Agent Agreements with the Fund, each dated December 31, 1992. As Administrator, RSMC is responsible for services such as financial reporting, compliance monitoring and corporate management. For the services provided, RSMC receives a monthly administration fee from the Fund at an annual rate of 0.08% of each Portfolio's average daily net assets. The administration fee paid to RSMC by the Diversified Income Portfolio for the fiscal year ended October 31, 1995 amounted to $25,290. RSMC waived its administration fee for the Municipal Income Portfolio for the fiscal year ended October 31, 1995 amounting to $12,290.

  The Fund does not pay RSMC any separate fees for its services as Transfer Agent and Dividend Paying Agent for the Portfolios, as WTC assumes the cost of providing these services to the Portfolios. Each Portfolio reimburses RSMC for its related out-of-pocket expenses, if any, incurred in connection with the performance of these services.

  Pursuant to a Distribution Agreement with the Fund dated December 31, 1992, Rodney Square Distributors, Inc. ("RSD"), a wholly owned subsidiary of WTC, manages the Fund's distribution efforts and provides assistance and expertise in developing marketing plans and materials. The Fund's Board of Trustees has adopted distribution plans (the "12b-1 Plan") pursuant to Rule 12b-1 under the 1940 Act to allow the Fund to reimburse RSD for certain distribution activities and to allow WTC to incur certain expenses, the payment of which may be considered to constitute indirect payment by the Fund of distribution expenses. The Trustees have authorized a payment of up to 0.25% of each Portfolio's average daily net assets annually to reimburse RSD for such expenses. For the fiscal year ended October 31, 1995, such expenses amounted to $27,402 for the Diversified Income Portfolio and $15,844 for the Municipal Income Portfolio.

  RSMC determines the net asset value per share of each Portfolio and provides accounting services to the Fund pursuant to an Accounting Services Agreement with the Fund on behalf of each Portfolio. For its services, RSMC receives an annual fee of $50,000 per Portfolio, plus an amount equal to 0.02% of that portion of each Portfolio's average daily net assets in excess of $100 million. For the fiscal year ended October 31, 1995, RSMC's fees for accounting services amounted to $50,000 per Portfolio. RSMC waived $22,728 of the accounting services fee with respect to the Municipal Income Portfolio.

  The salaries and fees of all officers of the Fund, the Trustees who are "interested persons" of the Fund, WTC, RSMC, RSD, or their affiliates, and all personnel of the Fund, WTC, RSMC or RSD performing services related to research, statistical and investment activities are paid by WTC, RSMC, RSD or their affiliates. The fees and expenses of the "non-interested" Trustees for the fiscal year ended October 31, 1995 amounted to $5,400 per Portfolio.



                                    AR 24

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED
--------------------------------------------------------------------------------

5.FUND SHARES. At October 31, 1995, there were an unlimited number of shares  of
  beneficial  interest  of  $0.01  par value authorized.   The  following  table
  summarizes the activity in shares of each Portfolio:
  DIVERSIFIED INCOME PORTFOLIO
                                FOR THE FISCAL YEAR     FOR THE FISCAL YEAR
                               ENDED OCTOBER 31, 1995  ENDED OCTOBER 31, 1994
                               ---------------------- -----------------------
                               Shares      Amount      Shares      Amount
                              ---------  ----------- ----------  -----------
  Shares sold...............    353,623  $ 4,500,647    478,409  $ 6,218,321
  Shares issued to
   shareholders in
   reinvestment of
   distributions............     64,094      813,935     53,774      696,871
  Shares redeemed...........   (508,424)  (6,445,608)(1,017,549) (13,017,415)
                              ---------  ----------- ----------  -----------
  Net decrease..............    (90,707) $(1,131,026)  (485,366) $(6,102,223)
                                         ===========             ===========
  Shares outstanding:
   Beginning of year........  2,553,986               3,039,352
                              ---------              ----------
   End of year..............  2,463,279               2,553,986
                              =========              ==========

MUNICIPAL INCOME PORTFOLIO
                                FOR THE FISCAL YEAR     FOR THE FISCAL YEAR
                               ENDED OCTOBER 31, 1995  ENDED OCTOBER 31, 1994
                               ---------------------- -----------------------
                               Shares      Amount      Shares      Amount
                              ---------  ----------- ----------  -----------

  Shares sold...............    226,538   $2,755,791  1,411,286  $17,449,149
  Shares issued to
   shareholders in
   reinvestment of
   distributions............     45,994      552,423     31,909      385,335
  Shares redeemed...........   (172,561)  (2,075,689)  (216,326)  (2,586,415)
                              ---------  ----------- ----------  -----------
  Net increase..............     99,971   $1,232,525  1,226,869  $15,248,069
                                         ===========             ===========
  Shares outstanding:
   Beginning of year........  1,226,870                       1
                              ---------               ---------
   End of year..............  1,326,841               1,226,870
                              =========               =========







                                    AR 25

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    REPORT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------


REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



To  the  Shareholders  and Trustees of The Rodney Square Strategic  Fixed-Income
Fund:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of The Rodney Square Strategic Fixed-Income Fund (comprising, respectively, The Diversified Income and The Municipal Income Portfolios) as of October 31, 1995, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the four years in the period then ended and for the period from April 2, 1991 (Commencement of Operations) to October 31, 1991 for the Diversified Income Portfolio and for each of the two years in the period ended October 31, 1995 for the Municipal Income Portfolio. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting The Rodney Square Strategic Fixed-Income Fund at October 31, 1995, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and financial highlights for each of the four years in the period then ended and for the period from April 2, 1991 (Commencement of Operations) to October 31, 1991 for the Diversified Income Portfolio, and for each of the two years in the period ended October 31, 1995 for the Municipal Income Portfolio in conformity with generally accepted accounting principles.

                                             /s/ Ernst & Young LLP

Baltimore, Maryland
November 30, 1995




                                    AR 26

THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
---------------------------------------------
    TAX INFORMATION
--------------------------------------------------------------------------------

Pursuant to Section 852 of the Internal Revenue Code of 1986, the Municipal Income Portfolio designates $678,014 as tax-exempt dividends.

In January 1996, shareholders of the Fund will receive Federal income tax information on all distributions paid to their accounts in the calendar year 1995, including any distributions paid between October 31, 1995 and December 31, 1995.













































                                    AR 27

               TRUSTEES
             Eric Brucker                      THE RODNEY SQUARE
            Fred L. Buckner                       STRATEGIC
          Martin L. Klopping                      FIXED-INCOME FUND
           John J. Quindlen
          ------------------

               OFFICERS
     Martin L. Klopping, PRESIDENT
  Joseph M. Fahey, Jr., VICE PRESIDENT            [Graphic] Ceasar
Robert C. Hancock, VICE PRESIDENT & TREASURER       Rodney upon his
    Marilyn Talman, Esq., SECRETARY                 gallopping horse
  Diane D. Marky, ASSISTANT SECRETARY               facing right,
 Connie L. Meyers, ASSISTANT SECRETARY              reverse image on
Louis C. Schwartz, Esq., ASSISTANT SECRETARY        dark background
  John J. Kelley, ASSISTANT TREASURER
 -------------------------------------

   ADMINISTRATOR AND TRANSFER AGENT
 Rodney Square Management Corporation
 ------------------------------------

   INVESTMENT ADVISER AND CUSTODIAN
       Wilmington Trust Company
   --------------------------------

             DISTRIBUTOR
   Rodney Square Distributors, Inc.
   --------------------------------

            LEGAL COUNSEL
      Kirkpatrick & Lockhart LLP
      --------------------------

         INDEPENDENT AUDITORS                   ANNUAL REPORT
          Ernst & Young LLP                    OCTOBER 31, 1995
         --------------------



THIS REPORT IS SUBMITTED FOR THE GENERAL
INFORMATION OF THE SHAREHOLDERS  OF  THE
FUND.  THE REPORT IS NOT AUTHORIZED  FOR
DISTRIBUTION TO PROSPECTIVE INVESTORS IN
THE  FUND UNLESS PRECEDED OR ACCOMPANIED
BY AN EFFECTIVE PROSPECTUS.

RS03





                                 AR COVER

                                  APPENDIX A

           OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES

      REGULATION OF THE USE OF OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES. As discussed in the Prospectus, in managing both Portfolios, WTC may engage in certain options and futures strategies to hedge various market risks or to enhance potential gain. In managing the Diversified Income Portfolio, WTC may also use forward currency contracts to hedge against the risk of foreign currency fluctuations that could adversely affect that Portfolio's holdings or contemplated investments. Certain special characteristics of and risks associated with using these instruments are discussed below. Use of options, futures and forward currency contracts is subject to applicable regulations of the SEC, the several options and futures exchanges upon which these instruments may be traded, the Commodity Futures Trading Commission (CFTC) and the various state regulatory authorities. The Board of Trustees has adopted investment guidelines (described below) reflecting those regulations.

      In addition to the products, strategies and risks described below and in the Prospectus, WTC expects to discover additional opportunities in connection with options, futures and forward currency contracts. These new opportunities may become available as WTC develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new options, futures and forward currency contracts are developed. WTC may utilize these opportunities to the extent they are consistent with each Portfolio's investment objective and limitations and permitted by applicable regulatory authorities. The registration statement for the Portfolios will be supplemented to the extent that new products and strategies involve materially different risks than those described below and in the Prospectus.

     COVER FOR OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES. The Portfolios will not use leverage in their options, futures and forward currency contract strategies. Accordingly, the Portfolios will comply with guidelines established by the SEC with respect to coverage of these strategies and will either (1) set aside cash, U.S. Government or other liquid, high-grade debt securities in a segregated account with the Fund's custodian in the prescribed amount, or (2) hold securities or other options or futures contracts whose values are expected to offset ("cover") their obligations thereunder. Securities, currencies or other options or futures contracts used for cover cannot be sold or closed out while the strategy is outstanding, unless they are replaced with similar assets. As a result, there is a possibility that the use of cover involving a large percentage of a Portfolio's assets could impede portfolio management or that Portfolio's ability to meet redemption requests or other current obligations.

     OPTIONS STRATEGIES. Each Portfolio may purchase and write (sell) options on securities and securities indices that are traded on U.S. and foreign securities exchanges and in the over-the-counter ("OTC") market. Currently, options on debt securities are primarily traded on the OTC market. Exchange-traded options in the U.S. are issued by a clearing organization affiliated with the exchange on which the option is listed, which, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between a Portfolio and its contra-party with no clearing organization guarantee unless the parties provide for it. Thus, when a Portfolio purchases an OTC option, it relies on the dealer from which it has purchased the OTC option to make or take delivery of the securities underlying the option. Failure by the dealer to do so would result in the loss of any premium paid by the Portfolio as well as the loss of the expected benefit of the transaction. Accordingly, before a Portfolio purchases or sells an OTC option, WTC assesses the creditworthiness of each counterparty and any guarantor or credit enhancement of the counterparty's credit to determine whether the terms of the option are likely to be satisfied.

      Special risks are presented by internationally traded options. Because of time differences between the United States and various foreign countries, and because different holidays are observed in different countries, foreign options markets may be open for trading during hours or on days when U.S. markets are closed. As a result, option premiums may not reflect the current prices of the underlying securities in the United States.

      Each Portfolio may purchase call options on securities in which it is authorized to invest in order to fix the cost of a future purchase. Call options also may be used as a means of enhancing returns by, for example, participating in an anticipated price increase of a security. In the event of a decline in the price of the underlying security, use of this strategy would serve to limit the potential loss to a Portfolio to the option premium paid; conversely, if the market price of the underlying security increases above the exercise price and a Portfolio either sells or exercises the option, any profit eventually realized would be reduced by the premium paid.

      Each Portfolio may purchase put options on securities that it holds in order to hedge against a decline in the market value of the securities held or to enhance return. The put option enables a Portfolio to sell the underlying security at the predetermined exercise price; thus, the potential for loss to the Portfolio below the exercise price is limited to the option premium paid. If the market price of the underlying security is higher than the exercise price of the put option, any profit the Portfolio realizes on the sale of the security is reduced by the premium paid for the put option less any amount for which the put option may be sold.

      Each Portfolio may on certain occasions wish to hedge against a decline in the market value of securities that it holds at a time when put options on those particular securities are not available for purchase. At those times, a Portfolio may purchase a put option on other carefully selected securities in which it is authorized to invest, the values of which historically have a high degree of positive correlation to the value of the securities actually held. If WTC's judgment is correct, changes in the value of the put options should generally offset changes in the value of the securities being hedged. However, the correlation between the two values may not be as close in these transactions as in transactions in which a Portfolio purchases a put option on a security that it holds. If the value of the securities underlying the put option falls below the value of the portfolio securities, the put option may not provide complete protection against a decline in the value of the portfolio securities.

      Each Portfolio may write covered call options on securities in which it is authorized to invest for hedging purposes or to increase return in the form of premiums received from the purchasers of the options. A call option gives the purchaser of the option the right to buy, and the writer (seller) the obligation to sell, the underlying security at the exercise price during the option period. The strategy may be used to provide limited protection against a decrease in the market price of the security, in an amount equal to the premium received for writing the call option less any transaction costs. Thus, if the market price of the underlying security held by a Portfolio declines, the amount of the decline will be offset wholly or in part by the amount of the premium received by the Portfolio. If, however, there is an increase in the market price of the underlying security and the option is exercised, the Portfolio will be obligated to sell the security at less than its market value.

      Securities used to cover OTC call options written by a Portfolio are considered illiquid and therefore subject to the Portfolio's limitations on investing in illiquid securities, unless the OTC options are sold to qualified dealers who agree that the Portfolio may repurchase any OTC options it writes for a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC call option written subject to this procedure is considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option. A Portfolio could lose the ability to participate in an increase in the value of the underlying securities above the exercise price because the increase would likely be offset by an increase in the cost of closing out the call option (or could be negated if the buyer chose to exercise the call option at an exercise price below the current market value).

      Each Portfolio may also write covered put options on securities in which it is authorized to invest. A put option gives the purchaser of the option the right to sell, and the writer (seller) the obligation to buy, the underlying security at the exercise price during the option period. So long as the obligation of the writer continues, the writer may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring it to make payment of the exercise price against delivery of the underlying security. The operation of put options in other respects, including their related risks and rewards, is substantially identical to that of call options. If the put option is not exercised, the Portfolio will realize income in the amount of the premium received. This technique could be used to enhance current return during periods of market uncertainty. The risk in such a transaction would be that the market price of the underlying securities would decline below the exercise price less the premiums received, in which case the Portfolio would expect to suffer a loss.

      Each Portfolio may purchase put and call options and write covered put and call options on indexes in much the same manner as the more traditional options discussed above, except that index options may serve as a hedge against overall fluctuations in the securities markets (or a market sector) rather than anticipated increases or decreases in the value of a particular security. An index assigns values to the securities included in the index and fluctuates with changes in such values. Settlements of index options are effected with cash payments and do not involve delivery of securities. Thus, upon settlement of a index option, the purchaser will realize, and the writer will pay, an amount based on the difference between the exercise price and the closing price of the index. The effectiveness of hedging techniques using index options will depend on the extent to which price movements in the index selected correlate with price movements of the securities in which a Portfolio invests. Perfect correlation is not possible because the securities held or to be acquired by a Portfolio will not exactly match the composition of indexes on which options are purchased or written.

      Each Portfolio may purchase and write covered straddles on securities or indexes. A long straddle is a combination of a call and a put purchased on the same security where the exercise price of the put is less than or equal to the exercise price on the call. A Portfolio would enter into a long straddle when WTC believes that it is likely that prices will be more volatile during the term of the options than is implied by the option pricing. A short straddle is a combination of a call and a put written on the same security where the exercise price on the put is less than or equal to the exercise price of the call where the same issue of the security is considered "cover" for both the put and the call. A Portfolio would enter into a short straddle when WTC believes that it is unlikely that prices will be as volatile during the term of the options as is implied by the option pricing. In such case, the Portfolio will set aside cash and/or liquid, high-grade debt securities in a segregated account with its custodian equivalent in value to the amount, if any, by which the put is "in-the-money," that is, that amount by which the exercise price of the put exceeds the current market value of the underlying security. Because straddles involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

      Each Portfolio may purchase put and call warrants with values that vary depending on the change in the value of one or more specified indexes ("index warrants"). An index warrant is usually issued by a bank or other financial institution and gives a Portfolio the right, at any time during the term of the warrant, to receive upon exercise of the warrant a cash payment from the issuer of the warrant based on the value of the underlying index at the time of exercise. In general, if a Portfolio holds a call warrant and the value of the underlying index rises above the exercise price of the warrant, the Portfolio will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the value of the index and the exercise price of the warrant; if a Portfolio holds a put warrant and the value of the underlying index falls, the Portfolio will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the exercise price of the warrant and the value of the index. A Portfolio holding a call warrant would not be entitled to any payments from the issuer at any time when the exercise price is greater than the value of the underlying index; a Portfolio holding a put warrant would not be entitled to any payments when the exercise price is less than the value of the underlying index. If a Portfolio does not exercise an index warrant prior to its expiration, then the Portfolio loses the amount of the purchase price that it paid for the warrant.

      The Portfolios will normally use index warrants as they use index options. The risks of the Portfolios' use of index warrants are generally similar to those relating to their use of index options. Unlike most index options, however, index warrants are issued in limited amounts and are not obligations of a regulated clearing agency, but are backed only by the credit of the bank or other institution which issues the warrant. Also, index warrants generally have longer terms than index options. Index warrants are not likely to be as liquid as index options backed by a recognized clearing agency. In addition, the terms of index warrants may limit the Portfolios' ability to exercise the warrants at any time or in any quantity.

      FOREIGN CURRENCY OPTIONS AND RELATED RISKS. The Diversified Income Portfolio may take positions in options on foreign currencies to hedge against the risk of foreign exchange rate fluctuations on foreign securities that Portfolio holds or that it intends to purchase. For example, if the Portfolio enters into a contract to purchase securities denominated in a foreign currency, it could effectively fix the maximum U.S. dollar cost of the securities by purchasing call options on that foreign currency. Similarly, if the Portfolio held securities denominated in a foreign currency and anticipated a decline in the value of that currency against the U.S. dollar, the Portfolio could hedge against such a decline by purchasing a put option on the currency involved. The Portfolio's ability to establish and close out positions in such options is subject to the maintenance of a liquid secondary market. Although many options on foreign currencies are exchange-traded, the majority are traded on the OTC market. The Portfolio will not purchase or write such options unless, in WTC's opinion, the market for them is sufficiently liquid to ensure that the risks in connection with such options are not greater than the risks in connection with the underlying currency. In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

      The value of a foreign currency option depends upon the value of the underlying currency relative to the U.S. dollar. As a result, the price of the option position may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security. Available quotation information is generally representative of very large transactions in the interbank market which is a global, around-the-clock market. There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers and other market resources be firm or revised on a timely basis.

      Since foreign currency transactions occurring in the interbank market involve substantially larger amounts than those underlying foreign currency options, interbank quotation information may not reflect rates for foreign currencies underlying options that would be traded in an odd lot market (generally consisting of transactions of less than $1 million) at prices that are less favorable. In addition, to the extent that the U.S. options markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options markets until they reopen.

      OPTIONS GUIDELINES. In view of the risks involved in using the options strategies described above, each Portfolio has adopted the following investment guidelines to govern its use of such strategies; these guidelines may be modified by the Board of Trustees without shareholder approval:

           (1) each Portfolio will write only covered options, and each such option will remain covered so long as the Portfolio is obligated under the option; and

          (2) the Diversified Income Portfolio will not write put or call options having aggregate exercise prices greater than 25% of its net assets.

      These guidelines do not apply to options attached to or acquired with or traded together with their underlying securities and do not apply to securities that incorporate features similar to options.

      SPECIAL CHARACTERISTICS AND RISKS OF OPTIONS TRADING. A Portfolio may effectively terminate its right or obligation under an option by entering into a closing transaction. If a Portfolio wishes to terminate its obligation to purchase or sell securities or currencies under a put or a call option it has written, the Portfolio may purchase a put or a call option of the same series (that is, an option identical in its terms to the option previously written); this is known as a closing purchase transaction. Conversely, in order to terminate its right to purchase or sell specified securities or currencies under a call or put option it has purchased, a Portfolio may sell an option of the same series as the option held; this is known as a closing sale transaction. Closing transactions essentially permit a Portfolio to realize profits or limit losses on its options positions prior to the exercise or expiration of the option. If a Portfolio is unable to effect a closing purchase transaction with respect to options it has acquired, the Portfolio will have to allow the options to expire without recovering all or a portion of the option premiums paid. If a Portfolio is unable to effect a closing purchase transaction with respect to covered options it has written, the Portfolio will not be able to sell the underlying securities or currencies or dispose of assets used as cover until the options expire or are exercised, and the Portfolio may experience material losses due to losses on the option transaction itself and in the covering securities or currencies.

      In considering the use of options to enhance returns or for hedging purposes, particular note should be taken of the following:

           (1) The value of an option position will reflect, among other things, the current market price of the underlying security, index or currency, the time remaining until expiration, the relationship of the exercise price to the market price, the historical price volatility of the underlying security, index or currency and general market conditions. For this reason, the successful use of options depends upon WTC's ability to forecast the direction of price fluctuations in the underlying securities or currency markets or, in the case of index options, fluctuations in the market sector represented by the selected index.

           (2) Options normally have expiration dates of up to three years. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior to expiration. The exercise price of the options may be below, equal to or above the current market value of the underlying security, index or currency. Purchased options that expire unexercised have no value. Unless an option purchased by a Portfolio is exercised or unless a closing transaction is effected with respect to that position, the Portfolio will realize a loss in the amount of the premium paid and any transaction costs.

           (3) A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options. Although each Portfolio intends to purchase or write only those exchange-traded options for which there appears to be a liquid secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any particular time. A liquid market may be absent if: (i) there is insufficient trading interest in the option; (ii) the exchange has imposed restrictions on trading, such as trading halts, trading suspensions or daily price limits; (iii) normal exchange operations have been disrupted; or (iv) the exchange has inadequate facilities to handle current trading volume.

           Closing transactions may be effected with respect to options traded in the OTC markets only by negotiating directly with the other party to the option contract or in a secondary market for the option if such market exists. Although each Portfolio will enter into OTC options with dealers that agree to enter into, and that are expected to be capable of entering into, closing transactions with the Portfolio, there can be no assurance that the Portfolio will be able to liquidate an OTC option at a favorable price at any time prior to expiration. In the event of insolvency of the contra-party, a Portfolio may be unable to liquidate an OTC option. Accordingly, it may not be possible to effect closing transactions with respect to certain options, which would result in the Portfolio having to exercise those options that it has purchased in order to realize any profit. With respect to options written by a Portfolio, the inability to enter into a closing transaction may result in material losses to the Portfolio.

          (4) With certain exceptions, exchange listed options generally settle by physical delivery of the underlying security or currency. Index options are settled exclusively in cash for the net amount, if any, by which the option is "in-the-money" (where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. If a Portfolio writes a call option on an index, the Portfolio will not know in advance the difference, if any, between the closing value of the index on the exercise date and the exercise price of the call option itself and thus will not know the amount of cash payable upon settlement.

     If a Portfolio holds an index option and exercises it before the closing index value for that day is available, the Portfolio runs the risk that the level of the underlying index may subsequently change.

          (5) A Portfolio's activities in the options markets may result in a higher portfolio turnover rate and additional brokerage costs; however, a Portfolio also may save on commissions by using options as a hedge rather than buying or selling individual securities or currencies in anticipation of, or as a result of, market movements.

      FUTURES AND RELATED OPTIONS STRATEGIES. Each Portfolio may engage in futures strategies for hedging purposes to attempt to reduce the overall investment risk that would normally be expected to be associated with ownership of the securities in which it invests. The Portfolios may also engage in futures strategies to enhance potential gain subject to percentage limitations. (See discussion of investment guidelines below).

      Each Portfolio may use interest rate futures contracts and options thereon to hedge its securities holdings against changes in the general level of interest rates. A Portfolio may purchase an interest rate futures contract when it intends to purchase debt securities but has not yet done so. This strategy may minimize the effect of all or part of an increase in the market price of the debt security that the Portfolio intends to purchase in the future. A rise in the price of the debt security prior to its purchase may either be offset by an increase in the value of the futures contract purchased by the Portfolio or avoided by taking delivery of the debt securities under the futures contract. Conversely, a fall in the market price of the underlying debt security may result in a corresponding decrease in the value of the futures position. A Portfolio may sell an interest rate futures contract in order to continue to receive the income from a debt security, while endeavoring to avoid part or all of the decline in market value of that security that would accompany an increase in interest rates.

      A Portfolio may purchase a call option on an interest rate futures contract to hedge against a market advance in debt securities that the Portfolio plans to acquire at a future date. The purchase of a call option on an interest rate futures contract is analogous to the purchase of a call option on an individual debt security, which can be used as a temporary substitute for a position in the security itself. A Portfolio also may write covered put options on interest rate futures contracts as a partial anticipatory hedge and may write covered call options on interest rate futures contracts as a partial hedge against a decline in the price of debt securities held in the Portfolio's portfolio. A Portfolio may also purchase put options on interest rate futures contracts in order to hedge against a decline in the value of debt securities held by the Portfolio.

     A Portfolio may sell index futures contracts in anticipation of a general market or market sector decline that could adversely affect the market value of the Portfolio's securities holdings. To the extent that a portion of the Portfolio's holdings correlate with a given index, the sale of futures contracts on that index could reduce the risks associated with a market decline and thus provide an alternative to the liquidation of securities positions. For example, if a Portfolio correctly anticipates a general market decline and sells index futures to hedge against this risk, the gain in the futures position should offset some or all of the decline in the value of the Portfolio's holdings. A Portfolio may purchase index futures contracts if a significant market or market sector advance is anticipated. Such a purchase of a futures contract would serve as a temporary substitute for the purchase of the underlying securities which may then be purchased in an orderly fashion. This strategy may minimize the effect of all or part of an increase in the market price of securities that the Portfolio intends to purchase. A rise in the price of the securities should be in part or wholly offset by gains in the futures position.

      As in the case of a purchase of an index futures contract, a Portfolio may purchase a call option on an index futures contract to hedge against a market advance in securities that the Portfolio plans to acquire at a future date. A Portfolio may write covered put options on index futures as a partial anticipatory hedge and may write covered call options on index futures as a partial hedge against a decline in the prices of bonds held by the Portfolio. This is analogous to writing covered call options on securities. A Portfolio also may purchase put options on index futures contracts. The purchase of put options on index futures contracts is analogous to the purchase of protective put options on individual securities where a level of protection is sought below which no additional economic loss would be incurred by the Portfolio.

      The Diversified Income Portfolio may sell foreign currency futures contracts to hedge against possible variations in the exchange rates of foreign currencies in relation to the U.S. dollar. In addition, that Portfolio may sell foreign currency futures contracts when WTC anticipates a general weakening of foreign currency exchange rates that could adversely affect the market value of the Portfolio's foreign securities holdings or interest payments to be received in those foreign currencies. In this case, the sale of a futures contract on the underlying currency may reduce the risk to the Portfolio of a reduction in market value caused by a decline in the exchange rate and, by so doing, provide an alternative to the liquidation of the securities position and resulting transaction costs. The Portfolio may also write a covered put option on a foreign currency futures contract as a partial anticipatory hedge and may write a covered call option on a foreign currency futures contract as a partial hedge against the effects of a declining foreign currency exchange rate on the value of securities denominated in that currency.

      When WTC anticipates a significant foreign exchange rate increase while intending to invest in a security denominated in that currency, the Diversified Income Portfolio may purchase a foreign currency futures contract to hedge against the increased rate pending completion of the anticipated transaction. Such a purchase would serve as a temporary measure to protect the Portfolio against any rise in the foreign currency exchange rate that may add additional costs to acquiring the foreign security position. The Portfolio may also purchase a put or call option on a foreign currency futures contract to obtain a fixed foreign currency exchange rate at limited risk.

The Portfolio may purchase a call option on a foreign currency futures contract to hedge against a rise in the foreign currency exchange rate while intending to invest in a security denominated in that currency. The Portfolio may purchase a put option on a foreign currency futures contract as a hedge against the effects of a decline in the foreign currency exchange rate on the value of securities denominated in that currency.

      Both Portfolios may invest in Eurodollar instruments which are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LIBOR"). The Portfolios may use Eurodollar futures contracts and options on those futures contracts to hedge against changes in LIBOR to which a number of variable and floating rate instruments are linked.

      The Portfolios may also write put options on interest rate, index or, in the case of the Diversified Income Portfolio, foreign currency futures contracts while, at the same time, purchasing call options on the same interest rate, index or foreign currency futures contract in order to synthetically create an interest rate, index or foreign currency futures contract. The options will have the same strike prices and expiration dates. A Portfolio will only engage in this strategy when it is more advantageous to the Portfolio to do so as compared to purchasing the futures contract.

      The Portfolios may also purchase and write covered straddles on interest rate or index futures contracts. A long straddle is a combination of a call and a put purchased on the same security where the exercise price of the put is less than or equal to the exercise price on the call. A Portfolio would enter into a long straddle when it believes that it is likely that prices will be more volatile during the term of the options than is implied by the option pricing. A short straddle is a combination of a call and a put written on the same security where the exercise price on the put is less than or equal to the exercise price of the call where the same issue of the security is considered "cover" for both the put and the call. A Portfolio would enter into a short straddle when it believes that it is unlikely that prices will be as volatile during the term of the options as is implied by the option pricing. In such case, the Portfolio will set aside cash and/or liquid, high-grade debt securities in a segregated account with its custodian in the amount, if any, by which the put is "in-the-money," that is the amount by which the exercise price of the put exceeds the current market value of the underlying security.

     FUTURES AND RELATED OPTIONS GUIDELINES. In view of the risks involved in using the futures strategies that are described above, each Portfolio has adopted the following investment guidelines to govern its use of such strategies; these guidelines may be modified by the Board of Trustees without shareholder vote. For purposes of these guidelines, foreign currency options traded on a commodities exchange are considered "related options."

           (1) A Portfolio will not purchase or sell non-hedging futures contracts or related options if aggregate initial margin and premiums required to establish such positions would exceed 5% of the Portfolio's total assets; and

           (2) For purposes of this limitation, unrealized profits and unrealized losses on any open contracts are taken into account and in-the-money amount of an option that is in-the-money at the time of purchase is excluded.

     SPECIAL CHARACTERISTICS AND RISKS OF FUTURES AND RELATED OPTIONS TRADING. No price is paid upon entering into a futures contract. Instead, upon entering into a futures contract, a Portfolio is required to deposit with the Fund's custodian in a segregated account in the name of the futures broker through whom the transaction is effected an amount of cash, U.S. Government securities or other liquid, high-grade debt instruments generally equal to 10% or less of the contract value. This amount is known as "initial margin." When writing a call or a put option on a futures contract, margin also must be deposited in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not involve borrowing to finance the futures transactions. Rather, initial margin on a futures contract is in the nature of a performance bond or good-faith deposit on the contract that is returned to the Portfolio upon termination of the transaction, assuming all obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a Portfolio may be required by a futures exchange to increase the level of its initial margin payment. Additionally, initial margin requirements may be increased generally in the future by regulatory action. Subsequent payments, called "variation margin," to and from the broker, are made on a daily basis as the value of the futures or options position varies, a process known as "marking to the market." For example, when a Portfolio purchases a contract and the value of the contract rises, the Portfolio receives from the broker a variation margin payment equal to that increase in value. Conversely, if the value of the futures position declines, the Portfolio is required to make a variation margin payment to the broker equal to the decline in value. Variation margin does not involve borrowing to finance the futures transaction but rather represents a daily settlement of the Portfolio's obligations to or from a clearing organization.

      Buyers and sellers of futures positions and options thereon can enter into offsetting closing transactions, similar to closing transactions on options on securities, by selling or purchasing an offsetting contract or option. Futures contracts or options thereon may be closed only on an exchange or board of trade providing a secondary market for such futures contracts or options.

     Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or related option may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses, because prices could move to the daily limit for several consecutive trading days with little or no trading and thereby prevent prompt liquidation of unfavorable positions. In such event, it may not be possible for a Portfolio to close a position and, in the event of adverse price movements, the Portfolio would have to make daily cash payments of variation margin (except in the case of purchased options). However, if futures contracts have been used to hedge portfolio securities, such securities will not be sold until the contracts can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, there is no guarantee that the price of the securities will, in fact, correlate with the price movements in the contracts and thus provide an offset to losses on the contracts.

      In considering the Portfolios' use of futures contracts and related options, particular note should be taken of the following:

           (1) Successful use by the Portfolios of futures contracts and related options will depend upon WTC's ability to predict movements in the direction of the overall securities, currencies and interest rate markets, which requires different skills and techniques than predicting changes in the prices of individual securities. Moreover, futures contracts relate not only to the current price level of the underlying instrument or currency but also to the anticipated price levels at some point in the future. There is, in addition, the risk that the movements in the price of the futures contract will not correlate with the movements in the prices of the securities or currencies being hedged. For example, if the price of an index futures contract moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, the Portfolio would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, the advantage may be partially offset by losses in the futures position. In addition, if the Portfolio has insufficient cash, it may have to sell assets to meet daily variation margin requirements. Any such sale of assets may or may not be made at prices that reflect a rising market. Consequently, the Portfolio may need to sell assets at a time when such sales are disadvantageous to the Portfolio. If the price of the futures contract moves more than the price of the underlying securities, the Portfolio will experience either a loss or a gain on the futures contract that may or may not be completely offset by movements in the price of the securities that are subject of the hedge.

           (2)  In  addition  to the possibility that  there  may  be  an imperfect correlation, or no correlation at all, between price movements in the futures position and the securities or currencies being hedged, movements in the prices of futures contracts may not correlate perfectly with movements in the prices of the hedged securities or currencies due to price distortions in the futures market. There may be several reasons unrelated to the value of the underlying securities or currencies that cause this situation to occur. First, as noted above, all participants in the futures market are subject to initial and variation margin requirements. If, to avoid meeting additional margin deposit requirements or for other reasons, investors choose to close a significant number of futures contracts through offsetting transactions, distortions in the normal price relationship between the securities or currencies and the futures markets may occur. Second, because the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, there may be increased participation by speculators in the futures market; such speculative activity in the futures market also may cause temporary price distortions. As a result, a correct forecast of general market trends may not result in successful hedging through the use of futures contracts over the short term. In addition, activities of large traders in both the futures and securities markets involving arbitrage and other investment strategies may result in temporary price distortions.

          (3) Positions in futures contracts may be closed out only on an exchange or board of trade that provides a secondary market for such futures contracts. Although the Portfolios intend to purchase and sell futures only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract at any particular time. In such event, it may not be possible to close a futures position, and in the event of adverse price movements, a Portfolio would continue to be required to make variation margin payments.

           (4) Like options on securities and currencies, options on futures contracts have limited life. The ability to establish and close out options on futures will be subject to the development and maintenance of liquid secondary markets on the relevant exchanges or boards of trade. There can be no certainty that such markets for all options on futures contracts will develop.

          (5) Purchasers of options on futures contracts pay a premium in cash at the time of purchase. This amount and the transaction costs are all that is at risk. Sellers of options on futures contracts, however, must post initial margin and are subject to additional margin calls that could be substantial in the event of adverse price movements. In addition, although the maximum amount at risk when a Portfolio purchases an option is the premium paid for the option and the transaction costs, there may be circumstances when the purchase of an option on a futures contract would result in a loss to the Portfolio when the use of a futures contract would not, such as when there is no movement in the level of the underlying index value or the securities or currencies being hedged.

           (6) As is the case with options, the Portfolios' activities in the futures markets may result in a higher portfolio turnover rate and additional transaction costs in the form of added brokerage commissions; however, a Portfolio also may save on commissions by using futures contracts or options thereon as a hedge rather than buying or selling individual securities or currencies in anticipation of, or as a result of, market movements.

      SPECIAL RISKS RELATED TO FOREIGN CURRENCY FUTURES CONTRACTS AND RELATED OPTIONS. Buyers and sellers of foreign currency futures contracts are subject to the same risks that apply to the use of futures generally. In addition, there are risks associated with foreign currency futures contracts and their use as a hedging device similar to those associated with options on foreign currencies described above.

      Options on foreign currency futures contracts may involve certain additional risks. The ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. Compared to the purchase or sale of foreign currency futures contracts, the purchase of call or put options thereon involves less potential risk to the Diversified Income Portfolio because the maximum amount at risk is the premium paid for the option (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a foreign currency futures contract would result in a loss, such as when there is no movement in the price of the underlying currency or futures contract, when the purchase of the underlying futures contract would not.

      FORWARD CURRENCY CONTRACTS. The Diversified Income Portfolio may use forward currency contracts to protect against uncertainty in the level of future foreign currency exchange rates.

      That Portfolio may enter into forward currency contracts with respect to specific transactions. For example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, or the Portfolio anticipates the receipt in a foreign currency of dividend or interest payments on a security that it holds or anticipates purchasing, the Portfolio may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of such payment, as the case may be, by entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars or foreign currency, of the amount of foreign currency involved in the underlying transaction. The Portfolio will thereby be able to protect itself against a possible loss resulting from an adverse change in the relationship between the currency exchange rates during the period between the date on which the security is purchased or sold, or on which the payment is declared, and the date on which such payments are made or received.

     The Diversified Income Portfolio also may hedge by using forward currency contracts in connection with portfolio positions to lock in the U.S. dollar value of those positions, to increase the Portfolio's exposure to foreign currencies that WTC believes may rise in value relative to the U.S. dollar or to shift the Portfolio's exposure to foreign currency fluctuations from one country to another. For example, when WTC believes that the currency of a particular foreign country may suffer a substantial decline relative to the U.S. dollar or another currency, it may enter into a forward contract to sell the amount of the former foreign currency approximating the value of some or all of the Portfolio's securities holdings denominated in such foreign currency. This investment practice generally is referred to as "cross-hedging" when another foreign currency is used.

     The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. Accordingly, it may be necessary for the Portfolio to purchase additional foreign currency on the spot (that is, cash) market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the security holding if the market value of the security exceeds the amount of foreign currency the Portfolio is obligated to deliver. The projection of short-term currency market movements is extremely difficult and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Portfolio to sustain losses on these contracts and transaction costs. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies. However, WTC believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Portfolio will be served.

      At or before the maturity date of a forward contract requiring the Diversified Income Portfolio to sell a currency, the Portfolio may either sell a security holding and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Portfolio will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Portfolio may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Portfolio would realize a gain or loss as a result of entering into such an offsetting forward currency contract under either circumstance to the extent the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and the offsetting contract.

      The cost to the Diversified Income Portfolio of engaging in forward currency contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. The use of forward currency contracts does not eliminate fluctuations in the prices of the underlying securities the Portfolio owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

      Although the Diversified Income Portfolio values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. The Portfolio may convert foreign currency from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Portfolio at one rate, while offering a lesser rate of exchange should the Portfolio desire to resell that currency to the dealer.

                                  APPENDIX B

                            DESCRIPTION OF RATINGS

MOODY'S INVESTORS SERVICE, INC.

     CORPORATE AND MUNICIPAL BONDS

      Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

     A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

     Baa: Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

      CORPORATE AND MUNICIPAL COMMERCIAL PAPER. The highest rating for corporate and municipal commercial paper is "P-1" (Prime-1). Issuers rated P-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. P-1 repayment ability will often be evidenced by many of the following characteristics:

     -    Leading market positions in well-established industries.
     -    High rates of return on funds employed.
     - Conservative capitalization structure with moderate reliance on debt and ample asset protection.
     - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
     - Well-established access to a range of financial markets and assured sources of alternate liquidity.

      MUNICIPAL NOTES. The highest ratings for state and municipal short-term obligations are "MIG 1," "MIG 2" and "MIG 3" (or "VMIG 1," "VMIG 2" and "VMIG 3" in the case of an issue having a variable-rate demand feature). Notes rated "MIG 1" or "VMIG 1" are judged to be of the best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broadbased access to the market for refinancing. Notes rated "MIG 2" or "VMIG 2" are of high quality, with margins of protection that are ample although not so large as in the preceding group. Notes rated "MIG 3" or "VMIG 3" are of favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

STANDARD & POOR'S RATINGS SERVICES

     CORPORATE AND MUNICIPAL BONDS

      AAA: Bonds rated AAA are highest grade debt obligations. This rating indicates an extremely strong capacity to pay interest and repay principal.

      AA:   Bonds rated AA have a very strong capacity  to  pay  interest  and repay principal and differs from AAA issues only in small degree.

      A: Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

      BBB: Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

      CORPORATE AND MUNICIPAL COMMERCIAL PAPER The "A-1" rating for corporate and municipal commercial paper indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics will be rated "A-1+."

      MUNICIPAL NOTES. The "SP-1" rating reflects a very strong or strong capacity to pay principal and interest. Those issues determuned to possess overwhelming safety characteristics will be rated "SP-1+." The "SP-2" rating reflects a satisfactory capacity to pay principal and interest.

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                          Items Required By Form N-1A
                           PART C OTHER INFORMATION


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

     a.   Financial Statements:

          Included in Part A of this Registration Statement:

          For The Diversified Income Portfolio:

          Financial   Highlights   for   each   of   the   period   April   2,
          1991(Commencement of Operations) October 31, 1991 and for each of the four years in the period ended October 31, 1995.

          For the Municipal Income Portfolio:

          Financial Highlights for each of the two years in the period ended October 31, 1995.

          Included in Part B of this Registration Statement:

          FOR THE DIVERSIFIED INCOME PORTFOLIO:

               Investments, October 31, 1995
               Statement of Assets and Liabilities, October 31, 1995
               Statement of Operations, for the fiscal year ended October  31,
               1995
               Statement of Changes in Net Assets, for the fiscal years ended October 31, 1994 and October 31, 1995
               Financial Highlights, for period April 2, 1991(Commencement of Operations) to October 31, 1991 and for each of the four years in the period ended October 31, 1995
               Notes to Financial Statements

          FOR THE MUNICIPAL INCOME PORTFOLIO:

               Investments, October 31, 1995
               Statement of Assets and Liabilities, October 31, 1995
               Statement of Operations, for the fiscal year ended October  31,
               1995
               Statement of Changes in Net Assets, for the fiscal years ended October 31, 1994 and October 31, 1995
               Financial Highlights, for each of the two years in the period ended October 31, 1995
               Notes to Financial Statements

          Statements, schedules and historical information other than those listed above have been omitted since they are either not applicable or are not required.

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                    Items Required By Form N-1A (CONTINUED)
                     PART C OTHER INFORMATION (CONTINUED)


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED).

     b.   Exhibits:

          1.  (a)   Amended  and  Restated  Declaration  of  Trust  dated July
                    1,  1992. (Incorporated by reference to Exhibit 1 to Post-
                    Effective Amendment No. 10 to this Registration Statement filed on December 24, 1992.)

              (b) Amendment to Declaration of Trust dated February 15, 1993. (Incorporated by reference to Exhibit 1(b) to Post-Effective Amendment No. 11 to this Registration Statement filed on August 27, 1993.)

          2.  (a)   Bylaws of  the Registrant.    (Incorporated  by  reference
                    to Exhibit 2 to original Registration Statement filed on May 7, 1986.)

              (b) Bylaws of the Registrant as Amended on September 10, 1986. (Incorporated by reference to Exhibit 2 to Pre-Effective Amendment No. 1 to this Registration Statement filed on October 30, 1986.)

          3.  Voting Trust Agreement - None.

          4.  Instruments Defining the Rights of Shareholders.

              (a) Amended and Restated Declaration of Trust dated July 1, 1992, amended February 15, 1993 (relevant portions). (Incorporated by reference to Exhibit 4(a) to Post-Effective Amendment No. 11 to this Registration Statement filed on August 27, 1993.)

              (b) Bylaws of the Registrant as Amended on September 10, 1986 (relevant portions). (Incorporated by reference to Exhibit 4(b) Post-Effective Amendment No. 11 to this Registration Statement filed on August 27, 1993.)

          5.  (a)   Advisory  Contract  between  the  Registrant  on behalf of
                    The   Rodney  Square  Diversified   Income  Portfolio  and
                    Wilmington   Trust   Company   dated   April   1,    1991.
                    (Incorporated  by reference to Exhibit 5 to Post-Effective
                    Amendment  No. 7 to this Registration Statement  filed  on
                    March 29, 1991.)

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                    Items Required By Form N-1A (CONTINUED)
                     PART C OTHER INFORMATION (CONTINUED)


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED).

              (b) Advisory Agreement between the Registrant on behalf of The Rodney Square Municipal Income Portfolio and Wilmington Trust Company dated November 1, 1993.
                    (Incorporated by reference to Exhibit 5(b) to Post-Effective Amendment No. 11 to this Registration Statement filed on August 27, 1993.)

          6. Distribution Agreement between the Registrant and Rodney Square Distributors, Inc. dated December 31, 1992

          7.   Bonus, Profit Sharing or Pension Plans - None.

          8.  (a)   Custodian   Contract   between    the   Registrant    and
                    Wilmington  Trust  Company  dated   November   12,   1986.
                    (Incorporated  by reference to Exhibit 8 to Post-Effective
                    Amendment No. 1 to this Registration Statement filed on or about May 28, 1987.)

              (b) Custodial Undertaking with Manufacturers Hanover Trust Company in connection with Master Repurchase
                    Agreement of the Registrant and the First Boston Corporation dated June 6, 1989. (Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 11 to this Registration Statement filed on August 27, 1993.)

          9.  (a)   Transfer  Agency  Agreement  between  the  Registrant  and
                    Rodney  Square Management  Corporation dated December  31,
                    1992, as amended on August 16, 1993

              (b)   Accounting  Services  Agreement  between  Registrant   and
                    Rodney  Square  Management Corporation dated  November  1,
                    1993.

              (c) Administration Agreement between the Registrant and Rodney Square Management Corporation dated December 31, 1992, as amended August 16, 1993. (Incorporated by reference to Exhibit 9(c) to Post-Effective Amendment No. 11 to this Registration Statement filed on August 27, 1993.)

          10. (a) Opinion and Consent of Kirkpatrick & Lockhart with respect to shares of The Rodney Square Diversified Income Portfolio. (Incorporated by reference to Exhibit 10 to Post- Effective Amendment No. 7 to this Registration Statement filed on March 29, 1991.)

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                    Items Required By Form N-1A (CONTINUED)
                     PART C OTHER INFORMATION (CONTINUED)


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED).

              (b) Opinion and Consent of Kirkpatrick & Lockhart with respect to shares of The Rodney Square Municipal Income Portfolio. (Incorporated by reference to Exhibit 10(b) to Post- Effective Amendment No. 11 to this Registration Statement filed on August 27, 1993.)

              (c) Opinion of Kirkpatrick & Lockhart LLP relating to Rule 24e-2 Registration.

          11.  Consent  of  Ernst  &  Young  LLP,  independent  auditors   for
               Registrant.

          12.  Financial Statements omitted from Part B - None.

          13. Letter of Investment Intent (on behalf of The Rodney Square Diversified Income Portfolio). (Incorporated by reference to
               Exhibit 13 to Post-Effective Amendment No. 7 to this Registration Statement filed on March 29, 1991.)

          14.  Prototype Retirement Plan - None.

          15. (a) Amended Plan of Distribution pursuant to Rule 12b-1 under the Investment Company Act of 1940 The Rodney Square Diversified Income Portfolio effective as of January 1, 1993.

              (b) Plan of Distribution pursuant to Rule 12b-1 under the Investment Company Act of 1940 of The Rodney Square Municipal Income Portfolio effective November 1, 1993.

          16. (a) Schedule for Computation of Performance Quotations for the Rodney Square Diversified Income Portfolio.

               (b) Schedule for Computation of Performance Quotations for the Rodney Square Municipal Income Portfolio.

          17. (a) Financial Data Schedule for the Rodney Square Diversified Income Portfolio.

               (b) Financial Data Schedule for the Rodney Square Municipal Income Portfolio.

          Power of Attorney included as part of the signature page of this Post-Effective Amendment No. 15.

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                    Items Required By Form N-1A (CONTINUED)
                     PART C OTHER INFORMATION (CONTINUED)


ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT (CONTINUED).

     a.   Persons Controlled by Registrant:  None

     b. Persons who may be deemed to be under Common Control with Registrant in the event Wilmington Trust Corporation ("WT Corp.") and Wilmington Trust Company ("WTC") may be deemed to be a controlling person(s) of the Registrant:

     MUTUAL FUNDS

     The Rodney Square Fund
     The Rodney Square Tax-Exempt Fund
     The Rodney Square Strategic Fixed-Income Fund
     The Rodney Square Multi-Manager Fund
     The Rodney Square International Securities Fund, Inc.
     PRA Real Estate Securities Fund

                                                                 % HELD
     CORPORATE ENTITY                        STATE OF ORG.       BY WTC
     ----------------                        -------------       ------
     Wilmington Trust Company                Delaware            100%
     Wilmington Trust FSB                    Federally Chartered 100%
     Wilmington Trust of Pennsylvania        Pennsylvania        100%

                                                                 % HELD
     CORPORATE ENTITY                        STATE OF ORG.       BY WTC
     ----------------                        -------------       ------
     Brandywine Insurance Agency, Inc.       Delaware            100%
     Brandywine Finance Corp.                Delaware            100%
     Brandywine Life Insurance Company, Inc. Delaware            100%
     Compton Realty Corporation              Delaware            100%
     Delaware Corp. Management               Delaware            100%
     Drew-I Ltd.                             Delaware            100%
     Drew-VIII Ltd.                          Delaware            100%
     Freedom Valley Bank                     Pennsylvania        100%
     Holiday Travel Agency, Inc.             Delaware            100%
     Rodney Square Distributors, Inc.        Delaware            100%
     Rodney Square Management Corporation    Delaware            100%
     Siobain-VI Ltd.                         Delaware            100%
     Wilmington Brokerage Services Company   Delaware            100%
     Wilmington Capital Management, Inc.     Delaware            100%
     Wilmington Trust of Florida, N.A.       Florida             100%
     WTC Corporate Services, Inc.            Delaware            100%
     WTC Investments, Inc.                   Delaware            100%
     100 West 10th St. Corporation           Delaware            100%

     PARTNERSHIPS

     Rodney Square Investors, L.P.

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                    Items Required By Form N-1A (CONTINUED)
                     PART C OTHER INFORMATION (CONTINUED)


ITEM 26.  NUMBER OF HOLDERS OF SECURITIES (AS OF JANUARY 31, 1996).

           (1)                                      (2)
      TITLE OF CLASS                   NUMBER OF RECORD SHAREHOLDERS
      --------------                   -----------------------------
      Shares of beneficial
      interest $.01 par value

      The Rodney Square                           575
      Diversified Income
      Portfolio

      The Rodney Square                           286
      Municipal Income
      Portfolio

ITEM 27.  INDEMNIFICATION.

      Article X, Section 2 of the Registrant's Declaration of Trust provides, subject to certain exceptions and limitations, that the appropriate Series of the Registrant will indemnify the Registrant's Trustees or officers ("covered person") to the fullest extent permitted by law against liability and all expenses reasonably incurred or paid by such persons in connection with any claim, action, suit or proceeding in which a covered person becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by him or her in the settlement thereof; provided no covered persons shall be indemnified where there has been an adjudication, as described in Article X, Section 2(b), that such person is liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or did not act in good faith in the reasonable belief that his or her action was in the best interest of the Registrant or where there has been a settlement, unless there has been a determination, as described in Article X, Section 2(b) that such person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Article X, Section 2(c) provides that the Registrant may maintain insurance policies covering such rights of indemnification.

      According to Article XI, Section 1 of the Declaration of Trust, any person extending credit to, contracting with or having any claim against the Registrant or the Trustees shall look only to the assets of the appropriate Series for payment and neither the shareholders nor the Trustees nor any of their agents, whether past, present or future, shall be personally liable therefor; except that nothing in the Declaration of Trust shall protect a Trustee against liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                    Items Required By Form N-1A (CONTINUED)
                     PART C OTHER INFORMATION (CONTINUED)


ITEM 27.  INDEMNIFICATION (CONTINUED).

      Article XI, Section 2 of the Declaration of Trust provides that subject to the provisions of Article X and Article XI, Section 1, the Trustees shall not be liable for errors of judgment or mistakes of fact or law, or for any act or omission in accordance with advice of counsel or other experts or for failing to follow such advice.

      Paragraph 7A of the Advisory Contract and the Form of Advisory Agreement (collectively, the "Advisory Agreements") between Wilmington Trust Company ("WTC") and the Registrant provides that WTC shall not be liable to the Registrant or to any shareholder of the Registrant or its Series for any act or omission in the course of performance of its duties under the contract in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Registrant. Paragraph 7B of each of the Advisory Agreements provides that no provision of either the Advisory Contract or the Form of Advisory Agreement shall be construed to protect any Trustee or officer of the Registrant, or WTC, from liability in violation of Sections 17(h), 17(i) or 36(b) of the Investment Company Act of 1940. Paragraph 15 provides that obligations assumed by the Registrant pursuant to the Advisory Agreements are limited in all cases to the Registrant and its assets or a particular Series and its assets, if liability relates to a Series.

      Paragraph 11 of the Administration Agreement between the Registrant and Rodney Square Management Corporation ("RSMC") provides that RSMC and its affiliates shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Registrant in connection with the matters to which the Agreement relates, except to the extent of a loss resulting from willful misfeasance, bad faith or gross negligence on the part of RSMC or its affiliates in the performance of their obligations and duties under the Agreement. In addition, Paragraph 17 of the Administration Agreement is similar to Paragraph 15 of the Advisory Agreements.

      Paragraph 11 of the Distribution Agreement between the Registrant and Rodney Square Distributors, Inc. ("RSD") provides that the Registrant agrees to indemnify and hold harmless RSD and each of its directors and officers and each person, if any, who controls RSD within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") against any loss, liability, claim, damages or expense arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Registrant or any of its employees or representatives, or based upon the grounds that the registration statements, or other information filed or made public by the Registrant included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading. RSD, however, will not be indemnified to the extent that the statement or omission is based on information provided in writing by RSD. In no case is the indemnity of the Registrant in favor of RSD or any person indemnified to be deemed to protect

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                    Items Required By Form N-1A (CONTINUED)
                     PART C OTHER INFORMATION (CONTINUED)


ITEM 27.  INDEMNIFICATION (CONTINUED).

RSD or any person against any liability to the Registrant or its security holders to which RSD or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Paragraph 16 of the Distribution Agreement is similar to Paragraph 15 of the Advisory Agreements.

      Paragraph 18 of the Transfer Agency Agreement between the Registrant and RSMC provides that RSMC and its nominees shall be held harmless from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, liabilities arising under the 1933 Act, the Securities Exchange Act of 1934 and any state or foreign securities and blue sky laws, and amendments thereto, and expenses including without limitation reasonable attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which RSMC takes at the request of or on the direction of or in reliance on the advice of the Registrant or upon oral or written instructions in the absence of RSMC or its nominees' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under such Agreement. Paragraph 27 of the Transfer Agency Agreement is similar to Paragraph 15 of the Advisory Agreements.

      Paragraph 12 of the Form of Accounting Services Agreement between the Registrant and RSMC is similar to Paragraph 18 of the Transfer Agency Agreement. Paragraph 19 of the Form of Accounting Services Agreement is similar to Paragraph 15 of the Advisory Agreements.

      Insofar as indemnification for liability arising under the 1933 Act may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                    Items Required By Form N-1A (CONTINUED)
                     PART C OTHER INFORMATION (CONTINUED)


ITEM 28.  BUSINESS OR OTHER CONNECTIONS OF INVESTMENT ADVISER.

       Wilmington Trust Company ("WTC"), a Delaware corporation, serves as investment adviser to the Registrant. It currently manages large institutional accounts and collective investment funds.

       The directors and principal executive officer of the Adviser have held the following positions of a substantial nature in the past two years:

                                   BUSINESS OR OTHER CONNECTIONS OF PRINCIPAL
                                   EXECUTIVE OFFICERS AND DIRECTORS OF
          NAME                     REGISTRANT'S ADVISER
          ----                     ------------------------------------------
Robert H. Bolling, Jr.             Owner,  R.H.  Bolling, Jr. P.E. (consulting
                                   engineering firm)

Carolyn S. Burger                  President  and Chief Executive  Officer  of
                                   Diamond State  Telephone Company

Ted T. Cecala                      Vice  Chairman and Chief Operating Officer,
                                   Wilmington  Trust Company

Richard R. Collins                 Retired  President, American Life Insurance
                                   Company

Charles S. Crompton, Esq.          Attorney,   Partner,  Potter   Anderson   &
                                   Corroon (law firm)

H. Stewart Dunn, Jr., Esq.         Attorney, Partner, Ivins, Phillips & Barker
                                   (law firm)

Edward B. du Pont                  Private  investor; Director, E. I. du  Pont
                                   de  Nemours & Co., Inc.; Retired  Chairman,
                                   Atlantic Aviation Corporation

Robert C. Forney                   Retired   Executive  Vice   President   and
                                   Director, E. I. du Pont  de Nemours &  Co.,
                                   Inc.

Thomas L. Gossage                  Chairman   and  Chief  Executive   Officer,
                                   Hercules Incorporated

Robert V.A. Harra, Jr.             President  and Treasurer, Wilmington  Trust
                                   Company

Andrew B. Kirkpatrick, Jr., Esq.   Attorney, Partner, Morris, Nichols, Arsht &
                                   Tunnell (law firm)

Rex L. Mears                       President  of  Ray L. Mears  &  Sons,  Inc.
                                   (farming  corporation)

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                    Items Required By Form N-1A (CONTINUED)
                     PART C OTHER INFORMATION (CONTINUED)


ITEM 28.  BUSINESS OR OTHER CONNECTIONS OF INVESTMENT ADVISER (CONTINUED).

                                   BUSINESS OR OTHER CONNECTIONS OF PRINCIPAL
                                   EXECUTIVE OFFICERS AND DIRECTORS OF
          NAME                     REGISTRANT'S ADVISER
          ----                     ------------------------------------------
Hugh E. Miller                     Retired  Executive, Formerly Vice Chairman,
                                   ICI  Americas, Inc.; has been  with  parent
                                   Imperial Chemicals Industries  PLC  for  20
                                   years including management positions in the United States and Europe

Stacey J. Mobley                   Senior Vice President of Communications, E.
                                   I. du Pont de Nemours & Co., Inc.

Leonard W. Quill                   Chairman   and  Chief  Executive   Officer,
                                   Wilmington    Trust    Company;    formerly
                                   President and Chief Operating Officer

David P. Roselle                   President, University of Delaware

Thomas P. Sweeney, Esq.            Attorney, member, Richards, Layton & Finger
                                   (law firm)

Bernard J. Taylor, II              Retired   Chairman  and   Chief   Executive
                                   Officer, Wilmington Trust Company

Mary Jornlin Theisen               Former New Castle County Executive

Robert W. Tunnell, Jr.             Managing   Partner  of  Tunnell  Companies,
                                   L.P., owner and developer of real estate

ITEM 29.  PRINCIPAL UNDERWRITERS.

     (a)  The Rodney Square Fund
          The Rodney Square International Securities Fund, Inc.
          The Rodney Square Multi-Manager Fund
          The Rodney Square Tax-Exempt Fund
          1838 Investment Advisors Funds
          Dracena Funds, Inc.
          Heitman Real Estate Fund
          The HomeState Group
          Kiewit Mutual Fund
          The Olstein Funds

     (b)

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                    Items Required By Form N-1A (CONTINUED)
                     PART C OTHER INFORMATION (CONTINUED)


ITEM 29.   PRINCIPAL UNDERWRITERS (CONTINUED).

(1)                        (2)                                (3)
                                                              POSITION AND
NAME AND PRINCIPAL         POSITION AND OFFICES WITH          OFFICES WITH
BUSINESS ADDRESS           RODNEY SQUARE DISTRIBUTORS, INC.   REGISTRANT
------------------         --------------------------------   ------------
Jeffrey O. Stroble         President, Secretary,              None
1105 North Market Street   Treasurer & Director
Wilmington, DE 19801

Martin L. Klopping         Director                           President
Rodney Square North                                             & Trustee
1100 North Market Street
Wilmington, DE   19890

Cornelius G. Curran        Vice President                     None
1105 North Market Street
Wilmington, DE 19801

     (c)  None.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

      Certain accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder and the records relating to the duties of the Registrant's transfer agent are maintained by Rodney Square Management Corporation, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001. Records relating to the duties of the Registrant's custodian are maintained by Wilmington Trust Company, Rodney Square North, 1100 North Market Street,
Wilmington, DE   19890-0001.

ITEM 31.  MANAGEMENT SERVICES.

     Inapplicable.

ITEM 32.  UNDERTAKINGS.

      The Registrant hereby undertakes to furnish a copy of the Registrant's latest Annual Report to Shareholders to each person to whom a copy of the Registrant's Prospectus is delivered, upon request and without charge.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, and State of Delaware, on the 28th day of February, 1996.

                               THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                                   By:   /s/ Marilyn Talman
                                        -------------------------
                                        Marilyn Talman, Secretary

     Pursuant to the requirements of the Securities Act of 1933, this amendment to its Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                    DATE
---------                     -----                    ----
                              President (Principal
/s/ Martin L. Klopping        Executive Officer)       February 28, 1996
------------------------      and Trustee
Martin L. Klopping*

/s/ Eric Brucker
------------------------      Trustee                  February 28, 1996
Eric Brucker*

/s/ Fred L. Buckner
------------------------      Trustee                  February 28, 1996
Fred L. Buckner*

/s/ John J. Quindlen
------------------------      Trustee                  February 28, 1996
John J. Quindlen*

                              Vice President and
                              Treasurer (Principal
/s/ Robert C. Hancock         Financial and            February 28, 1996
------------------------      Accounting Officer)
Robert C. Hancock*

*By:  /s/ Marilyn Talman
      ------------------------
      Marilyn Talman **


  ** Attorney-in-fact pursuant to a power of attorney filed herewith.

                            POWER OF ATTORNEY
                            -----------------


     Each of the undersigned in his capacity as a Trustee or officer, or both, as the case may be, of the Registrant, does hereby appoint Arthur
J. Brown and Marilyn Talman, and each of them, or jointly, his true and lawful attorney and agent to execute in his name, place and stead (in such capacity) any and all post-effective amendments to the Registration Statement and all instruments necessary or desirable in connection therewith, to attest the seal of the Registrant thereon and to file the same with the Securities and Exchange Commission. Each of said attorneys and agents have power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.


SIGNATURE                   TITLE                  DATE

/s/ Martin L. Klopping      President (Principal
-----------------------     Executive Officer)     February 19, 1996
Martin L. Klopping          and Trustee


/s/ Eric Brucker
-----------------------
Eric Brucker                Trustee                February 19, 1996


/s/ Fred L. Buckner
-----------------------
Fred L. Buckner             Trustee                February 19, 1996


/s/ John J. Quindlen
----------------------
John J. Quindlen            Trustee                February 19, 1996


/s/ Robert C. Hancock
-----------------------     Treasurer (Principal
Robert C. Hancock           Financial and          February 19, 1996
                            Accounting Officer)

                                                            File No.  33-5501
                                                            File No. 811-4663




                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   EXHIBITS

                                      TO

                                   FORM N-1A


                        POST-EFFECTIVE AMENDMENT NO. 15

                           TO REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933


                                      AND


                               AMENDMENT NO. 17

                           TO REGISTRATION STATEMENT

                                     UNDER

                      THE INVESTMENT COMPANY ACT OF 1940




                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                                 EXHIBIT INDEX


     Exhibit 6       Distribution Agreement between the Registrant
                     and  Rodney  Square Distributors, Inc.  dated
                     December 31, 1992............................   EX-6

     Exhibit 9(a)    Transfer   Agency   Agreement   between   the
                     Registrant   and  Rodney  Square   Management
                     Corporation  dated  December  31,  1992,   as
                     amended on August 16, 1993...................   EX-9.A

     Exhibit 9(b)    Accounting    Services   Agreement    between
                     Registrant   and  Rodney  Square   Management
                     Corporation dated November 1, 1993...........   EX-9.B

     Exhibit 10(c)   Opinion   of   Kirkpatrick  &  Lockhart   LLP
                     relating to Rule 24e-2 Registration..........   EX-10.C

     Exhibit 11      Consent  of  Ernst  & Young LLP,  independent
                     auditors for Registrant......................   EX-11

     Exhibit 15(a)   Amended Plan of Distribution pursuant to Rule
                     12b-1  under  the Investment Company  Act  of
                     1940  The  Rodney  Square Diversified  Income
                     Portfolio effective as of January 1, 1993....   EX-15.A

     Exhibit 15(b)   Plan  of Distribution pursuant to Rule  12b-1
                     under  the Investment Company Act of 1940  of
                     The  Rodney Square Municipal Income Portfolio
                     effective November 1, 1993...................   EX-15.B

     Exhibit 16(a)   Schedule   for  Computation  of   Performance
                     Calculations   for    the    Rodney    Square
                     Diversified Income Portfolio.................   EX-16.A

     Exhibit 16(b)   Schedule   for  Computation  of   Performance
                     Calculations   for    the    Rodney    Square
                     Municipal Income Portfolio...................   EX-16.B

     Exhibit 17(a)   Financial Data Schedule for the Rodney Square
                     Diversified Income Portfolio.................   EX-17.A

     Exhibit 17(b)   Financial Data Schedule for the Rodney Square
                     Municipal Income Portfolio...................   EX-17.B